SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


              Date of report (Date of earliest event reported): June 10, 2002


                               CURATIVE HEALTH SERVICES, INC.
                   (Exact name of registrant as specified in its charter)


        Minnesota                   000-19370                     41-1503914
  (State or other jurisdiction of  (Commission                 (I.R.S. Employer
 incorporation or organization)  File Number)                Identification No.)


                   150 Motor Parkway, Hauppauge, NY 11788-5145

                    (Address of principal executive offices) (Zip Code)


             Registrant's telephone number, including area code: (631) 232-7000


                     5051 Highway 7, Ste. 100, St. Louis Park, MN 55416

               (Former name or former address, if changed since last report.)

Item 2.     Acquisition or Disposition of Assets

      On June 10, 2002, Infinity Infusion, LLC and Infinity Infusion II, LLC (together, "Buyers"), both Delaware limited liability companies and wholly owned subsidiaries of Curative Health Services, Inc. ("Curative"), entered into an agreement to acquire all of the outstanding partnership interests of Infinity Infusion Care, Ltd. ("Infinity") pursuant to a Purchase Agreement by and among Curative, Buyers and the partners of Infinity, dated as of June 10, 2002. Through its acquisition of Infinity, Curative will acquire all of the assets of Infinity including customer and supplier contracts, licenses, inventory, real estate leases and office equipment. The consideration to be paid by Curative will consist of $18,000,000 cash and a $6,000,000 promissory note convertible into 373,111 shares of Curative common stock. The purchase price for Infinity was determined through arms'-length negotiations between Curative and the partners of Infinity. The cash portion of the consideration was funded in part by cash on hand and in part by borrowing on Curative's credit lines with Healthcare Business Credit Corporation. A copy of the Purchase Agreement is filed as an exhibit to this 8-K.

      Infinity's business focuses on the specialty infusion market primarily in immunoglobulin ("IVIG") therapy. IVIG therapy is prescribed for individuals whose immune systems cannot function sufficiently to fight infectious or inflammatory diseases. Most commonly, IVIG therapy is used for primary immune deficiencies and autoimmune disorders. Curative intends to continue to use the acquired assets in the same capacity.

      The foregoing is a summary of certain terms and conditions, is not intended to be complete and is qualified by reference to the Purchase Agreement and press release describing the transaction, which are filed as exhibits to this Form 8-K, and which are hereby incorporated herein by reference.

Item 5. Other Events and Regulation FD Disclosure

      On May 17, 2002, Curative entered into an Amended and Restated Loan and Security Agreement with Healthcare Business Credit Corporation, which agreement provides Curative with a $35 million credit facility, consisting of a $25 million revolving line of credit and a four-year $10 million term loan facility. A copy of the credit agreement is filed as an exhibit to this 8-K.

Item 7.     Financial Statements and Exhibits

      (a)   Financial Statements of Business Acquired

            Not required.

      (b)   Pro Forma Financial Information

            Not required.

      (c)   Exhibits

            Exhibit      Description of Exhibit

            99.1         Press Release dated June 11, 2002

            99.2 Purchase Agreement by and among Infinity Infusion, LLC and Infinity Infusion II, LLC, Curative Health Services, Inc. and the partners of Infinity Infusion Care, Ltd., dated as of June 10, 2002

            99.3 Amended and Restated Loan and Security Agreement by and among Curative Health Services, Inc., eBioCare.com, Inc., Hemophilia Access, Inc., Apex Therapeutic Care, Inc. and Healthcare Business Credit Corporation, dated as of May 17, 2002

Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    CURATIVE HEALTH SERVICES, INC.


Date:  June 11, 2002                      By  /s/ Thomas Axmacher
                                              ----------------------------------
                                          Thomas Axmacher
                                          Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit     Description of Exhibit

 99.1       Press Release dated June 11, 2002

 99.2 Purchase Agreement by and among Infinity Infusion, LLC and Infinity Infusion II, LLC, Curative Health Services, Inc. and the partners of Infinity Infusion Care, Ltd., dated as of June 10, 2002

 99.3 Amended and Restated Loan and Security Agreement by and among Curative Health Services, Inc., eBioCare.com, Inc., Hemophilia Access, Inc., Apex Therapeutic Care, Inc. and Healthcare Business Credit Corporation, dated as of May 17, 2002

                                                                   Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Thomas Axmacher                                 Richard Moyer
Chief Financial Officer                         Investor Relations
Curative Health Services                        Cameron Associates
631-232-7015                                    212-554-5466
taxmacher@curativehealth.com                    richard@cameronassoc.com

  Curative Health Services Announces Acquisition of Infinity Infusion Care, Inc.
                                   ----------------------
 Curative sees $.07 accretion for second half of 2002; raises 2002 earnings per share guidance to $.90-$.92

HAUPPAUGE NY - June 11, 2002 - Curative Health Services, Inc. (NASDAQ: CURE), announced today it has entered into an agreement to acquire Infinity Infusion Care, Ltd. ("Infinity"), a distributor of specialty pharmaceuticals and a provider of infusion therapy services based in Houston, Texas. The transaction is expected to close in the next 30 days. Financial terms of the transaction will be discussed on a conference call to be held at 11:00 am EDT today.

      Founded in 1993, Infinity focuses on the specialty infusion market primarily in immunoglobulin ("IVIG") therapy. IVIG therapy is prescribed for individuals whose immune systems cannot function sufficiently to fight infectious or inflammatory diseases. Most commonly, IVIG therapy is used for primary immune deficiencies and autoimmune disorders.

      The Company expects the Infinity acquisition to add $.07 cents to earnings per share for the July to December period of 2002 and $.14 cents earnings per share on an annualized basis. The Company now anticipates 2002 earnings per share of between $.90 and $.92 cents per share. These projections exclude any possible one-time charges related to the departure of the former CEO in the first quarter.

      "Combining Infinity's pharmacy distribution and comprehensive infusion therapy business with our existing specialty pharmacy operations will both strengthen and diversify our Specialty Pharmacy Services business unit," said Joseph Feshbach, Chairman of Curative. "The addition of Infinity will provide Curative with a platform for growth in the IVIG arena as well as other infusables such as Remicade(R). The Infinity purchase is a continuation of our strategy to aggressively grow the specialty pharmacy business through acquisitions which provide meaningful earnings accretion."

      The Company will be holding a conference call to discuss the acquisition at 11:00 am EST today. To participate in the conference call, dial 1-800-915-4836 approximately 10 minutes prior to the start time. If you are unable to participate, a digital replay of the call will be available from

Tuesday June 11, 2002 at 1:00 p.m. EDT until 12:00 p.m. EDT on June 18, 2002 by dialing 1-800-428-6051 and using confirmation code # 246653. The live broadcast of the acquisition conference call will be available online by going to www.curative.com and selecting the investor relations link, on www.streetevents.com and on www.companyboardroom.com. An online replay will be available shortly after the call at those sites.

Infinity Q&A


Q:    What is IVIG?
A: IVIG is intravenous immune globulin also known as gamma globulin. IVIG contains concentrated levels of antibodies that have been derived from pooled human plasma. IVIG is prescribed for individuals whose immune systems cannot function sufficiently to fight infectious or inflammatory diseases. Most commonly, IVIG therapy is used for primary immune deficiencies and autoimmune disorders.


Q:    How long has Infinity been in business?

A: Infinity was founded in 1993 and is licensed in approximately 20 states with a focus on providing specialty pharmacy distribution and comprehensive infusion therapy services for chronic conditions, including those requiring intravenous immune globulin.

Q:    How does Infinity provide its services?
A: Based in Houston (Texas), Infinity is a provider of pharmacy and nursing services. The company operates an IV infusion suite and treats patients in their homes, by direct or contract nursing services.

Q: How does Infinity's business fit with Curative's existing Specialty Pharmacy Services business?
A: Infinity will both strengthen and diversify our Specialty Pharmacy Services business unit. With this acquisition Curative will have a strong presence in the growing specialty infusion therapy arena, particularly in IVIG therapy.

Q:    Will Infinity management be staying with the Company?
A: Key management will be retained under the terms of separately executed employment agreements.

Q:    What is the financial impact of the transaction?
A: Management anticipates that the acquisition will add $.07 cents to earnings per share in 2002, and will provide $.14 cents to earnings per share on an annualized basis. Following Q1 earnings release the Company increased 2002 EPS guidance to $.83-$.85 cents. With the acquisition of Infinity, management anticipates 2002 earnings per share of between $.90 and $.92 cents. These projections exclude any possible one-time charges related to the departure of the former CEO in the first quarter.

Q:    Will Curative continue its acquisition strategy?
A: Curative will continue to look for acquisitions which provide earnings accretion and provide enhanced shareholder value.

About Curative Health Services


Curative Health Services (CURE) delivers superior clinical outcomes and unmatched patient satisfaction for patients experiencing serious medical conditions through two unique business units.

Curative's Specialty Pharmacy Services business unit provides services to help patients manage the health care process, and offers related pharmacy products to patients for chronic and critical disease states such as Hemophilia.

Curative Health Services' Specialty Healthcare Services business unit is an industry leader in chronic wound care management, consistently achieving an outcome success rate of more than 80 percent. Specialty Healthcare Services provides a broad continuum of services to health care providers through a nationwide network of Wound Care Center programs. This national network of approximately 100 hospital-based Wound Care Center programs has offered comprehensive treatment to over 300,000 patients, achieving more than a 95 percent patient satisfaction rate.
      For more information, visit www.curative.com
                                  ----------------
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, the termination or non-renewal of a material number of contracts, an inability to obtain new contracts, changes in the government regulations relating to the Company's Specialty Healthcare Services or Specialty Pharmacy Services business units, changes in the regulations governing third party reimbursements for the Company's services, manufacturing shortages of products sold by Curative's Specialty Pharmacy Services business unit and the other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. Readers of this release are referred to the Company's Annual Report on Form 10-K for the year ended December 31, 2001, Form 10Q for the quarter ended March 31, 2002, Amendment No. 3 to its Form S-3 filed May 23, 2002 and Form S-3 filed on May 28, 2002 for further discussion of these and other factors that could affect future results.

                                            ###

                                                                    Exhibit 99.2










                               PURCHASE AGREEMENT

                                  by and among

                         CURATIVE HEALTH SERVICES, INC.,

                             INFINITY INFUSION, LLC,

                            INFINITY INFUSION II, LLC

                                       and

                                   IIC GP, LLC

                               AZAR I. DELPASSAND

                             DR. EBRAHIM DELPASSAND

                                   TARA IMANI

                                  MARYAM PANAHI

                               YASSaMIN NOROUZIAN

                            Dated as of June 10, 2002

                                TABLE OF CONTENTS

                                                                            Page


Article I. SALE AND PURCHASE OF PARTNERSHIP INTERESTS........................1
-----------------------------------------------------

  Section 1.1  Sale of Partnership Interests.................................1
  -----------  -----------------------------
  Section 1.2  Purchase Price................................................2
  -----------  --------------
  Section 1.3  Closing.......................................................3
  -----------  -------
  Section 1.4  Sellers' Representative.......................................3
  -----------  -----------------------
  Section 1.5  Working Capital Payment.......................................4
  -----------  ------------------------

Article II. REPRESENTATIONS AND WARRANTIES OF THE SELLERS....................6
---------------------------------------------------------

  Section 2.1  Sellers' Residency; Power of the Sellers......................6
  -----------  ----------------------------------------
  Section 2.2  Ownership and Status of Partnership Interests.................7
  -----------  ---------------------------------------------
  Section 2.3  No Conflicts or Litigation....................................7
  -----------  --------------------------
  Section 2.4  Sellers' Agreements...........................................7
  -----------  -------------------
  Section 2.5  No Disclosure of Confidential Information.....................8
  -----------  -----------------------------------------
  Section 2.6  Representation by Counsel.....................................8
  -----------  -------------------------
  Section 2.7  Investment....................................................8
  -----------  ----------
  Section 2.8  Disclosure....................................................8
  -----------  ----------

Article III. REPRESENTATIONS AND WARRANTIES CONCERNING THE PARTNERSHIP.......8
----------------------------------------------------------------------

  Section 3.1  Organization, Good Standing and Qualification.................9
  -----------  ---------------------------------------------
  Section 3.2  Capitalization................................................9
  -----------  --------------
  Section 3.3  Subsidiaries..................................................9
  -----------  ------------
  Section 3.4  Governmental Filings; No Violations...........................9
  -----------  -----------------------------------
  Section 3.5  Financial Statements.........................................10
  -----------  --------------------
  Section 3.6  Absence of Undisclosed Liabilities...........................10
  -----------  ----------------------------------
  Section 3.7  No Material Adverse Changes..................................11
  -----------  ---------------------------
  Section 3.8  Certain Payments.............................................11
  -----------  ----------------
  Section 3.9  Absence of Certain Changes...................................11
  -----------  --------------------------
  Section 3.10 Litigation...................................................12
  ------------ ----------
  Section 3.11 Employee Benefits............................................13
  ------------ -----------------
  Section 3.12 Compliance with Laws; Permits................................14
  ------------ -----------------------------
  Section 3.13 Taxes........................................................16
  ------------ -----
  Section 3.14 Labor Matters................................................18
  ------------ -------------
  Section 3.15 Intellectual Property........................................19
  ------------ ---------------------
  Section 3.16 Certain Environment Matters; Medical Waste...................20
  ------------ ------------------------------------------
  Section 3.17 Title to Property............................................22
  ------------ -----------------
  Section 3.18 Contracts....................................................22
  ------------ ---------
  Section 3.19 Insurance Matters............................................23
  ------------ -----------------
  Section 3.20 Affiliated Transactions......................................23
  ------------ -----------------------
  Section 3.21 Changes in Suppliers and Third-Party Payors..................24
  ------------ -------------------------------------------
  Section 3.22 Indebtedness.................................................24
  ------------ ------------

  Section 3.23 Inspections and Investigations...............................24
  ------------ ------------------------------
  Section 3.24 Fraud and Abuse; False Claims................................25
  ------------ -----------------------------
  Section 3.25 Rates and Reimbursement Policies.............................25
  ------------ --------------------------------
  Section 3.26 Patients and Orders..........................................25
  ------------ -------------------
  Section 3.27 Inventories..................................................25
  ------------ -----------
  Section 3.28 Places of Business...........................................25
  ------------ ------------------
  Section 3.29 Controlled Substances........................................25
  ------------ ---------------------
  Section 3.30 Guarantees, Warranties and Discounts.........................26
  ------------ ------------------------------------
  Section 3.31 Bank Accounts; Signing Authority; Powers Of Attorney.........26
  ------------ ----------------------------------------------------
  Section 3.32 Brokers and Finders..........................................26
  ------------ -------------------
  Section 3.33 Transaction Costs............................................26
  ------------ -----------------
  Section 3.34 Disclosure...................................................26
  ------------ ----------

Article IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYERS.............27
---------------------------------------------------------------

  Section 4.1  Organization, Good Standing and Qualification................27
  -----------  ---------------------------------------------
  Section 4.2  Corporate Authority and Approval.............................27
  -----------  --------------------------------
  Section 4.3  Brokers and Finders..........................................27
  -----------  -------------------
  Section 4.4  SEC Filings; Financial Statements............................28
  -----------  ---------------------------------
  Section 4.5  Governmental Filings; No Violations..........................28
  -----------  -----------------------------------

Article V. COVENANTS........................................................28
--------------------

  Section 5.1  Interim Operations of the Partnership........................28
  -----------  -------------------------------------
  Section 5.2  Acquisition Proposals........................................30
  -----------  ---------------------
  Section 5.3  Consents.....................................................30
  -----------  --------
  Section 5.4  Access.......................................................31
  -----------  ------
  Section 5.5  Supplemental Information.....................................31
  -----------  ------------------------
  Section 5.6  Transaction Costs............................................31
  -----------  -----------------
  Section 5.7  Transfer Taxes...............................................32
  -----------  --------------
  Section 5.8  Tax Matters..................................................32
  -----------  -----------
  Section 5.9  Tax Information..............................................33
  -----------  ---------------
  Section 5.10 401(k) Plan..................................................33
  ------------ -----------
  Section 5.11 Employee Benefits............................................33
  ------------ -----------------
  Section 5.12 Employee Matters.............................................33
  ------------ ----------------
  Section 5.13 Efforts to Close.............................................34
  ------------ ----------------

Article VI. CONDITIONS......................................................34
----------------------

  Section 6.1  Conditions to Obligations of Buyers..........................34
  -----------  -----------------------------------
  Section 6.2  Conditions to Obligation of the Sellers......................36
  -----------  ---------------------------------------

Article VII. TERMINATION....................................................38
------------------------

  Section 7.1  Method of Termination........................................38
  -----------  ---------------------
  Section 7.2  Effect of Termination........................................38
  -----------  ---------------------

Article VIII. SURVIVAL; INDEMNIFICATION.....................................39
---------------------------------------

  Section 8.1  Survival.....................................................39
  -----------  --------
  Section 8.2  Indemnification by the Sellers...............................39
  -----------  ------------------------------
  Section 8.3  Indemnification by Buyers....................................41
  -----------  -------------------------
  Section 8.4  Limitations on Indemnification...............................41
  -----------  ------------------------------
  Section 8.5  Method of Asserting Claims...................................42
  -----------  --------------------------
  Section 8.6  No Double Recovery...........................................45
  -----------  ------------------
  Section 8.7  No Special Damages...........................................45
  -----------  ------------------
  Section 8.8  Investigation and Due Diligence..............................45
  -----------  -------------------------------
  Section 8.9  Sole and Exclusive Remedy....................................45
  -----------  -------------------------

Article IX. MISCELLANEOUS AND GENERAL.......................................46
-------------------------------------

  Section 9.1  Modification or Amendment....................................46
  -----------  -------------------------
  Section 9.2  Waiver.......................................................46
  -----------  ------
  Section 9.3  Counterparts.................................................46
  -----------  ------------
  Section 9.4  Governing Law; Forum Selection...............................46
  -----------  ------------------------------
  Section 9.5  Notices......................................................47
  -----------  -------
  Section 9.6  Entire Agreement.............................................48
  -----------  ----------------
  Section 9.7  No Third Party Beneficiaries.................................48
  -----------  ----------------------------
  Section 9.8  Severability.................................................48
  -----------  ------------
  Section 9.9  Interpretation...............................................48
  -----------  --------------
  Section 9.10 Assignment...................................................49
  ------------ ----------
  Section 9.11 Press Releases and Announcements.............................49
  ------------ --------------------------------
  Section 9.12 Definitions..................................................49
  ------------ -----------

                                    Exhibits

Exhibit A       Form of Escrow Note
Exhibit B       Form of Non-Escrow Note
Exhibit C       Opinion of Counsel
Exhibit D-1     Form of Delpassand Employment Agreement
Exhibit D-2     Form of Norouzian Employment Agreement

Exhibit D-3     Form of Panahi Employment Agreement

Exhibit E       Form of Imani Consulting Agreement
Exhibit F       Form of Noncompetition Agreement
Exhibit G       Form of Escrow Agreement
Exhibit H       Material Lease Terms
Exhibit I       Form of Employment Agreement

                               PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT (this "Agreement"), dated as of June 10, 2002 by and among Curative Health Services, Inc., a Minnesota corporation ("Parent"), Infinity Infusion, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (the "Buyer LLC1"), Infinity Infusion II, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (the "Buyer LLC2," and together with Buyer LLC1, the "Buyers") and the partners of Infinity Infusion Care, Ltd., a Texas limited partnership (the "Partnership") identified on the signature pages to this Agreement (the "Sellers"). Certain terms used in this Agreement are defined in Section 10.12.(b).

                                    RECITALS

      WHEREAS, IIC GP, LLC is the holder of a general partnership interest (the "General Partnership Interest") in the Partnership (the General Partnership Interest and the Limited Partnership Interests (as defined below) shall collectively be referred to herein as the "Partnership Interests");

      WHEREAS, Azar I. Delpassand, Dr. Ebrahim Delpassand, Tara Imani, Maryam Panahi, and Yassamin Norouzian each is a holder of a limited partnership interest (each, a "Limited Partnership Interest") in the Partnership;
                   ----------------------------

      WHEREAS, the Sellers constitute the holders of 100% of the issued and outstanding Partnership Interests of the Partnership;

      WHEREAS, the Sellers desire to sell to Buyers, and Buyers desire to purchase from the Sellers, on the terms and subject to the conditions set forth in this Agreement, all of the outstanding Partnership Interests in the Partnership; and

      WHEREAS, the consummation of the transactions contemplated herein will result in significant economic benefit to each Seller.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I.

                  SALE AND PURCHASE OF PARTNERSHIP INTERESTS

Section 1.1 Sale of Partnership Interests.
            -----------------------------

(a) At the Closing, (i) Azar I. Delpassand, Dr. Ebrahim Delpassand, Tara Imani, Maryam Panahi, and Yassamin Norouzian shall sell, convey, transfer and deliver the Limited Partnership Interest owned by such Seller to Buyer LLC1, and shall deliver to Buyer LLC1 certificates representing such Limited Partnership Interests in the Partnership, duly endorsed in blank or otherwise in proper form for transfer, free and clear of any Lien (other than restrictions on transfer under the Securities Act and state securities laws); and (ii) Buyer LLC1 shall purchase and accept the Limited Partnership Interests.

(b) At the Closing, (i) IIC GP, LLC shall sell, convey, transfer and deliver the General Partnership Interest owned by such Seller to Buyer LLC2, and shall deliver to Buyer LLC2 certificates representing such General Partnership Interests in the Partnership, duly endorsed in blank or otherwise in proper form for transfer, free and clear of any Lien (other than restrictions on transfer under the Securities Act and state securities laws); and (ii) Buyer LLC2 shall purchase the General Partnership Interests.

Section 1.2 Purchase Price.
            --------------

(a) Subject to adjustment as provided in Section 1.5, the aggregate purchase price for the sale of all of the outstanding Partnership Interests (the "Purchase Price") shall consist of (i) the Cash Consideration and (ii) the Note Consideration.

(b) "Note Consideration" means one or more subordinated convertible notes (the "Convertible Notes") of Parent in the aggregate principal amount of $6,000,000 convertible into an aggregate of 373,111 shares of common stock, par value $.01 per share of Parent (the "Underlying Shares"), substantially in the forms attached hereto as Exhibit A and Exhibit B.

(c) "Cash Consideration" means an amount in cash, without interest, equal to $18,000,000 minus each of the following: (i) any amounts which the Sellers' Representative has given written instructions to Buyers to pay directly to the holders of any Indebtedness or payment of any Transaction Costs, (ii) all Transaction Costs, as set forth on Section 3.33 of the Disclosure Schedule, which shall be updated by the Sellers two days prior to the Closing Date, (iii) any change in control payments paid or payable by the Partnership in connection with the transactions contemplated by this Agreement, and (iv) any withholding obligation or other Taxes paid or payable by the Partnership in connection with
(iii) above.

(d)   The Purchase Price shall be payable as follows:

(i) the Cash Consideration shall be payable by Buyers at the Closing to the Sellers, pro rata in accordance with their respective Partnership Interests in the Partnership as set forth in Section 3.2 of the Disclosure Schedule, by release of the Escrow Funds (as defined in subsection (e) hereof) and a payment of the remaining Cash Consideration by a wire transfer of immediately available funds to the Seller's account (pursuant to instructions which will be provided to the Buyers by the Seller at least three Business Days prior to the Closing).

(ii) the Note Consideration shall be delivered at the Closing to the Sellers pro rata in accordance with their respective Partnership Interests in the Partnership as set forth in Section 3.2 of the Disclosure Schedule. An amount equal to 50% of the Note Consideration payable to each Seller pursuant to the foregoing sentence shall be paid by issuing such Seller a Convertible Note in the form of Exhibit A (the "Escrow Note") and the remaining 50% of the Note Consideration payable to such Seller shall be paid by issuing such Seller a Convertible Note in the form of Exhibit B (the "Non-Escrow Note").

(e) On the date hereof, Buyers shall deposit an amount of the Cash Consideration equal to $500,000 (the "Escrow Funds") into escrow pursuant to the terms of an escrow agreement in substantially the form of Exhibit H hereto. The Escrow Funds shall be disbursed in accordance with the provisions of the Escrow Agreement and the provisions of Section 7.2.

Section 1.3 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place (a) at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Minneapolis, Minnesota, 55402 at 9:00 A.M. on the first Business Day after the day on which the last to be fulfilled or waived of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement; provided, that, the Closing will not occur prior to a date that is ten Business Days after the date hereof or (b) at such other place and time and/or on such other date as the Sellers and Buyers may agree in writing (the "Closing Date").

Section 1.4 Sellers' Representative.
            -----------------------

(a) In order to efficiently administer the transactions contemplated hereby, the Sellers hereby desire to designate Bijan Imani , as their representative, (in such capacity, the "Sellers' Representative"). By execution of this Agreement, Bijan Imani agrees to act as the Sellers' Representative.

(b) In the event that Bijan Imani, or his substitute as the Sellers' Representative, dies, becomes unable to perform his responsibilities hereunder or resigns from such position, then Azar I. Delpassand, or such other individual as may be designated in writing within fifteen Business Days of such vacancy to fill such vacancy by the Sellers holding, immediately prior to the Closing, a majority of the outstanding Partnership Interests shall be the substituted representative, shall provide written notice of the Buyers of the same, and shall be deemed to be a Sellers' Representative for all purposes of this Agreement and the documents delivered pursuant hereto.

(c) By virtue of the execution of this Agreement each Seller hereby agrees that:

(i) Bijan Imani is hereby designated as the Sellers' Representative to act as the duly appointed agent for the Sellers for the limited purposes set forth in this Section 1.4, and any substitute Sellers' Representative shall be designated as set forth in Section 1.4(b);

(ii) the Sellers hereby authorize the Sellers' Representative, (A) to take all action necessary against Buyers in connection with breaches of obligations by Buyers under this Agreement, (B) to determine the Sellers to whom consideration from Buyers shall be distributed and the amount of consideration to be so distributed, (C) to give and receive all notices required to be given under this Agreement after the Closing Date, (D) to take any and all additional action as is contemplated to be taken by or on behalf of the Sellers after the Closing Date by the terms of this Agreement, including but not limited to any action under Article IX hereof, and (E) to take any further action which the Sellers' Representative shall consider necessary or desirable in connection with this Agreement and the transactions contemplated hereby and, as such, hereby grant the Sellers' Representative full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the foregoing as fully as such Seller might or could do if personally present, and has ratified and confirmed all that the Sellers' Representative shall lawfully do or cause to be done by virtue thereof;

(iii) all decisions and actions by the Sellers' Representative shall be binding upon all of the Sellers and no Seller shall have the right to object, dissent, protest or otherwise contest the same;

(iv) Parent and Buyers shall be able to rely conclusively on the instructions and decisions of the Sellers' Representative as to any other actions required or permitted to be taken by the Sellers' Representative hereunder, and no party shall have any cause of action against Parent or Buyers to the extent Parent or Buyers have relied upon the instructions or decisions of the Sellers' Representative;

(v) all actions, decisions and instructions of the Sellers' Representative shall be conclusive and binding upon all of the Sellers;

(vi) the provisions of this Section 1.4 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Seller may have in connection with the transactions contemplated by this Agreement;

(vii) remedies available at law for any breach of the provisions of this Section
      1.4 are inadequate; therefore, Buyers shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if Buyers bring an action to enforce the provisions of this Section 1.4; and

(viii) the provisions of this Section 1.4 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees and successors of each Seller, and any references in this Agreement to a Seller or the Sellers shall mean and include the successors to the Seller's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

      All reasonable, documented fees and expenses incurred by the Sellers' Representative from and after the Closing Date shall be paid by the Sellers.

Section 1.5 Working Capital Payment.
            ----------------------- --

(a) The Purchase Price shall be decreased, on a dollar for dollar basis, to the extent that the Working Capital of the Partnership as of the Closing (as defined below) is less $1,461,782, determined in accordance with the procedures contained in this Section 1.5. The amount of any such payment is referred to as the "Working Capital Payment."

(b) For purposes of this Agreement, "Working Capital of the Partnership" shall mean the accounts receivable, allowance for doubtful accounts, inventory and accounts receivable--employees of the Partnership, less the accounts payable, accrued payroll and retirement plan liabilities of the Partnership, each determined in accordance with GAAP applied on a basis consistent with the preparation of the Annual Financial Statements (except that inventory shall be valued in accordance with the provisions of Section 1.5(c)), provided that any amounts attributable to Indebtedness of the Partnership or to the investment account of the Partnership with Brown & Company Securities shall not be included in the calculation of Working Capital of the Partnership.

(c) At such time as Buyers and the Sellers' Representative may agree, but no later than the day preceding the Closing Date (the "Inventory Date"), a physical inventory of all pharmaceutical and biological inventory and disposable supplies (the "Inventory") maintained by the Partnership shall be taken by the Sellers' Representative or his agent and observed and checked by Buyers or their agent. The Sellers' Representative shall cause a statement (the "Inventory Statement") to be prepared in connection with the Inventory that lists, by product category or as is otherwise customary, the number and cost of each item of Inventory, on hand as of the Inventory Date. The cost of the Inventory shall be determined on the basis of its historical cost, determined on a first in, first out basis, except that Inventory that is not saleable in the Ordinary Course of Business, including without limitation, Inventory with an expiration date at or prior to the Closing Date shall have not be included in the Inventory. In the event of any disparity between the Partnership's inventory records and the Inventory, the Partnership's inventory records will be adjusted to conform to the listing of Inventory quantities developed during the physical inventory. If the physical inventories are undertaken other than on the date preceding the Closing Date, such quantities will be adjusted for all transactions subsequent to the date of the physical inventory and to and including the Closing Date. Inventory shall not include any durable medical equipment.

(d) Within 30 days following the Closing Date, the Sellers' Representative shall prepare and deliver to Parent and Buyers, a statement (the "Working Capital Statement") setting forth in reasonable detail (i) the aggregate value of the Inventory as shown on the Inventory Statement, (ii) the Working Capital of the Partnership as of the Closing Date, and (iii) the amount of the Working Capital Payment, if any.

(e) The Buyers will each cause the Partnership to provide the Sellers' Representative access to those books and records and other documents of the Partnership that are reasonably requested by the Sellers' Representative to prepare the Working Capital Statement.

(f) The Sellers' Representative shall permit Buyers and Parent reasonable access to the data and information on which the Working Capital Statement was prepared and to any representatives and agents, including any accountants, who assisted in the preparation, including without limitation access to any accountant's working papers. Buyers and Parent shall be deemed to have accepted the Working Capital Statement unless, within 30 Business Days after delivery of such Working Capital Statement (the "Objection Period"), Buyers provide written notice to the Sellers' Representative of any objection thereto (an "Objection Notice"), setting forth in reasonable detail the item to which any objection relates and the basis for such objection. If Buyers give an Objection Notice within the Objection Period, then Buyers and the Sellers' Representative shall attempt in good faith to resolve any dispute concerning the item(s) subject to such objection.

(g) If Buyers and the Sellers' Representative have not been able to resolve a dispute within 30 Business Days after the date of delivery of the Objection Notice, Buyers and the Sellers' Representative shall, within an additional 10 days, retain an independent national accounting firm mutually agreed to by Buyers and the Sellers' Representative with offices in New York City, New York, to serve as arbitrator (the "Working Capital Arbitrator") to resolve such dispute. In the event Buyers and the Sellers' Representative cannot mutually agree on the identity of the Working Capital Arbitrator within such additional 10 day period, then within 3 days after such additional 10 day period, each of the Sellers' Representative and Buyers shall pick an independent national accounting firm and such two firms shall, within 3 additional days, select an alternate independent national accounting firm to serve as the Working Capital Arbitrator. The Working Capital Arbitrator's work shall be limited to resolving the dispute arising in connection with the Working Capital Payment, the Working Capital Statement and the Inventory Statement, including, without limitation, determining the consistent application of the accounting principles employed; provided, however, that the Working Capital Arbitrator shall not override any provision in this Agreement. The Working Capital Arbitrator shall make a decision concerning the dispute within 60 days of the Working Capital Arbitrator's engagement. The decision of the Working Capital Arbitrator shall be final and binding and unreviewable for error of any kind. Each party shall bear its own costs in the resolution of any disputes, except that the fees and costs of the Working Capital Arbitrator, if one is retained, shall be paid one-half by the Sellers and one-half by the Buyers.

(h) Within five days after final determination of the amount of the Working Capital Payment, if any, at Buyers' option (i) Buyers shall be entitled to offset the amount of the Working Capital Payment from the Escrow Note; or (ii) Sellers shall pay the Working Capital Payment to the Partnership by wire transfer of immediately available funds.

Article II.

                REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      As a material inducement to Parent and Buyers to enter into this Agreement, with the understanding that Buyers and Parent will be relying thereon in consummating the transactions contemplated hereunder, and except as set forth in the disclosure schedule attached to this Agreement (the "Disclosure Schedule"), which identify exceptions by specific Section references, each Seller hereby severally represents and warrants to Buyers and Parent as follows:

Section 2.1 Sellers' Residency; Power of the Sellers. Seller is a resident of the State of Texas. Seller has the full power, legal capacity and authority to execute and deliver this Agreement and each of the other Related Documents or any of the other exhibits hereto to which such Seller is a party and to perform such Seller's obligations pursuant to this Agreement and each of the other Related Documents or other exhibits hereto. IIC GP, LLC has all requisite limited liability company power and authority and has taken all limited liability company action necessary in order to execute, deliver and perform its obligations under this Agreement and under each of the Related Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes and, when executed and delivered by or on behalf of the Seller, each of the Related Documents will constitute, the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as that enforceability may be (a) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

Section 2.2 Ownership and Status of Partnership Interests. Seller is the record and beneficial owner of all of the issued and outstanding Partnership Interests set forth next to his, her or its name on Section 3.2 of the Disclosure, in each case free and clear of all Liens, other than restrictions on transfer under the Securities Act and state securities laws . At the Closing, the Seller shall sell good and valid title to his, her or its Partnership Interest to Buyers, free and clear of all Liens (other than restrictions on transfer under the Securities Act and state securities laws). Except as set forth in Section 3.2 of the Disclosure Schedule, neither the Seller, nor, to the Seller's Knowledge, any other Person, owns any other securities, or securities exercisable or convertible into partnership interests, of the Partnership, and there are no agreements or other rights or arrangements existing which provide for the sale, purchase, exchange or other transfer by any such Seller of any of the Partnership Interests or any other security, or securities exercisable or convertible into partnership interests of the Partnership.

Section 2.3 No Conflicts or Litigation. Except as set forth in Section 2.3 of the Disclosure Schedule, the execution, delivery and performance in accordance with their respective terms by Seller of this Agreement and the Related Documents does not and will not (a) violate or conflict with any Laws or Permits to which the Seller or the Partnership is subject or give any governmental entity or other Person the right to challenge any of the transactions contemplated hereunder, (b) require any filings, authorizations, consents, approvals or notices with or by any court, administrative agency, commission, government or regulatory authority, domestic or foreign, (c) breach or constitute a default under any agreement or instrument to which such Seller is a party or by which such Seller or any of the Partnership Interests owned by such Seller is bound, or (d) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon any of the Partnership Interests owned by such Seller. No civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings are pending or threatened to which such Seller is or may become a party which (a) questions or involves the validity or enforceability of such Seller's obligations under this Agreement or (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay the consummation by such Seller of the transactions contemplated by this Agreement to be consummated or (ii) Losses in connection with the consummation by such Seller of the transactions contemplated by this Agreement.

Section 2.4 Sellers' Agreements. Except the Agreement of Limited Partnership of the Partnership, Seller is not a party to any agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of such Seller's Partnership Interest in the Partnership.

Section 2.5 No Disclosure of Confidential Information. Seller has not disclosed any material proprietary confidential information of the Partnership to any Person other than Parent and Buyers and authorized representatives of Buyers, other than pursuant to confidentiality agreements prohibiting the use or further disclosure of such information, all of which agreements are in full force and effect.

Section 2.6 Representation by Counsel. Seller represents and agrees that such
Seller: (a) has been represented by counsel; (b) has had the full right and opportunity to consult with such Seller's counsel and other advisors and has availed itself of this right and opportunity; (c) has carefully read and fully understands this Agreement in its entirety and has had it fully explained to it by such counsel; (d) is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and (e) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

Section 2.7 Investment. Seller (a) understands that the Convertible Notes and the Underlying Shares have not been, and will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or under any state securities laws, are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering and will contain a legend restricting transfer; (b) is acquiring the Convertible Notes, and Underlying Shares solely for such Seller's own account for investment purposes, and not with a view to the distribution thereof; (c) is, either alone, or with the assistance of any professional advisors, a sophisticated investor with knowledge and experience in business and financial matters; (d) has received certain information concerning Buyers and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Convertible Notes and Underlying Shares; (e) is able to bear the economic risk and lack of liquidity inherent in holding the Convertible Notes and Underlying Shares; and (f) is an "Accredited Investor" as that term is defined under Rule 501 of the Securities Act.

Section 2.8 Disclosure. The representations and warranties contained in this Agreement, together with the Disclosure Schedule, taken as a whole, do not, or will not at the Closing, contain any untrue statement of a material fact and do not omit or will not, at the Closing, omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading. Copies of all documents which have been delivered or made available by the Seller to Buyers are true, correct and complete copies thereof, and include all amendments, supplements or modifications thereto or waivers thereunder.

Article III.

          REPRESENTATIONS AND WARRANTIES CONCERNING THE PARTNERSHIP

      As a material inducement to Buyers and Parent to enter into this Agreement, with the understanding that Buyers and Parent will be relying thereon in consummating the transactions contemplated hereunder, and except as set forth in the Disclosure Schedule, which identify exceptions by specific Section references, the Sellers, jointly and severally, hereby represent and warrant to Buyers and Parent as follows:

Section 3.1 Organization, Good Standing and Qualification. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas. The Partnership has all requisite partnership or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and presently proposed to be conducted and is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except to the extent that it does not cause a Material Adverse Effect. Section 3.1 of the Disclosure Schedule sets forth those jurisdictions in which the Partnership is qualified to do business. The Partnership has made available to Buyers a complete and correct copy of the Partnership's certificate of limited partnership and partnership agreement or other organizational documents ("Organizational Documents"), each as amended to and as in effect as of the date hereof. The Partnership is in full compliance with all provisions of its Organizational Documents.

Section 3.2 Capitalization. The authorized and outstanding Partnership Interests of the Partnership are held by the Persons and in the amounts indicated on
Section 3.2 of the Disclosure Schedule. Section 3.2 of the Disclosure Schedule also indicates whether each holder of a Partnership Interest is a general partner or a limited partner. Except as set forth on Section 3.2 of the Disclosure Schedule, there are no outstanding partnership interests or any preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, agreements, arrangements or commitments to issue or sell any partnership interests or other securities of the Partnership or any securities or obligations convertible into or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Partnership, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Partnership does not have outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote with the Sellers on any matter.

Section 3.3 Subsidiaries. The Partnership does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Since the incorporation of Infinity Infusion Care, Inc., (the predecessor in interest of the Partnership) the Partnership (and its predecessor in interest) has not acquired the business of any other Person whether by merger, stock purchase, asset purchase or other transaction structure.

Section 3.4 Governmental Filings; No Violations.
            -----------------------------------

(a) Except with respect to pharmacy licenses and home healthcare licenses of the Partnership listed on Section 3.12(a)(ii) of the Disclosure Schedule which are in states other than Texas, no filing or registration with, or notification to, and no permit, authorization, consent, approval or exemption of, or other action by, any court, arbitrator or other foreign, federal, state or local governmental, regulatory or other administrative body, authority, department, commission, board, bureau, agency or instrumentality (collectively, a "Governmental Entity") (each, a "Governmental Consent") or any other Person is required to be obtained, made or given by the Partnership, or any Seller in connection with the execution, delivery and performance by the Sellers of this Agreement, the other Related Documents or the transactions contemplated hereby or thereby, except as set forth in Section 3.4 of the Disclosure Schedule.

(b) Subject to obtaining Private Consents (as defined below) the execution, delivery and performance of this Agreement by the Sellers does not, and the consummation of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Partnership, (ii) a breach or violation of, or a default under, or the acceleration of any obligations or the creation of a Lien, on the assets of the Partnership (with or without notice, lapse of time or both) pursuant to, any written or oral agreement, lease, contract, note, mortgage, indenture, plan, policy, license, arrangement or other obligation to which the Partnership is a party or by which any of its assets or properties are bound or affected (collectively, the "Contracts"), (iii) any change in the rights or obligations of any party under any of those Contracts, or (iv) the impairment of the Partnership's business or an adverse effect on any Licenses or approvals necessary to enable the Partnership to carry on its business as presently conducted. Section 3.4(b) of the Disclosure Schedule sets forth a list of Contracts (by category and type, where applicable) pursuant to which consents or waivers (the "Private Consents") are or may be required prior to consummation of the transactions contemplated by this Agreement.

Section 3.5 Financial Statements. Section 3.5 of the Disclosure Schedule sets forth a true and complete copy of (a) the unaudited balance sheet (the "Annual Balance Sheet") of the Partnership as of December 31, 2001, and the unaudited statement of operations, for the one year ended December 31, 2001 (each of the balance sheet and statement of operations, including the notes thereto, the "Annual Financial Statements"), and (b) the unaudited balance sheet of the Partnership as of April 30, 2002 (the "Latest Balance Sheet") and the unaudited statement of operations for the four month period ended April 30, 2002 (the "Latest Financial Statements"), and (c) an aging schedule of the accounts payable of the Partnership as of May 24, 2002 (together with the Annual Financial Statements and the Latest Financial Statements, the "Financial Statements"). The Financial Statements are based upon the books and records of the Partnership, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods indicated and present fairly the financial position, results of operations and cash flows of the Partnership at the respective dates and for the respective periods indicated, except that the Latest Financial Statements may not contain all notes and are subject to year-end adjustments, none of which are material.

Section 3.6 Absence of Undisclosed Liabilities. Except as reflected in the Latest Balance Sheet, the Partnership has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events previously entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events occurring on or before the date hereof, except (i) liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim, lawsuit or otherwise), or (ii) as otherwise set forth in Section 3.6 of the Disclosure Schedule.

Section 3.7 No Material Adverse Changes. Except as set forth in Section 3.7 of the Disclosure Schedule, since the date of the Annual Financial Statements, there has not been any change, effect, event or condition, individually or in the aggregate, that has had, or with the passage of time could reasonably have, a material adverse effect on the assets, condition (financial or otherwise), operating results, customer, payor, referral source, employee or supplier relations, or prospects of the Partnership (a "Material Adverse Effect").

Section 3.8 Certain Payments. Neither the Partnership nor any director, officer, agent or employee of the Partnership or any other Person associated with or acting for or on behalf of the Partnership, has directly or indirectly in violation of any legal requirement in connection with the business of the Partnership (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, regardless of form, whether in money, property or services, (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Partnership or any Affiliate thereof, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Partnership.

Section 3.9 Absence of Certain Changes. Except as disclosed in Section 3.9 of the Disclosure Schedule and except as otherwise provided in or contemplated by this Agreement, since the date of the Latest Balance Sheet, the Partnership has conducted its business only in, and has not engaged in any transaction other than in the Ordinary Course of Business and has not:

(a) changed or amended its Organizational Documents or altered the form in which it is organized for state law or Tax purposes;

(b) borrowed any amount or discharged or satisfied any Lien or incurred or paid any obligation or liability (absolute or contingent), other than current liabilities shown on the Latest Financial Statements and current liabilities incurred since that date in the Ordinary Course of Business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim, lawsuit or otherwise);

(c)   subjected any of its assets or properties to any Lien;

(d) sold, transferred, assigned, leased or otherwise disposed of or encumbered any of its assets or properties, except for sales of inventory in the Ordinary Course of Business or acquired any assets or properties, except in the Ordinary Course of Business;

(e) declared, set aside or paid any distribution (whether in cash, equity interest, or property or any combination thereof) in respect of its equity interests or redeemed or otherwise acquired any of its equity interests or split, combined or otherwise similarly changed its equity interests or authorized the creation or issuance of or issued or sold any equity interest or any securities or obligations convertible into or exchangeable therefor, or given any person any right to acquire any equity interest, made, other than in the Ordinary Course of Business, any other distribution or agreed to take any such action;

(f) made any investment of a capital nature, whether by purchase of stock or securities, contributions to capital, property transfers or otherwise, in any partnership, limited liability company, corporation or other entity, or purchased any property or assets other than inventory purchased in the Ordinary Course of Business;

(g) canceled or compromised any debt or claim other than in the Ordinary Course of Business;

(h) intentionally or knowingly waived or released any rights, including without limitation, any intangible rights;

(i) made or granted any wage, salary or benefit increase applicable to any group or classification of employees generally, or any individual director, officer or employee, or entered into any employment contract with, made any loan to, or entered into any transaction of any other nature with, any Seller, officer or employee of the Partnership or related party of the Partnership or hired, committed to hire or terminated any employee other than in the Ordinary Course of Business;

(j) suffered any loss or damage (whether or not such loss or damage shall have been covered by insurance) with a value in excess of $5,000;

(k) received notification of cancellation or threatened cancellation of, or cancelled, amended or intentionally or knowingly waived any rights which, individually or in the aggregate, would have a Material Adverse Effect on the Partnership;

(l)   made any change in any method of accounting or accounting practice;

(m) received notice or communication from any referral sources or patient who has received products or services from the Partnership for more than 6 months or client who has received products or services from the Partnership for more than 6 months of intent to discontinue or reduce prior levels of business;

(n)   entered into any transaction except in the Ordinary Course of Business;

(o) conducted the business of the Partnership in any manner other than in the Ordinary Course of Business, including, without limitation, maintenance of inventory levels, collection of third party accounts receivable and payments of accounts payable; or

(p) agreed, whether in writing or otherwise, to take any action described in this Section 3.9.

Section 3.10 Litigation. Except as set forth in Section 3.10 of the Disclosure Schedule, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations, proceedings, judgments, decrees, orders or injunctions outstanding, pending or, to the Knowledge of the Sellers, threatened against the Partnership and no event has occurred or circumstances exists that may give rise to or serve as a basis for the commencement of any such actions, suits, claims, hearings, investigations or proceedings.

Section 3.11      Employee Benefits.
                  -----------------

(a) Except as described in Section 3.11 of the Disclosure Schedule, the Partnership does not now maintain or contribute to any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy, or arrangement, whether formal or informal, for the benefit of any director, officer, consultant or employee, whether active or terminated, of the Partnership. Each of the arrangements set forth in Section
3.11 of the Disclosure Schedule is hereinafter referred to as an "Employee Benefit Plan." No Employee Benefit Plan is a defined benefit plan or a multiemployer plan that is subject to Title IV of the Employee Retirement Income Securities Act of 1974, as amended ("ERISA") and the Partnership and its ERISA affiliates (as defined in section 4001(a)(14) or ERISA) have never maintained or contributed to a defined benefit plan or a multiemployer plan.

(b) The Partnership has delivered to Buyers true, correct and complete copies of each Employee Benefit Plan, and with respect to each such plan (i) any associated trust, custodial, insurance or service agreements, (ii) any annual report, actuarial report or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current calendar year, and
(iii) the most recently received Internal Revenue Service ("IRS") determination letters and any governmental advisory opinions or rulings relating to the tax-qualified status of the plan.

(c) Each Employee Benefit Plan is and has been maintained and operated in material compliance with the terms of such plan and with the requirements prescribed by any and all statutes, governmental or court orders, and governmental rules or regulations in effect from time to time, including, but not limited to ERISA and the Code. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code and each trust forming part of an Employee Benefit Plan which is intended to qualify under Section 501(c)(9) of the Code is specifically so identified in Section 3.11 of the Disclosure Schedule and has been determined by the IRS to be so qualified, and nothing has occurred since the date of the last such determination as to each such plan or trust that has resulted or is likely to result in the revocation of such determination as to such plan or trust.

(d)

(i) There is no pending or, to the Knowledge of the Partnership, threatened, legal action, proceeding or investigation, other than routine claims for benefits or relating to qualified domestic relations orders, concerning any Employee Benefit Plan, or any fiduciary or service provider thereof.

(ii) No Employee Benefit Plan or any party in interest with respect thereto, has engaged in a prohibited transaction that could subject the Partnership directly or indirectly to liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code.

(iii) Neither the Partnership nor any ERISA affiliate (as defined in Section 4001(a)(14) of ERISA) has any actual unsatisfied liabilities, or is reasonably expected to incur any material liabilities that would reasonably be expected to become a liability of Buyers, with respect to death or medical benefits after such employee's separation from employment, other than (x) benefits after separation set forth in the Disclosure Schedule and (y) health care continuation benefits described in
      Section 4980B of the Code or required under applicable law or group life insurance continuation benefits under applicable state law.

(iv) The Partnership has not undertaken to maintain any Employee Benefit Plan for any period of time and each such plan is terminable at the sole discretion of the Partnership, subject only to such constraints as may be imposed by applicable law.

(e) All amounts that should be accrued to date as liabilities of the Partnership under or with respect to each Employee Benefit Plan for the current plan year of the plan have been recorded on the books of the Partnership.

(f) Except as set forth on Section 3.11(f) of the Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any material payment (whether of severance pay or otherwise) becoming due from any Employee Benefit Plan to any current or former director, officer, consultant, or employee of the Partnership or result in the vesting (except with respect to any Seller Employee Benefit Plan that is a qualified plan under the Code), acceleration of payment, or increases in the amount of any material benefit payable to or in respect of any such current or former director, officer, consultant, or employee.

Section 3.12      Compliance with Laws; Permits.
                  -----------------------------

(a)   Licenses, Authorizations and Provider Programs.
      ----------------------------------------------

(i) (x) Except as disclosed in Section 3.12(a)(i) of the Disclosure Schedule, the Partnership holds all licenses and other rights, accreditations, permits, approvals and authorizations ("Permits")
                                                              -------
      required by law, ordinance, regulation, ruling, guidance or manual of any governmental regulatory authority or agent (collectively, "Laws")
                                                                     ----
      necessary to operate its business as presently conducted and as presently proposed to be conducted. (y) Except as disclosed on Section 3.12(a)(i) of the Disclosure Schedule, the Partnership is certified for participation and reimbursement under Titles XVIII and XIX of the Social Security Act (the "Medicare and Medicaid programs") (Medicare,
                                ------------------------------
      Medicaid, CHAMPUS and TriCare programs and such other similar federal, state or local reimbursement or governmental programs for which the Partnership is eligible are hereinafter referred to collectively as the "Government Programs") and has current provider numbers and provider
       -------------------
      agreements for such Government Programs and with such private non-governmental programs, including without limitation any private insurance program, under which it directly or indirectly is presently receiving payments (such non-governmental programs herein referred to as "Private Programs").
          ----------------

(ii) Set forth on Section 3.12(a)(ii) of the Disclosure Schedule is a correct and complete list of the Permits required by Laws for the Partnership to operate its business as presently conducted and as presently proposed to be conducted (including the name of the issuing agency and the expiration date) and provider numbers and provider agreements under all Government Programs and Private Programs, complete and correct copies of which have been provided to Buyers. True, complete and correct copies of all surveys, reviews and/or audits of the Partnership or its predecessors in interest relating to the business conducted in connection with any Government Program, Private Program or licensing or accrediting body during the past two years have been provided to Buyers.

(b) Except as disclosed in Section 3.12(b) of the Disclosure Schedule, no violation, default, order or legal or administrative proceeding exists with respect to any of the items listed in Section 3.12(b) of the Disclosure Schedule. The Partnership has not received any notice of any action pending or recommended by any state or federal agencies having jurisdiction over the items listed in Section 3.12(a) of the Disclosure Schedule, either to revoke, withdraw or suspend any license, right or authorization, or to terminate the participation of the Partnership in any Government Program or Private Program. No event has occurred which, with the giving of notice, the passage of time, or both, would constitute grounds for a material violation, order or deficiency with respect to any of the items listed in Section 3.12(a) of the Disclosure Schedule or to revoke, withdraw or suspend any such license, or to terminate or modify the participation of the Partnership in any Government Program or Private Program. There has been no decision not to renew any provider number or provider agreement or third-party payor agreement of the Partnership. Except as listed in
Section 3.12(b) of the Disclosure Schedule, no consent or approval of, prior filing with or notice to, or any action by, any governmental body or agency or any other third party is required in connection with any such Permit, or Government Program or Private Program, by reason of the transactions contemplated hereby, and the continued operation of the Partnership's business thereafter on a basis consistent with past practices.

(c) The Partnership has timely filed all reports and billings required to be filed by it prior to the date hereof with respect to the Government Programs and Private Programs, all fiscal intermediaries and other insurance carriers and all such reports and billings are complete and accurate in all material respects and have been prepared in compliance with all applicable Laws, governing reimbursement and payment claims. True and complete copies of such reports and billings for the most recent year have previously been made available to Buyers. The Partnership has paid or caused to be paid all known and undisputed refunds, overpayments, discounts or adjustments which have become due pursuant to such reports and billings, has not claimed or received reimbursements from Government Programs or Private Programs in excess of amounts permitted by law, and has no liability under any Government Program or Private Program (known or unknown, contingent or otherwise) for any refund, overpayment, discount or adjustment. Except as set forth in Section 3.12(c) of the Disclosure Schedule, (i) there are no pending appeals, adjustments, challenges, audits, inquiries, litigation or notices of intent to audit with respect to such prior reports or billings, and
(ii) during the last two years the Partnership has not been audited, or otherwise examined by any Government Program or Private Program. There are no other reports required to be filed by the Partnership in order to be paid under any Government Program or Private Program for services rendered, except for reports not yet due.

(d) All activities of the Partnership, and its officers, directors, agents and employees undertaken on behalf of the Partnership, have been, and are currently being, conducted in compliance in all respects with all applicable Laws, permits, licenses, certificates, governmental requirements, Government Program manuals and guidance, orders and other similar items of any Governmental Entity including, without limitation, all Laws pertaining to confidentiality of patient information, occupational safety and health, workers' compensation, unemployment, building and zoning codes (collectively, "Regulations"). The Partnership has not violated or become liable for, or received a notice or charge asserting any such violation or liability with respect to, any Regulation, nor is there any facts or circumstances that could form the basis for any such violation or liability. The Partnership is not relying on any exemption from or deferral of any Regulation that would not be available to the Partnership after the Closing.

(e) There are no pending changes in applicable Law or Regulations would prevent the Partnership from conducting its business in substantially the same manner as the business is currently conducted.

(f) Section 3.12(f) of the Disclosure Schedule lists all states in which the Partnership currently has patients.

Section 3.13      Taxes.  Except as set forth in Section 3.13 of the
                  -----
Disclosure Schedule:

(a) all Tax Returns required to be filed with respect to the Partnership are true, correct, and complete in all material respects, have been timely filed (including extensions), and no extension of time within which to file any such Tax Return has been requested, which Tax Return has not since been filed;

(b) all Taxes shown on such Tax Returns or otherwise known by the Partnership to be due or payable have been timely paid and all payments of estimated Taxes required to be made with respect to the Partnership under Section 6655 of the Code or any comparable provision of state, local or foreign law have been made on the basis of the Partnership's good faith estimate of the required installments;

(c) all Taxes of the Partnership which will be due and payable, whether now or hereafter, for any period ending on, ending on and including, or ending before the Closing Date, shall have been paid by or on behalf of the Partnership or shall be reflected on the Partnership's books as an accrued Tax liability, either current or deferred, the amount of which as of the Closing Date is set forth in Section 3.13 of the Disclosure Schedule;

(d) no adjustment relating to any of such Tax Returns has been proposed in writing by any Taxing Authority, except proposed adjustments that have been resolved prior to the date hereof;

(e) there are no outstanding subpoenas or requests for information with respect to any Tax Returns of the Partnership or the Taxes reflected on such Tax Returns;

(f) all Taxes which the Partnership is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Taxing Authorities to the extent due and payable;

(g) no Liens for Taxes exist with respect to any of the assets or properties of the Partnership, except for statutory Liens for Taxes not yet due or payable;

(h) all Tax Returns for all taxable years prior to and including the taxable year ended December 31, 1997 have been examined by the relevant Taxing Authorities, or closed without audit by applicable statutes, and all deficiencies proposed as a result of such examinations, if any, have been paid or settled;

(i) there is no deficiency or refund litigation or any audit or examination pending with respect to any Taxes and during the past three years no Taxing Authority has given written notice of the commencement of any deficiency or refund litigation or any audit or examination, with respect to any Taxes;

(j) the Partnership does not have outstanding any agreements or waivers extending, or having the effect of extending, the statute of limitations with respect to the assessment or collection of any Tax;

(k) the Partnership is not party to or bound by and does not owe any amount pursuant to any tax-sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority);

(l) no property of the Partnership is property that is or will be required to be treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code;

(m) the Partnership is not a party to any agreement, contract, or arrangement that would result, separately or in the aggregate, in (i) the payment of any "excess parachute payments" within the meaning of Section 280G of the Code by reason of the transactions contemplated hereby or (ii) the payment of any form of compensation or reimbursement for any Tax incurred by any Person arising under Section 280G of the Code;

(n) neither the Partnership nor any of its Affiliates has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(C)(1)(A)(ii) of the Code;

(o) each of the Partnership and its Affiliates has reported in a manner for which there is substantial authority or has adequately disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial underpayment of federal income Tax within the meaning of Section 6662 of the Code (or, with respect to Tax Returns filed after the date of this Agreement and before the Closing Date, will report such positions in such a manner or will adequately disclose them);

(p) for federal income tax purposes the Partnership (and any predecessor of Partnership) has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times during its existence and the Partnership will be a validly electing S corporation up to and including the day before the Closing Date.

(q) for federal income tax purposes, all of the Partnership Interests are, and have been at all times during the existence of the Partnership up to and including the day before the Closing Date, stock of a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code.

Section 3.14      Labor Matters.
                  -------------

(a) No charges with respect to or relating to the business of the Partnership are pending before the Equal Employment Opportunity Commission, or any state or local agency responsible for the prevention of unlawful employment practices, and no such action has been threatened against the Partnership. Neither the Partnership, nor the Sellers, have any information indicating that any management or key employee of the Partnership intends to terminate his or her employment with the Partnership.

(b) Section 3.14 of the Disclosure Schedule contains a complete and correct list of (i) name, job title, current compensation paid or payable, vacation accrued and services credited for purposes of vested and eligibility to participate under any employee benefit plan, for each employee or consultant of the Partnership, and (ii) all current employment, management, noncompete, nonsolicitation, nondisclosure, confidentiality, trade secret, intellectual property assignment or other consulting agreements (whether written or oral) with any Persons employed or retained by the Partnership and which are not terminable at will. True, complete and correct copies of all such written agreements or written summaries of all oral agreements have been delivered to Buyers.

(c) Since January 1, 1999, the Partnership has complied at all times with all applicable Laws relating to employment and employment practices and those relating to the calculation and payment of wages, including without limitation, overtime, maximum hours of work, equal employment opportunity (including Laws prohibiting discrimination and/or harassment on the basis of race, national origin, religion, gender, disability, age, workers compensation or otherwise), affirmative action and other hiring practices, occupational safety and health, workers compensation, unemployment, the payment of social security and other Taxes, and unfair labor practices under the National Labor Relations Act. At any time within the last three years the Partnership has not been the subject of an audit or investigation by any federal, state, or local agency charged with the enforcement of these Laws (including, without limitation, the Department of Labor Wage and Hour Division ("DOL/WHD"), Equal Employment Opportunity Commission ("EEOC"), Office of Federal Contract Compliance Program ("OFCCP"), Immigration and naturalization Service ("INS"), Occupational Safety and Health Administration ("OSHA"), and the National Labor Relations Board ("NLRB")), nor has the Company operated under any remedial order or consent decree issued by such a federal, state, or local agency. There are no pending or, to the Knowledge of the Sellers, threatened charges or lawsuits (whether initiated by a current or former employee or governmental agency) against the Partnership regarding such matters, and any such charges or lawsuits commenced against the Partnership within the last three years (regardless of their resolution) have been disclosed on Section 3.14(c) of the Disclosure Schedule. Section 3.14(c) of the Disclosure Schedules also contains a complete and correct list of all written federal, state, or local affirmative action plans or programs, maintained by the Partnership, and true, complete and correct copies of the same have been delivered to Buyers. The Partnership is not currently aware of any effort among its employees to organize or by any union to represent its employees, and any such efforts within the last three years have been disclosed on Section 3.14(c) of the Disclosure Schedule. There are no workers' compensation claims pending against the Partnership, and no Seller has any knowledge of any facts that would give rise to such a claim.

Section 3.15      Intellectual Property.
                  ---------------------

(a) Section 3.15(a) of the Disclosure Schedule lists all Registered Intellectual Property owned by or licensed to the Partnership or used in the conduct of the business of the Partnership as now conducted or proposed to be conducted.

(b) Section 3.15(b) of the Disclosure Schedule describes all other Intellectual Property owned by or licensed to the Partnership or necessary to the Business. The Intellectual Property in Section 3.15(a) and Section 3.15(b) of the Disclosure Schedule ("Partnership Intellectual Property") constitutes all of the intellectual property necessary for the conduct of the business of the Partnership and its Subsidiaries.

(c) The Partnership owns all right, title and interest in and to, or in the case of software has licenses to use, all Partnership Intellectual Property, free and clear of any Lien.

(d) Section 3.15(d) of the Disclosure Schedule lists all proceedings before any court or tribunal related to any of the Partnership Intellectual Property as of the date hereof. As of the date hereof, no Partnership Intellectual Property is the subject of any proceeding or outstanding decree, order, judgment, agreement or stipulation that if adversely determined does or would restrict the use, transfer or licensing thereof by the Partnership, or which may affect the validity, scope, use or enforceability of such Intellectual Property, except as set forth in Section 3.15(d) of the Disclosure Schedule.

(e) All Partnership Intellectual Property Rights are valid and enforceable and the Partnership has no Knowledge of facts showing, and no party has asserted, that any such rights are invalid or unenforceable. To the knowledge of the Sellers, except as set forth in Section 3.15(e) of the Disclosure Schedule, no Person has or is infringing on or misappropriating any Partnership Intellectual Property. As of the date hereof, all such rights are in full force and effect and all actions required to maintain them have been taken, including without limitation payment of all fees, and filing of all documents with the relevant authorities.

(f) Section 3.15(f) of the Disclosure Schedule lists all current agreements to which the Partnership is a party with respect to Intellectual Property licensed to any third party, or pursuant to which a third party has licensed or transferred any Intellectual Property to the Partnership (collectively, the "License Agreements"). Except as set forth in Section 3.15(f) of the Disclosure Schedule, (i) the Partnership has not transferred ownership of, or granted any license to, any Partnership Intellectual Property to any third party, and (ii) there are no payments of any type payable by the Partnership to any Person by reason of the ownership, development, use, license, distribution or other disposition of the Partnership Intellectual Property.

(g) Except as set forth in Section 3.15(g) of the Disclosure Schedule, (i) the License Agreements are valid and binding and in full force and effect and the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, termination or suspension of such License Agreements, and (ii) the Partnership is in compliance therewith. To the Knowledge of the Sellers, all other parties to such License Agreements are in compliance therewith.

(h) The documentation relating to all trade secrets described in Section 3.15(b) of the Disclosure Schedule is current, accurate and sufficient in detail and content to identify and explain such trade secrets and to allow use in the business without reliance on the knowledge of any individual. The Partnership has the right to use all trade secrets and other proprietary information currently used in the business and such information is not part of the public knowledge and, to the Knowledge of the Sellers, has not been used or appropriated either for the benefit of any third party or to the detriment of the Partnership.

(i) The Partnership has a policy, which has been provided to Buyers, to protect the secrecy, confidentiality and value of all trade secrets and proprietary information and the Partnership, the Sellers, officers and employees have complied with that policy. The Partnership has no Knowledge of any violation of such policies or agreements (including, without limitation, any breach or violation that materially lessens the value of any material trade secret of the Partnership) or any breach that is reasonably likely to become material after the Closing Date.

(j) No officer or director, or to the knowledge of the Sellers, employee or consultant of the Partnership is obligated under or bound by any instrument, or any judgment, decree, or order of any court or administrative agency, that (i) conflicts or may conflict with his or her agreements and obligations to use his or her best efforts to promote the interest of the Partnership, (ii) conflicts or may conflict with the business or operations of the Partnership, or (iii) restricts or may restrict the use or disclosure of any information that may be useful to the Partnership.

(k) Except as set forth in Section 3.15(k) of the Disclosure Schedule, the Partnership has not received any notice, and, to the Seller's Knowledge, no complaint has been filed, alleging any infringement by the Partnership of any Intellectual Property Rights of a third party, and, to the Sellers' Knowledge, the Partnership has not infringed any such rights. To the Sellers' Knowledge, no infringement has occurred or will occur with respect to products and services currently being or previously sold by the Partnership or with respect to the products or services currently under development (in their present state of development) or with respect to the business.

Section 3.16      Certain Environment Matters; Medical Waste.  Except as
                  ------------------------------------------
disclosed in Section 3.16 of the Disclosure Schedule:

(a) the Partnership possesses, and is in compliance in all material respects with, all Licenses and government authorizations and has filed all notices that are required under local, state, province and federal Laws and Regulations relating to protection of the environment, pollution control, product registration and Hazardous Substances, and the Partnership is in compliance in all respects with all Environmental Laws;

(b) the Partnership has not received notice of actual or threatened liability under Environmental Laws and there are no facts or circumstances which could form the basis for the assertion of any material claim against the Partnership under any Environmental Laws or any similar local, state or foreign Law with respect to any on-site or off-site location;

(c) the Partnership has not entered into or agreed to, nor does the Partnership intend to enter into or agree to, any consent decree or order, and the Partnership is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Hazardous Substances under, any applicable Environmental Laws;

(d) the Partnership has not been subject to any administrative or judicial proceeding under any applicable Environmental Laws either now or any time during the past five years;

(e) the Partnership is not subject to any material claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of the Partnership, its employees, agents or representatives or arising out of the ownership, use, control or operation by the Partnership of any plant, facility, site, area or property (including, without limitation, any plant facility, site, area or property currently or previously owned or leased by the Partnership) from which any Hazardous Substances were released into the environment (the term "release" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, by the Partnership and or any third party, and the term "environment" meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air);

(f) the Partnership has previously provided Buyers with true, correct and complete copies of all Medical Waste Shipping Documents of the Partnership during the period from January 2002 until May 2002, and Section 3.16 of the Disclosure Schedule sets forth the amount of all fines, penalties or assessments paid within the last five years by the Partnership with respect to environmental matters, including the date of payment and the basis for the assertions of liability;

(g) to the Knowledge of the Sellers, none of the real properties leased by the Partnership, nor any of the improvements or equipment thereon, contain any asbestos, PCBs or underground storage tanks; and

(h) the Partnership is not the subject of any enforcement action by any governmental authority under the Medical Waste Tracking Act, 42 U.S.C. ss. 6992 et seq., or any applicable federal, state or local governmental Law dealing with the disposal of medical wastes ("Medical Waste Laws"). The Partnership has not received any written or, to the Sellers' Knowledge, oral notice of any investigation or inquiry by any governmental authority under the Medical Waste Laws. The Partnership has obtained and is in material compliance with any Licenses related to medical waste disposal required by the Medical Waste Laws, and the operations and business of the Partnership have been in material compliance with the Medical Waste Laws and any Environmental Law.

Section 3.17      Title to Property.
                  -----------------

(a) Except as set forth in Section 3.17 of the Disclosure Schedule, the Partnership has good title to all of its properties and assets as set forth on the Latest Balance Sheet, free and clear of all Liens, except (i) Liens for Taxes not yet due and payable and (ii) rights of lessors under any leasehold estates of the Partnership. The Partnership does not own any real property.
Section 3.17 of the Disclosure Schedule sets forth a true and correct list of all leases, subleases or other agreements under which the Partnership is lessee or lessor of any real property or has any interest in real property and, except as set forth in Section 3.17 of the Disclosure Schedule, there are no rights or options held by the Partnership, or any contractual obligations on its part, to purchase or otherwise acquire (including by way of lease or sublease) any interest in or use of any real property, nor any rights or options granted by the Partnership, or any contractual obligations entered into by it, to sell or otherwise dispose of (including by way of lease or sublease) any interest in or use of any real property. All such leases, subleases and other agreements are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto, with no existing or claimed default or event of default, or event which with notice or lapse of time or both would constitute a default or event of default, by the Partnership, or, to the Knowledge of the Sellers, by any other party thereto.

(b) All of the buildings, machinery, equipment and other tangible assets and properties necessary for the conduct of the business of the Partnership are in good condition and repair, ordinary wear and tear excepted, and are usable in the Ordinary Course of Business. Each such asset is suitable for the purposes for which it presently is used and presently is proposed to be used, is free from defects (patent and latent), and has been maintained in accordance with normal industry practice. The Partnership owns, or leases under valid leases, all buildings, machinery, equipment and other tangible assets and properties necessary for the conduct of its business as presently conducted and as presently proposed to be conducted.

Section 3.18      Contracts.
                  ---------

(a) Section 3.18 of the Disclosure Schedule accurately lists all of the following Contracts of the Partnership (collectively, the "Material Contracts"):

(i) Contracts between the Partnership and any pharmacy or other provider or supplier of health care services or products to patients;

(ii) Contracts with any suppliers or distributors of the Partnership's products;

(iii) Contracts with any consultants;

(iv) Contracts with vendors for services relating to billing and reimbursement;

(v) any Contract containing exclusivity, non-compete or non-solicit provisions or which otherwise restricts the Partnership's ability to freely conduct its business;

(vi)  Contracts pertaining to confidentiality or non-disclosure;

(vii) Contracts terminable by any other party thereto upon a change of control of the Partnership;

(viii)      Contracts concerning a partnership or joint venture;

(ix) any Contract involving payments in excess of $1,000 per month or $12,000 annually; and

(x) any other Contracts not entered into in the Ordinary Course of Business or that are material to the business, condition (financial or otherwise), results of operation or prospects of the Partnership.

(b) True, correct and complete copies of the written Contracts listed in Section
3.18 of the Disclosure Schedule have been made available to Buyers. Written summaries of all oral Material Contracts have been provided to Buyers. The Partnership is in compliance in all material respects with all terms and provisions of all Material Contracts and all such Material Contracts are valid and binding in accordance with their terms and in full force and effect with respect to the Partnership and with respect to the other parties thereto, and no breach or default by the Partnership or event which, with notice or lapse of time or both, could constitute a breach or default by the Partnership, exists with respect thereto and no party thereto has given notice or asserted to the Partnership or any agent thereof, that the Partnership is in default thereunder and no other party thereto is in breach or default thereunder.

(c) Section 3.18(c) of the Disclosure Schedule contains a complete and accurate list, (setting forth in each case the relevant description, price, quantity and date of purchase) of all drugs, biological agents, factors, therapies, products, durable medical equipment and other medical supplies of the Partnership as of May 3, 2002 and of all of the Partnership's Gammimune 10%, Gammimune 5%, Sandoglobulin ZLB, Venoglobulin 10%, Remicade, Venoglobulin 5%, Gammagard and Embrel as of May 31, 2002.

Section 3.19 Insurance Matters. The Partnership has previously provided Buyers with true, complete and correct copies of all material fire and casualty, general liability, business interruption, product liability and other insurance policies maintained by the Partnership. All such policies are in full force and effect and no event has occurred that would give any insurance carrier a right to terminate any such policy. Since January 1, 2000, the Partnership has not been denied or had any policy of insurance revoked or rescinded. All such policies are adequate to insure against risks to which the Partnership and its properties are exposed in such amounts and subject to such terms as are commercially reasonable.

Section 3.20 Affiliated Transactions. Except as disclosed in Section 3.20 of the Disclosure Schedule, no Affiliate of the Partnership has, or, since January 1, 1999, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the business of the Partnership. Neither the Partnership nor any Affiliate of the Partnership owns, or, since January 1, 1997, has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any person that has (a) had business dealings or a financial interest in any transaction with the Partnership other than business dealings or transactions disclosed in

Section 3.20 of the Disclosure Schedule, each of which has been conducted in the Ordinary Course of Business with the Partnership at substantially prevailing market prices and on substantially prevailing market terms, or (b) engaged in competition with the Partnership with respect to any line of products or services of the Partnership in any market presently served by the Partnership. Except as set forth in Section 3.20 of the Disclosure Schedule, no Affiliate of the Partnership is a party to any Contract with, or has any claim or right against, the Partnership in connection with the business of the Partnership.

Section 3.21 Changes in Suppliers and Third-Party Payors. None of the suppliers supplying products, materials or drugs to the Partnership has provided any notice (written or oral) to the Partnership that it intends to cease selling such products, materials or drugs to the Partnership or to limit or reduce such sales of the products to the Partnership or increase prices to the Partnership and there is no fact which indicates that any third-party payor of the Partnership intends to terminate, limit or reduce its business relations with the Partnership in the event of a merger or other change of ownership of the Partnership, or otherwise.

Section 3.22 Indebtedness. At the date hereof, the Partnership has no Indebtedness outstanding except as set forth in Section 3.22 of the Disclosure Schedule. The Partnership is not in default with respect to any outstanding Indebtedness or any agreement, instrument or other obligation relating thereto and no such Indebtedness or any agreement, instrument or other obligation relating thereto purports to limit the issuance of any securities by the Partnership, or (except as set forth in Section 3.22 of the Disclosure Schedule) the operation of its businesses. Complete and correct copies of all agreements, instruments and other obligations (including all amendments, supplements, waivers and consents) relating to any Indebtedness of the Partnership have been furnished to Buyers.

Section 3.23 Inspections and Investigations. Except as set forth and described in Section 3.23 of the Disclosure Schedule: (a) neither the Partnership's right nor the right of any licensed professional or other individual affiliated with the Partnership to receive reimbursements pursuant to any Government Program or Private Program has been terminated or otherwise adversely affected as a result of any investigation or action whether by any federal or state governmental regulatory authority or other third party; (b) neither the Partnership, nor any licensed professional or other individual who is a party to a Contract, has, during the past three years, been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any governmental regulatory entity, trade association, professional review organization, accrediting organization or certifying agency based upon any alleged improper activity on the part of such individual, nor has the Partnership received any notice of deficiency during the past three years in connection with the operations of its business; (c) there are not presently, and at the Effective Time there will not be, any outstanding deficiencies or work orders of any governmental authority having jurisdiction over the Partnership, or requiring conformity to any applicable agreement, statute, regulation, ordinance or bylaw, including but not limited to, the Government Programs and Private Programs; and (d) there is not any notice of any claim, requirement or demand of any licensing or certifying agency or other third party supervising or having authority over the Partnership to rework or redesign any part thereof or to provide additional furniture, fixtures, equipment, appliances or inventory so as to conform to or comply with any existing law, code, rule, regulation or standard. Attached as part of
Section 3.23 of the Disclosure Schedule are copies of all reports, correspondence, notices and other documents relating to any matter described or referenced therein.

Section 3.24 Fraud and Abuse; False Claims. Neither the Partnership nor persons and entities providing professional services in connection with the Partnership's business have engaged in any activities which are prohibited under 42 U.S.C. s. 1320a-7, 1320a-7a, 1320a-7b, 1395nn, and 1396b, 31 U.S.C. s.
3729-3733, and the federal CHAMPUS/TRICARE statute (or other federal or state statutes related to false or fraudulent claims) or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any other state or federally funded program, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid or any other state or federally funded program.

Section 3.25 Rates and Reimbursement Policies. The Partnership does not have any reimbursement or payment rate appeals, disputes or contested positions currently pending before any governmental authority or any administrator of any Private Programs.

Section 3.26 Patients and Orders. The Partnership has made available to Buyers a list of all patients (which list shall not include any identifying information of such patients) served by the Partnership during the period from March 2001 until March 2002 including the revenues of the Partnership associated with such patients during that period.

Section 3.27 Inventories. All items of the Partnership's inventory will, on the Closing Date, consist of items of a quality and quantity usable and saleable in the Ordinary Course of Business and conform to generally accepted quality standards in the industry. Except as set forth in Section 3.27 of the Disclosure Schedule, none of the drugs in the Partnership's inventory have an expiration date that is prior to the six-month anniversary of the date hereof.

Section 3.28 Places of Business. Since its formation, the Partnership has done business only as Infinity Infusion Care, Ltd. and Infinity Infusion Care, Inc. (including, in both cases, all predecessor or merged entities and all trade and assumed names). Since its formation, the Partnership has conducted its business only at those offices and warehouses identified in Section 3.28 of the Disclosure Schedule, and maintains inventory only at those locations identified in Section 3.28 of the Disclosure Schedule.

Section 3.29 Controlled Substances. Except as set forth in Section 3.29 of the Disclosure Schedule, the Partnership and its officers and Sellers and, to the Knowledge of Sellers, employees and persons who provide professional services under agreements (whether oral or written) with the Partnership have not, in connection with their activities directly or indirectly related to the Partnership, engaged in any activities which are prohibited under the Federal Controlled Substances Act, 21 U.S.C. ss. 801 et seq. or the regulations promulgated pursuant to such statute or any related state or local statutes or regulations concerning the dispensing and sale of controlled substances.

Section 3.30 Guarantees, Warranties and Discounts. Except as described in
Section 3.30 of the Disclosure Schedule: (a) the Partnership is not a party to or bound by any agreement of guarantee, indemnification (other than agreements that are entered into the Ordinary Course of Business and that contain indemnification agreements), assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or Indebtedness of any person; (b) the Partnership has not given any guarantee or warranty in respect of any of the products sold or the services provided by it; and (c) the Partnership is not required to provide any letters of credit, bonds or other financial security arrangements in connection with any transactions with its suppliers or customers.

Section 3.31 Bank Accounts; Signing Authority; Powers Of Attorney. Section 3.31 of the Disclosure Schedule sets forth a complete and accurate list of all bank, brokerage and other accounts, and all safe-deposit boxes, of the Partnership and the persons with signing or other authority to act with respect thereto. Except as set forth on Section 3.31 of the Disclosure Schedule, the Partnership does not have any account or safe deposit box in any bank, and no person has any power, whether singly or jointly, to sign any checks on behalf of the Partnership, to withdraw any money or other property from any bank, brokerage, or other account of the Partnership, or to act under any agency or power of attorney granted by the Partnership at any time for any purpose. Section 3.31 of the Disclosure Schedule also sets forth the names of all persons authorized to borrow money or sign notes on behalf of the Partnership.

Section 3.32 Brokers and Finders. Neither the Partnership nor any of its Sellers, executive officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated in this Agreement except that the Partnership has retained The Braff Group as its financial advisor, the arrangements with respect to which are set forth in Section 3.32 of the Disclosure Schedule.

Section 3.33 Transaction Costs. Section 3.33 of the Disclosure Schedule is a complete and accurate listing of all Transaction Costs incurred or to be incurred by or on behalf of the Partnership. There is no agreement, commitment, understanding or basis for any Transaction Costs other than those set forth on
Section 3.33 of the Disclosure Schedule. Any Transaction Costs not set forth on
Section 3.33 of the Disclosure Schedule are the sole responsibility of the Sellers and will be promptly paid by the Sellers (and not the Partnership or Buyers) in full when due. Section 3.33 of the Disclosure Schedule shall be updated by the Sellers within two days of the Closing Date.

Section 3.34 Disclosure. The representations and warranties contained in this Agreement, together with the Disclosure Schedule, taken as a whole, do not, or will not, at the Closing, contain any untrue statement of a material fact and do not omit or will not, at the Closing, omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading. Copies of all documents which have been delivered or made available to Buyers are true, correct and complete copies thereof, and include all amendments, supplements or modifications thereto or waivers thereunder.

Article IV.

                         REPRESENTATIONS AND WARRANTIES
                              OF PARENT AND BUYERS

      As a material inducement to the Sellers to enter into this Agreement, with the understanding that the Sellers will be relying thereon in consummating the transactions contemplated hereunder, Parent and Buyers hereby represents and warrants, jointly and severally, to the Sellers that:

Section 4.1 Organization, Good Standing and Qualification. Each of Parent and Buyer Co. is a corporation duly incorporated and validly existing under the laws of the state of their incorporation. Buyer LLC is a limited liability company duly formed and validly existing under the laws of the state of its formation. Parent and Buyers each has all requisite corporate or similar power and authority to own and operate their respective properties and assets and to carry on their respective business as presently conducted.

Section 4.2 Corporate Authority and Approval.
            --------------------------------

(a) Parent has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and under each of the Related Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. Buyers have all requisite limited liability company power and authority and have taken all limited liability company action necessary in order to execute, deliver and perform its obligations under this Agreement and under each of the Related Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement and each Related Document to which it is a party is a valid and binding obligation of each of Parent and Buyers, enforceable against it in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

(b) The Board of Directors of Parent and the Board of Managers of each Buyer have approved this Agreement and the transactions contemplated hereby.

Section 4.3 Brokers and Finders. Neither Parent nor Buyers nor any of their executive officers, directors or employees has employed any broker or finder or has incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement.

Section 4.4 SEC Filings; Financial Statements.
            ---------------------------------

(a) Parent has filed all forms, reports, schedules, statements and other documents required to be filed by it from December 31, 2000 to the date hereof (collectively, as supplemented and amended since the time of filing, the "SEC Reports") with the Securities and Exchange Commission (the "SEC"). The SEC Reports (i) were prepared in all material respects in compliance with all applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as the case may be and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence does not apply to any misstatement or omission in any SEC Report filed prior to the date of this Agreement which was superseded by a subsequent SEC Report filed prior to the date of this Agreement.

(b) The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent and its subsidiaries included or incorporated by reference in such SEC Reports have been prepared in accordance with all applicable rules of the SEC and GAAP, consistently applied during the periods involved (except as may otherwise be indicated in the notes thereto) in accordance with Parent's historical practices insofar as such practices are consistent with GAAP, and present fairly, in all material respects, the financial position and results of operations and cash flows of Parent and its subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated (except, in the case of all such financial statements that are interim financial statements, for normal year-end adjustments).

Section 4.5 Governmental Filings; No Violations. The execution, delivery and performance of this Agreement by Parent and the Buyers does not, and the consummation of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under the Articles of Incorporation or Bylaws of Parent or the Certificate of Formation or Operating Agreement of Buyers, (ii) a breach or violation of, or a default under any agreement which is filed as an exhibit to the SEC Reports.

Article V.

                                    COVENANTS

Section 5.1 Interim Operations of the Partnership. The Sellers covenant and agree that after the date hereof and prior to the Closing Date (except as otherwise expressly contemplated by this Agreement), without the prior written consent of Buyers:

(a) the business of the Partnership will be conducted only in the Ordinary Course of Business and in compliance with applicable Laws, Regulations, and contractual obligations;

(b) the Partnership will not merge, amalgamate or consolidate with any corporation, or acquire all or substantially all of the business or assets of any other Person, business organization, entity or enterprise, or acquire ownership or control of any capital stock, bonds, or other securities of, or any property interest in, any business organization, entity or enterprise or acquire control of the management or policies thereof;

(c) except as set forth on Section 5.1 of the Disclosure Schedule and as otherwise required by this Article V, the Partnership shall not:

(i) assume, guarantee, endorse or otherwise become liable with respect to the obligations of any Person, business organization, entity or enterprise, except for endorsements for collection of negotiable instruments in the Ordinary Course of Business;

(ii) make any loan or advance to, or assume, guarantee, endorse or otherwise become liable with respect to the capital stock or dividends of, any Person, business organization, entity or enterprise, in each case except in the Ordinary Course of Business;

(iii) enter into any transaction with or create or assume any obligation or liability to, any Seller or any Affiliate, agent or relative of any Seller of the Partnership;

(iv) cancel or compromise any debt or claim, except in the Ordinary Course of Business, or waive any rights of substantial value;

(v)   change any of its banking arrangements or grant any powers of attorney;

(vi)  make any Tax election or settle or compromise any Tax liability;

(vii) make any capital expenditures, except those made in the Ordinary Course of Business which do not exceed $10,000 in the aggregate;

(viii)enter into or assume any contract, agreement or commitment which, by reason of its size, term or other factor, is not in the Ordinary Course of Business;

(ix) delay the payment of its accounts payable in a manner not consistent with past practice; or

(x) take any action, or omit to take any action, which would have, or could reasonably be expected to have, a Material Adverse Effect on the Partnership.

(d) the Partnership shall use its commercially reasonable efforts in a manner consistent with past practice to preserve the business organization of the Partnership intact and to keep available the services of the present employees and agents of the Partnership and to preserve the good will of customers, suppliers, referral sources, employees, agents, third-party payors and others having business relations with the Partnership;

(e) the Partnership shall use its commercially reasonable efforts to maintain all assets owned, leased or regularly used by it in good operating condition and repair, ordinary wear and tear excepted, and will maintain existing insurance coverage on such assets as well as other existing insurance coverage;

(f) the Partnership shall maintain its books, accounts and records in the usual and ordinary manner, on a basis consistent with prior years;

(g) the Partnership and Sellers shall not revoke the Partnership's election to be taxed as an S corporation within the meaning of Sections 1361 and 1362 of the Code. The Partnership and Sellers shall not take or allow any action other than the sale of the Partnership Interests pursuant to this Agreement that would result in the termination of the Partnership's status as a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code; and

(h) Except as set forth in Section 5.1(h) of the Disclosure Schedule, the Partnership shall not take any action referred to in Section 3.9; provided, that, (i) the occurrence of an action covered by Section 3.9(j) or (m) or receipt of a notification under Section 3.9(k) will not be considered to be a violation of this Section 5.1 (provided, further, that this Section 5.1(h) shall not relieve the Sellers from their obligations under Section 5.5 or operate as a waiver of Buyers' rights under Section 6.1(a)); and (ii) the Sellers may make weekly distributions up to an aggregate amount as set forth in Section 5.1(i) of the Disclosure Schedule as long as Sellers provide prior notice of any such distribution, including the amount of such distribution and Buyers consent to such distribution (such consent only to be withheld if in Buyers' reasonable judgment the Partnership's Working Capital would be less than $1,461,782 after giving effect to all distributions made pursuant to this Section 5.1(h)(ii)).

Section 5.2 Acquisition Proposals. From the date hereof until the termination of this Agreement in accordance with Article VII, the Sellers shall not authorize or permit any officer, director or employee of, or any financial advisor, attorney, accountant or other advisor or representative retained by, the Partnership or the Sellers to solicit offers for, respond to inquiries, initiate, encourage (including by way of furnishing information), endorse, enter into discussions with any party or enter into any agreement with respect to, or take any other action to knowingly facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The Partnership shall promptly advise Buyers of any Acquisition Proposal or any offers, inquiries, indications of interest or discussions with respect thereto, including the name of the proposed acquirer and the material terms of the Acquisition Proposal but in any event within one Business Day. As used in this Agreement, "Acquisition Proposal" means any tender or exchange offer, or proposal, other than the proposal contemplated herein, for a merger, share exchange, or other business combination or any proposal or offer to acquire in any manner a substantial equity interest in or a substantial portion of the assets of the Partnership.

Section 5.3 Consents. The Sellers shall cause the Partnership to use its reasonable best efforts to obtain the Private Consents and the Governmental Consents prior to the Closing Date. The Sellers shall cause the Partnership to use its reasonable best efforts to obtain any consents required in connection with any pharmacy licenses or home healthcare licenses to the extent requested by Parent or the Buyers. Parent and Buyers shall use their reasonable best efforts to obtain any consents required in connection with any pharmacy licenses or home healthcare licenses necessary to satisfy the provisions of Article VI hereof. After the Closing, the Sellers will cooperate with the Buyers to make any other filings with any Governmental Entities in connection with any pharmacy licenses or home healthcare licenses to the extent requested by Parent or the Buyers.

Section 5.4 Access.
            ------

(a) Between the date hereof and the Closing Date, the Sellers shall cause the Partnership to afford to Buyers and their authorized representatives full access during business hours and upon reasonable notice to the offices, properties, books, records, and officers and other items of the Partnership, and the work papers of their independent accountants, relating to work done by such accountants with respect to the Partnership, and otherwise provide such assistance as is reasonably requested by Buyers in order that Buyers may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the Partnership. In addition, the Sellers shall cause the Partnership to cooperate fully (including providing introductions where necessary) with Buyers to enable Buyers to contact such third parties, including customers, patients, referral sources, prospective customers, prospective patients, prospective referral sources, agencies, vendors or suppliers of the Partnership, as Buyers deems reasonably necessary to complete its due diligence; provided, that, (i) a representative of Sellers will be entitled to be present at any meeting with any referral sources and (ii) Buyers shall not be entitled to contact any employees of the Partnership (other than the Sellers) without the prior consent of the Sellers' Representative (which consent shall not be unreasonably withheld). All requests for information made pursuant to this Section 5.4(a) shall be directed to such Person as may be designated by the Sellers' Representative.

(b) Between the date hereof and the Closing Date, the Sellers shall cause the Partnership to deliver to Buyers monthly unaudited consolidated balance sheets and statements of earnings of the Partnership, prepared in a manner consistent with prior periods. Between the date hereof and the Closing Date, on a bi-weekly basis, the Sellers shall cause the Partnership to deliver to Buyers an unaudited report setting forth the amount of any cash distributions since the date of the financial statements most recently provided to the Buyers and a list of current accounts payable and current accounts receivable; provided, that a current list of accounts receivable need only be provided on a weekly basis.

Section 5.5 Supplemental Information. The Partnership shall notify Buyers of any emergency or other change other than in the Ordinary Course of Business of the Partnership or the commencement or threat of any litigation. Each Seller shall promptly notify Buyers in writing if any Seller should discover that any representation or warranty made in this Agreement by such Seller or on behalf of the Partnership was when made, or has subsequently become, untrue in any respect. No disclosure pursuant to this Section 5.5 will be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any inaccuracy, misrepresentation, breach of warranty or breach of agreement.

Section 5.6 Transaction Costs. After the Closing, the Buyers shall cause the Partnership to promptly pay when due (i) all previously disclosed Transaction Costs that have been deducted from the Purchase Price that were not paid prior to the Closing Date, and (ii) and any Transaction Cost that was not deducted from the Purchase Price but for which Buyers have received payment pursuant to
Article VIII.

Section 5.7 Transfer Taxes. The Sellers agree to pay all applicable transfer, sales, stamp or other Taxes, if any, associated with the sale of the Partnership Interests to Buyers.

Section 5.8 Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyers, Sellers and the Partnership for certain tax matters following the Closing Date:

(a) Each Seller shall jointly and severally indemnify the Partnership and Buyers and hold them harmless from and against any loss, claim, liability, expense or other damage attributable to (i) any and all Taxes (or the non-payment thereof) of the Partnership for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date (a "Pre-Closing Tax Period") but not including, for this purpose, any federal income Taxes of the Partnership for any Pre-Closing Tax Period during which the Partnership is a member of the affiliated group of corporations filing a consolidated return for federal income tax purposes, the common parent of which is Parent, and (ii) any and all Taxes of any Person (other than the Partnership) imposed on the Partnership as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relate to an event or transaction occurring before the Closing Date; provided, however, that Sellers shall be liable only to the extent that such Taxes exceed the amount, if any, reserved for such Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the face of the Latest Balance Sheet (rather than in any notes thereto). Sellers shall reimburse Buyers for any Taxes of the Partnership which are the responsibility of Sellers pursuant to this Section 5.8(a) within fifteen
(15) Business Days after payment of such Taxes by Buyers or Partnership.

(b) In the case of any taxable period that includes (but does not end on) the Closing Date, (a "Straddle Period"), the amount of any Taxes based on or measured by income or receipts of the Partnership for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date and the amount of other Taxes of the Partnership for a Straddle Period which relate to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such taxable period.

(c) The Sellers will prepare and file, or will cause to be prepared and filed, all Partnership Tax Returns for all taxable periods ending prior to the Closing Date that are required to be filed after the Closing Date, including the federal income tax return relating to the Partnership's short taxable year described in
Section 1362(e)(1)(A) of the Code, and the Sellers shall timely pay all Taxes shown as due on such Tax Returns. All such Tax Returns shall be provided to the Buyer for its timely review and comment not less than 15 Business Days prior to the due date for any such Tax Return, taking into account all timely filed extensions.

(d) Except as set forth in Sections 5.8(a), 5.8(b) and 5.8(c), and subject to the provisions of Section 8.2(a)(vi) of this Agreement, the Sellers will have no liability, and will not be required to indemnify the Partnership or the Buyer, for any Taxes incurred by the Partnership on and after the Closing Date.

Section 5.9 Tax Information. The Sellers and Buyers will provide each other with such cooperation and information as each of them reasonably may request of the other in filing any return, amended return or claim for refund of Taxes, determining a liability for Taxes or a right to a refund of Taxes or in conducting any audit or proceeding in respect of Taxes of the Partnership. Such cooperation and information shall include providing copies of relevant returns of Taxes of the Partnership or portions thereof, together with associated schedules and related work papers and documents relating to rulings or other determinations by Taxing Authorities. Each party shall make its employees available on a mutually convenient basis to provide explanation of any documents or information provided hereunder and shall retain and provide records and information reasonably relevant to any such return preparation, liability determination, refund request, audit or other proceeding.

Section 5.10 401(k) Plan. Prior to the Closing, the Partnership shall amend its 401(k), as necessary, to comply with all applicable provisions of ERISA and the Code including, without limitation, amendments necessary to bring the plan into compliance with the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000 and the Economic Growth and Tax Relief Reconciliation Act of 2001. Effective as of a date prior to Closing, the Partnership shall terminate its 401(k) plan and shall cause all active participants to become fully (100%) vested in their plan accounts as of such termination date.

Section 5.11 Employee Benefits. Immediately after the Closing, Parent shall cause the Partnership to become a participating employer in Parent's 401(k) plan, and all employees of the Partnership shall be eligible to participate in Parent's 401(k) plan in accordance with the plan's terms; provided, however, that an employee's service with the Partnership prior to the Closing shall be counted for purposes of determining eligibility and vesting service under Parent's 401(k) plan. After the Closing, Buyers shall continue to maintain the Partnership's Employee Benefits Plans (except the 401(k) Plan) until it is economically and administratively feasible to provide participation in comparable plans of the Buyers or Parent. Immediately prior to the Closing, the Partnership shall pay to its employees the cash value equivalent of the employees' vacation accrued but not taken as of the date of such payment, in full satisfaction of such employee's vacation. At such time that the employees of the Partnership are eligible for such plans of the Buyers or Parent, each such employee's service with the Partnership, Buyer and Parent shall be counted for all purposes and such employees shall be given credit for any deductible that he had incurred during the year in which he or she became eligible for the Buyer or Parent plans.

Section 5.12 Employee Matters. At or promptly after the Closing, Buyers shall cause the Partnership to offer to enter into an employment agreement in the form of Exhibit I hereto with each of Christopher Mach, Elsa Guerra, Susan Cork, Daksha Parikh, Farad Torabi and Renee Boyette. Sellers agree that to use their reasonable best efforts (which shall not require any Seller to pay any monetary amounts) to cause each of Christopher Mach, Elsa Guerra, Susan Cork, Daksha Parikh, Farad Torabi and Renee Boyette to enter into an employment agreement in the form of Exhibit I hereto with the Partnership as soon as practicable.

Section 5.13 Efforts to Close. Subject to the rights of Buyers and Sellers hereunder, Buyers and Sellers shall use their respective reasonable best efforts to take all actions and to do all things necessary to consummate the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Sections 6.2 and 6.1, as applicable). Sellers agree to cause Forum Twenty-Two Enterprises, L.P. (the "Lessor") to negotiate, and Buyers agree to negotiate in good faith the terms of the Lease containing the material terms set forth in Exhibit H with respect to the premises located at 9701 Richmond Avenue, Houston, Texas.

Article VI.

                                   CONDITIONS

Section 6.1 Conditions to Obligations of Buyers. The obligation of Parent and Buyers to consummate the transactions contemplated by this Agreement is subject to the fulfillment or waiver by Buyers at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Sellers set forth in this Agreement shall be true and correct in all material respects (except that any representations or warranties qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties, except for any representations and warranties made as of a specified date (other than the date hereof), which representations and warranties shall only need to have been true and correct on and as of such date.

(b) Performance of Obligations. The Sellers shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c) No Material Adverse Effect. There shall have been no changes that have had or, with the passage of time could reasonably have a Material Adverse Effect on the Partnership since the date of this Agreement.

(d)   Consents.  The Sellers shall have caused the Partnership to obtain all
      --------
Private Consents referred to in Section 3.4(b).

(e) Regulatory Consents. All notices, reports and other filings required to be made prior to the Closing Date by the Sellers, the Partnership and its

Affiliates, or Buyers, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Closing Date by the Sellers, the Partnership and its Affiliates, or Buyers, from any governmental entity or agent, in connection with the execution and delivery of this Agreement, the Related Documents and the other exhibits hereto and the consummation of the transactions contemplated by this Agreement shall have been made or obtained, except where the failure to make any such filings or obtain any such governmental consents would not have a Material Adverse Effect on Buyers, their Affiliates or the Partnership.

(f) Government Action. There shall not be threatened, instituted or pending any order, action or proceeding by, or any decree, statute, law ordinance, rule or regulation entered, enacted, promulgated, enforced or issued before, any Governmental Entity (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions; (ii) imposing or seeking to impose material limitations on the ability of Buyers or any of their Affiliates to acquire or hold or to exercise full rights of ownership of any securities of the Partnership; (iii) imposing or seeking to impose material limitations on the ability of Buyers or their Affiliates to combine and operate the business and assets of the Partnership; (iv) seeking to prohibit direct or indirect ownership or operation by Buyers or any of their Affiliates of all or a material portion of the business or assets of the Partnership, or to compel Buyers or any of their Affiliates or the Partnership to dispose of or to hold separately all or a material portion of the business or assets of Buyers and their Affiliates or of the Partnership, as a result of the transactions contemplated hereby; (v) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the Related Documents; (vi) requiring or seeking to require divestiture by Buyers of any portion of the business, assets or property of the Partnership or of Buyers; or (vii) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

(g) Prohibitions. There shall not be any action taken, or any Law enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any governmental entity which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.1(f).

(h)   Opinion.  Buyers shall have received the opinion of Fulbright &
      -------
Jaworski, L.L.P., counsel to the Sellers, dated the Closing Date substantially in the form of Exhibit C.

(i) At the Closing Date, the Partnership shall deliver to Buyers all of the following:

(i) a certificate executed by each Seller stating that the conditions precedent set forth in subsections (a), (b) and (c) above have been satisfied;

(ii) copies of the Private Consents and the governmental consents referred to in subsections (d) and (e) above or, in the case of governmental consents, evidence that reasonably establishes that they have been obtained;

(iii) evidence that the Partnership has terminated its 401(k) plan prior to Closing;

(iv) evidence of payment of outstanding Indebtedness and release of all Liens set forth in Section 3.17 of the Disclosure Schedule in form and substance reasonably satisfactory to Buyers;

(v) copies of (A) the certificate of limited partnership of the Partnership, certified by the Secretary of State of the State of Texas, and (B) Certificates of Good Standing from the Secretary of State of each State in which the Partnership is incorporated or required to be qualified to do business, evidencing the good standing of the Partnership in each such jurisdiction;

(vi)  an executed Subordination Agreement (as defined in the Convertible
      Note) from each Seller;

(vii) an executed employment agreement, in the form attached hereto as Exhibits D-1, D-2 and D-3, from Azar Delpassand, Mehrdad Norouzian, and Maryam Panahi, respectively;

(viii) an executed consulting agreement, in the form attached hereto as Exhibit E, from Bijan Imani;

(ix) an executed noncompetition agreement, in the form attached hereto as Exhibit F, from each Seller;

(x) an amended and restated lease, with respect to the Partnership's premises located at 9701 Richmond Avenue, Houston, Texas, in a form mutually agreeable to Buyers and Sellers' Representative, containing the material terms set forth in Exhibit H, executed by the Lessor; and

(xi) such other certificates and instruments as Buyers may reasonably request related to the transactions contemplated hereby.

Section 6.2 Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions contemplated hereby is subject to the satisfaction or waiver by the Sellers' Representative at or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Buyers set forth in this Agreement shall be true and correct in all material respects (except that any representations or warranties qualified by materiality shall be true and correct in all respects) as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties, except for any representations and warranties made as of a specified date (other than the date hereof), which representations and warranties shall only need to have been true and correct on and as of such date.

(b) Performance of Obligations. Buyers shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) No Material Adverse Effect. There shall have been no changes that have had or, with the passage of time could reasonably have a material adverse effect on the assets, condition (financial or otherwise), operating results, customer, payor, referral source, employee or supplier relations, or prospects of Parent and its subsidiaries, taken as a whole, since the date of this Agreement.

(d) Regulatory Consents. All notices, reports and other filings required to be made prior to the Closing Date by the Sellers, the Partnership and its Affiliates, or Buyers, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Closing Date by the Sellers, the Partnership and its Affiliates, or Buyers, from any governmental entity or agent, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been made or obtained, except where the failure to make any such filings or obtain any such governmental consents would not have a Material Adverse Effect on the Partnership.

(e) Government Action. There shall not be threatened, instituted or pending any order, action or proceeding by, or any decree, statute, law ordinance, rule or regulation entered, enacted, promulgated, enforced or issued before, any Governmental Entity (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions; (ii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the Related Documents; (iii) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

(f) Prohibition. There shall not be any action taken, or any Law enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any governmental entity which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 5.2(d).

(g) At the Closing Date, Buyers shall deliver to the Sellers all of the following:

(i)   the Note Consideration and the Cash Consideration;

(ii) a certificate of an appropriate officer of the Parent and Buyers stating that the conditions precedent set forth in subsections (a) and (b) above have been satisfied;

(iii) a side letter of Parent in respect of the Convertible Notes;

(iv) an employment agreement for Azar Delpassand, Mehrdad Norouzian, and Maryam Panahi, in the form attached hereto as Exhibits D-1, D-2 and D-3, respectively, executed by the Partnership;

(v) a consulting agreement, in the form attached hereto as Exhibit E, for Bijan Imani, executed by Buyers;

(vi) an amended and restated lease, with respect to the Partnership's premises located at 9701 Richmond Avenue, Houston, Texas, in a form mutually agreeable to the Buyers and the Sellers' Representative, containing the material terms set forth in Exhibit H, executed by the Partnership; and

(vii) such other certificates and instruments as Sellers' Representative reasonably requests related to the transactions contemplated hereby.

Article VII.

                                   TERMINATION

Section 7.1 Method of Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned only as follows:

(a)   By the mutual written consent of Sellers' Representative and Buyers;

(b) By Sellers' Representative on the one hand or Buyers on the other hand if the other party or parties shall have failed to comply in any material respect with any of its or their covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within 30 days following receipt by such party of written notice from the non-breaching party or parties of such failure to comply;

(c) By Sellers' Representative on the one hand or Buyers on the other hand if there has been (i) a breach by the other party or parties of any representation or warranty that is not qualified by materiality which has the effect of making such representation or warranty not true and correct in all material respects or
(ii) a breach by the other party of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within 30 days following receipt by the breaching party or parties from the non-breaching party or parties of written notice of the breach;

(d) By Sellers' Representative after August 3, 2002, if any of the conditions set forth in Section 6.2 hereof, to which the Sellers' obligations are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of the Sellers;

(e) By Buyers after August 3, 2002, if any of the conditions set forth in
Section 6.1 hereof, to which Buyers are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of Buyers;

(f) By Buyers, if there has been any breach of Section 5.2 of this Agreement; or

(g) By Sellers' Representative or Buyers if a court or governmental entity of competent jurisdiction institutes an order prohibiting the consummation of the transactions contemplated by this Agreement, provided that the order is not the result of an action or proceeding instituted by the terminating party.

Section 7.2 Effect of Termination. In the event of a termination of this Agreement pursuant to Section 7.1. hereof, each party shall pay the costs and expenses incurred by such party in connection with this Agreement, and no party (or any of its officers, directors, employees, agents, representatives, stockholders or partners) shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder. Upon termination of this Agreement by the Seller's Representative pursuant to the provisions of
Section 7.1(b) or Section 7.1(c), the Escrow Fund shall be promptly distributed to the Sellers as liquidated damages, and upon any other termination of the Agreement, the Escrow Fund shall be promptly distributed to Buyers. In the event of any termination of this Agreement, all provisions of this Agreement except for Article VIII and this Section 7.2 shall forthwith become void and have no effect, without any liability hereunder on the part of any party or its directors, officers or stockholders.

Article VIII.

                            SURVIVAL; INDEMNIFICATION

Section 8.1 Survival.
            --------

(a) Notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of such party in the Closing, the representations and warranties contained in this Agreement, and the indemnification obligations of the parties with respect thereto, shall survive the Closing 18-months after the Closing Date; provided, however, that (a) the representations and warranties contained in Sections 2.2, 2.3, 2.4, 3.1, 3.2 and 3.33 and the indemnification obligations of the parties with respect thereto, shall survive indefinitely, and (b) the representations and warranties contained in Sections 3.8, 3.11, 3.12(a), 3.12(b), 3.12(c), 3.13, 3.16, 3.23, 3.24 and 3.25 and the indemnification obligations of the parties with respect thereto, shall survive for six months after the expiration of the statute of limitations governing the respective matters set forth therein. Notwithstanding the foregoing, any representation or warranty, and the indemnification obligations with respect thereto, that would otherwise terminate in accordance with this Section 8.1 shall continue to survive, if notice of a claim shall have been timely given under Section 8.7 on or prior to such termination date, until such claim has been satisfied or otherwise resolved as provided in this Article VIII.

(b) Except as otherwise expressly set forth herein, each of the covenants set forth in this Agreement, and the indemnification obligations of the parties with respect thereto, shall survive the Closing indefinitely.

Section 8.2 Indemnification by the Sellers.

(a) Subject to the limitations set forth in Section 8.4 and elsewhere in this Agreement, from and after Closing, the Sellers hereby jointly and severally agree to indemnify Parent, Buyers, the Partnership and their respective successors, affiliates, officers, directors, employees, agents and shareholders (collectively, the "Buyers Indemnified Parties"), and hold them harmless against any fine, penalty, claim, loss, liability, deficiency, damage, amount paid in settlement, expense or cost (including all costs of investigation, defense, legal fees and expenses), whether or not actually incurred or paid prior to the expiration of the indemnification obligation of the Sellers hereunder (collectively, "Losses"), which any of the Buyers Indemnified Parties may suffer, sustain or become subject to, as a result of:

(i) any misrepresentation in any of the representations or any breach of the warranties contained in Article III of this Agreement or in any exhibits, schedules, certificates or other documents delivered or to be delivered by or on behalf of the Partnership and the Sellers pursuant to the terms of this Agreement or the Related Documents, without giving effect to any qualifications as to materiality contained in such representations and warranties;

(ii) any breach of, or failure to perform, any agreement or covenant of the Partnership or the Sellers contained in this Agreement or any of the Related Documents other than the Noncompetition Agreement;

(iii) any Claims or threatened Claims against a Buyers Indemnified Party arising in connection with the actions or inactions of the Partnership or Sellers or the officers, directors, partners, employees or agents of the Partnership with respect to the business of the Partnership or its predecessors in interest or its real property or other assets prior to the Closing;

(iv)  any of the items listed on Section 8.2 of the Disclosure Schedule;

(v) any Transaction Costs not set forth on Section 3.33 of the Disclosure Schedule;

(vi) any liability of the Partnership or the Sellers for Taxes (including penalties and interest) incurred in connection with or as a result of the conversion of the Partnership to a limited partnership under Texas law, regardless of the taxable period to which such Taxes are attributable; or

(vii) any transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Related Documents and the transactions contemplated hereby and thereby that are required to be paid by the Partnership or the Sellers (subsections (i) - (vii) together with subsections (b) and (c) below, collectively, "Buyers Losses").

(b) The Sellers hereby jointly and severally agree to indemnify the Buyers Indemnified Parties and hold them harmless against any Losses which any of the Buyers Indemnified Parties may suffer, sustain or become subject to, as a result of the inability to collect by the six month anniversary of the Closing Date any accounts receivable of the Partnership outstanding as of the Closing Date (the "Closing Receivables"); provided that the following conditions have been met:
(i) the Sellers shall not be responsible for any indemnification under this
Section 8.2(b) until the total amount of uncollected Closing Receivables exceeds an amount equal 16% of the total amount of the Closing Receivables (the "Closing

Receivables Reserve") and then Sellers shall only be responsible for providing indemnification in excess of the amount of the Closing Receivables Reserve; and
(ii) at the request of Sellers, the Partnership shall transfer an amount of uncollected Closing Receivables, comprised of particular accounts as selected by the Partnership in its sole discretion, to the Sellers equal to the amount of the indemnification payment owed by the Sellers the ("Transferred Receivables"). In the event that the Partnership transfers Transferred Receivables to the Sellers, the Sellers shall cooperate and coordinate with the Partnership in connection with the collection of the Transferred Receivables such that the collection of such Transferred Receivables will not unreasonably disturb or interfere with any customer relationships of the Partnership. In the event that the Partnership transfers Transferred Receivables to the Sellers, the Buyers shall cause the Partnership to cooperate and coordinate with the Sellers, at the Sellers' sole cost and expense, in connection with the collection of the Transferred Receivables by Sellers; provided, that the Partnership shall not be required to take any action (or permit the Sellers to take any action) that would unreasonably disturb or interfere with any customer relationships of the Partnership.

(c) Each Seller hereby severally and not jointly agrees to indemnify the Buyers Indemnified Parties and hold them harmless against any Losses which any of the Buyers Indemnified Parties may suffer, sustain or become subject to, as a result of such Seller's misrepresentation in the representations or any breach of the warranties contained in Article II of this Agreement.

(d) Each Seller hereby severally and not jointly agrees to indemnify the Buyers Indemnified Parties and hold them harmless against any Losses which any of the Buyers Indemnified Parties may suffer, sustain or become subject to as a result of such Seller's breach of, or failure to perform, any agreement or covenant of such Seller in the Noncompetition Agreement to which such Seller is a party.

(e) Once the occurrence of a breach of any representations or warranties has been established, Losses shall be calculated without regard to whether such breach caused a Material Adverse Effect on the Partnership.

Section 8.3 Indemnification by Buyers. Buyers agree to indemnify in full the Sellers and hold them harmless against any Losses which the Partnership or any Seller may suffer, sustain or become subject to as a result of (a) any misrepresentation in any of the representations or any breach of the warranties contained in Article IV of this Agreement or in any of the Related Documents, without giving effect to any qualifications as to materiality contained in such representations and warranties, (b) any breach of, or failure to perform, any agreement or covenant of Buyers contained in this Agreement or any of the Related Documents ("Seller Losses") or (c) any Claims or threatened Claims against a Seller Indemnified Party arising in connection with the actions or inactions of the Partnership or the officers, directors, partners, employees or agents of the Partnership with respect to the business of the Partnership after the Closing; except for (i) any Claim or threatened Claim to which a Buyers Indemnified Party is entitled to indemnification pursuant to the provisions of
Section 8.2, or (ii) any Claim or threatened Claim which arises in connection with the action or inaction of any of the Sellers, whether in such Seller's capacity as an employee of the Partnership or otherwise.

Section 8.4 Limitations on Indemnification.
            ------------------------------

(a) Notwithstanding the provisions of Section 8.2, the Sellers shall not be required to indemnify or hold harmless any of the Buyers Indemnified Parties on account of any Buyers Losses under Sections 8.2(a)(i), 8.2(a)(iii) and 8.2(c) unless the aggregate liability of the Sellers in respect of all Buyers Losses under such Sections exceeds $125,000 (the "Threshold Amount") and, then, only to the extent of the excess. The aggregate liability of the Sellers for any Claims arising under Sections 8.2(a)(i), 8.2(a)(iii) and 8.2(c) of this Agreement shall not exceed an amount equal to $3,000,000 (the "Liability Amount"). The amount of any Buyers Losses shall be reduced by (1) any amount actually received by a Buyer Indemnified Parties with respect thereto under any insurance coverage or from any other party alleged to be responsible therefor and (2) the amount of any Tax benefit reasonably available to Buyer Indemnified Parties relating thereto. The Sellers shall be subrogated to the rights of any Buyer Indemnified Party in respect of any insurance policy of the Partnership in existence prior to the Closing Date to the extent of any indemnification made by the Sellers. Buyers and the Sellers agree that, except as set forth in Section 8.4(c), indemnification on account of Buyers Losses under Sections 8.2(a)(i), 8.2(a)(iii) and 8.2(c) shall first be satisfied by an offset from the unpaid principal amount, and in accordance with Section 8, of the Escrow Notes and in the case of indemnification sought under Sections 8.2(a)(i) and 8.2(a)(iii) on a pro rata basis from each Seller in accordance with such Seller's percentage interest in the Partnership, but in no event shall exceed the Liability Amount.

(b) Notwithstanding the provisions of Section 8.3, Buyers shall not be required to indemnify or hold harmless any of the Partnership or any of the Sellers on account of any Seller Losses under Sections 8.3(a) and 8.3(c) unless the aggregate liability of Buyers in respect of all Seller Losses exceeds the Threshold Amount, and then only to the extent of the excess. The aggregate liability of Buyers for any Claims arising under Sections 8.3(a) and 8.3(c) of this Agreement shall not exceed the Liability Amount. The amount of any Seller Losses shall be reduced by (a) any amount actually received by a Seller Indemnified Parties with respect thereto under any insurance coverage or from any other party alleged to be responsible therefor and (b) the amount of any Tax benefit reasonably available to Seller Indemnified Parties relating thereto.

(c) The limitations set forth in clauses (a) and (b) of this Section 8.4 shall not apply to (i) breaches or inaccuracies of the representations and warranties contained in Sections 2.2, 2.3, 2.4, 3.1, 3.2, 3.8, 3.11, 3.12(a), 3.12(b),
3.12(c), 3.13, 3.16, 3.23, 3.24, 3.25 and 3.33, (ii) Losses by reason of any claims brought on the basis of willful misconduct or any intention to deceive, and (iii) any indemnity obligations set forth in Sections 8.2(a)(ii), 8.2(a)(iv), 8.2(a)(v), 8.2(a)(vi), 8.2(b), 8.2(d) and/or 8.3(b) and (iv) Claims
for Transaction Costs not set forth on Section 3.33 of the Disclosure Schedule. Buyers and the Sellers agree that Buyers may, in its sole discretion, offset any indemnification on account of Buyers Losses set forth in this Section 8.4(c) from the unpaid principal amount of the Convertible Notes or may pursue any other available remedies.

Section 8.5 Method of Asserting Claims. As used herein, an "Indemnified Party" shall refer to a "Buyers Indemnified Party," or a "Seller Indemnified Party," as applicable, the "Notifying Party" shall mean, with respect to the Buyer Indemnified Parties, the Buyer and, with respect to Seller Indemnified Parties, the Seller's Representative, and the "Indemnifying Party" shall refer to the party (or parties) hereto obligated to indemnify such Notifying Party's Indemnified Parties.

  (a) In the event that any of the Indemnified Parties is made a defendant in or party to any investigation, audit, action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Buyer Losses or Seller Losses, as the case may be, the Notifying Party shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless, and only to the extent that, such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim; provided, that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Notice of the intention to so contest and defend shall be given by the Indemnifying Party to the Notifying Party within 15 Business Days after the Notifying Party's notice of such Claim. Failure by the Indemnifying Party to give such notice within such period shall be deemed to be a decision by the Indemnifying Party not to contest and defend. Such contest and defense shall be conducted by attorneys who are reasonably acceptable to the Indemnified Party, retained by the Indemnifying Party. The Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Notifying Party reasonably determines that because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Notifying Party elects to participate in such defense, the Notifying Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Notifying Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld. Notwithstanding the foregoing, (i) if a Claim seeks relief other than the payment of monetary damages, (ii) if the subject matter of a Claim relates to the ongoing business of any of the Indemnified Parties, which Claim, if decided against any of the Indemnified Parties, would materially adversely affect the ongoing business or reputation of any of the Indemnified Parties, or (iii) the Indemnified Parties would not be fully indemnified with respect to such Claim, then, in each such case, the Indemnified Parties alone shall be entitled to contest, defend and settle such Claim in the first instance and, if the Indemnified Parties do not contest, defend or settle such Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim.

  (b) In the event any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Claim, the Notifying Party shall deliver a notice of such claim, and an estimate of the amount (if reasonably practicable) of the applicable Buyer Losses or Seller Losses, as the case may be with reasonable promptness to the Indemnifying Party, but in any event prior to the expiration of the applicable survival period set forth in Section 8.1. If the Indemnifying Party notifies the Notifying Party that it does not dispute the claim described in such notice or fails to notify the Notifying Party within 30 Business Days after delivery of such notice by the Notifying Party whether the Indemnifying Party disputes the claim described in such notice, the Buyer Losses or Seller Losses, as the case may be, in the amount specified in the Notifying

Party's notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Notifying Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through such negotiations within 30 days after the delivery of the Notifying Party's notice of such claim, such dispute shall be resolved fully and finally in New York City, New York by an arbitrator selected pursuant to, and an arbitration governed by, the Commercial Arbitration Rules of the American Arbitration Association, except that in the event of any conflict between those rules and the arbitration provisions set forth herein, the provisions set forth herein shall govern and control.

(c) Persons eligible to serve as arbitrator (the "Arbitrator") shall be members of the AAA Large, Complex Case Panel or a CPR Panel of Distinguished Neutrals, or who have professional credentials similar to those persons listed on such AAA or CPR panels. The Sellers' Representative and Parent shall mutually agree upon an Arbitrator, provided that if no such agreement is reached within five Business Days, then the arbitrator shall be selected as follows: (i) the Sellers' Representative shall select one arbitrator on or before the expiration of the time period set forth in the preceding sentence, (ii) Parent shall select one arbitrator on or before the expiration of the time period set forth in the preceding sentence and (iii) the two arbitrators so selected shall, within five Business Days of their selection, appoint a single arbitrator who shall be unaffiliated with the parties hereto and with the arbitrators selected pursuant to (i) and (ii) of this sentence who shall act as the Arbitrator. The Arbitrator shall base the award on the applicable law and judicial precedent which would apply if the Claim were decided by a United States District Judge, and the Arbitrator shall have no authority to render an award which is inconsistent therewith. The language of the arbitration, the submission of all writings, the decision of the Arbitrator and the reasons supporting such decisions shall be in English. The award shall be in writing and include the findings of fact and conclusions of law upon which it is based. Unless the parties agree otherwise, discovery will be limited to an exchange of directly relevant documents. Depositions will not be taken except as needed in lieu of a live appearance or upon mutual agreement of the parties. The Arbitrator shall resolve any discovery disputes. Subject to the limitations contained in this Section 8.5, the Arbitrator and counsel of record will have the power of subpoena process as provided by law. The Arbitrator shall resolve the dispute within as soon as reasonably practicable, based upon the schedule established by the Arbitrator, but in any event the award of the Arbitrator shall be rendered within 120 days following the selection of the Arbitrator. Judgment upon the award rendered by such Arbitrator my be entered in any court of competent jurisdiction.

(d) Each party shall bear half of the fees and expenses of the Arbitrator, unless the Arbitrator shall determine that fairness requires that such fees and expenses be allocated among the parties in a different manner, including without limitation, requiring the losing party to pay all such expenses.

(e) Any attorney-client privilege and other protection against disclosure of privileged or confidential information, including without limitation any protection afforded the work-product of any attorney, that could otherwise be claimed by any party shall be available to, and may be claimed by, any such party in any arbitration proceeding. No party waives any attorney-client privilege or any other protection against disclosure of privileged or confidential information by reason of any contained in or done pursuant to, the arbitration provisions hereof.

(f) Notwithstanding any contrary provisions in this Section, any party hereto is entitled to seek emergency, provisional or summary relief under applicable Law with respect to any breach of this Agreement or any Related Document, and accordingly such party may pursue injunctive relief with respect to any such breach, including specific performance of any covenants, promises or agreements or an order enjoining a party from any threatened, or from the continuation of any actual breach of covenants, promises or agreements; provided, that, any such emergency, provisional or summary relief must be sought in any state or federal court located in Harris County, Texas. Immediately following the issuance of any such relief, the parties agree to the stay of any judicial proceedings pending mediation or arbitration of all underlying claims between the parties.

(g) The Sellers' Representative shall act on behalf of the Sellers with respect to any notices or consents required to be given or received under this Article VIII.

Section 8.6 No Double Recovery. Any liability for indemnification hereunder shall be determined without duplication of monetary recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement. This Section 8.6 shall not prevent a party from arguing alternative theories of liability with respect to any state of facts giving rise to a claim for indemnification.

Section 8.7 No Special Damages. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR ANY RELATED DOCUMENT, NO PARTY SHALL BE LIABLE UNDER THIS ARTICLE VIII OR OTHERWISE IN RESPECT OF THIS AGREEMENT OR ANY RELATED DOCUMENT FOR EXEMPLARY, SPECIAL, PUNITIVE, INDIRECT, REMOTE, SPECULATIVE OR CONSEQUENTIAL DAMAGES EXCEPT TO THE EXTENT ANY SUCH PARTY SUFFERS SUCH DAMAGES TO AN UNAFFILIATED THIRD PARTY IN CONNECTION WITH A THIRD PARTY CLAIM, IN WHICH EVENT SUCH DAMAGES SHALL BE RECOVERABLE.

Section 8.8 Investigation and Due Diligence. No investigation, examination, audit, inspection or other due diligence prior to the Closing shall affect the parties' respective rights to indemnification pursuant to this Agreement or any Related Document; provided, that, the foregoing is not intended to affect the representations, warranties and other agreements as modified by the Disclosure Schedule.

Section 8.9 Sole and Exclusive Remedy. After the Closing, the rights set forth in this Article VIII shall be each party's sole and exclusive remedies against the other parties hereto for misrepresentations or breaches of covenants contained in this Agreement or the Related Agreements, and in furtherance of the foregoing, each of the parties on behalf of itself and its Affiliates, hereby waives and releases the other parties hereto (and such other parties' Affiliates) from, to the fullest extent permitted under any Laws, any and all rights, claims and causes of action it or its Affiliates may have against the other party hereto except as provided herein; provided, that this limitation shall not apply in the event of fraud; and provided further any party hereto is entitled to seek emergency, provisional or summary relief under applicable Law with respect to any breach or threatened breach of this Agreement or the Related Documents, and accordingly such party may pursue injunctive relief with respect to any such breach, including specific performance of any covenants, promises or agreements or an order enjoining a party from any threatened, or from the continuation of any actual breach of covenants, promises or agreements.

Article IX.

                            MISCELLANEOUS AND GENERAL

Section 9.1 Modification or Amendment. Subject to the provisions of applicable law, the parties hereto may modify or amend this Agreement, only by written agreement executed and delivered by the Sellers' Representative, on behalf of all Sellers, and a duly authorized officer of the Buyers specifically stating that it amends this Agreement.

Section 9.2 Waiver. The conditions to each of the parties' obligations to consummate the transactions contemplated hereby are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

Section 9.3 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 9.4 Governing Law; Forum Selection.
            ------------------------------

(a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the state of New York without regard to the conflict of law principles thereof.

(b) FOR PURPOSES OF SECTION 8.5(f), EACH PARTY (i) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF TEXAS, OR ANY TEXAS STATE COURT LOCATED IN HARRIS COUNTY, IF ANY DISPUTE ARISES OUT OF THIS AGREEMENT, (ii) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (iii) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN SUCH A FEDERAL COURT SITTING IN THE STATE OF TEXAS OR TEXAS STATE COURT SITTING IN HARRIS COUNTY.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY

RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.4.

Section 9.5 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (a) when personally delivered, (b) when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device; provided, however, that if receipt is acknowledged after normal business hours of the recipient, notice shall be deemed to have been given on the next Business Day, (c) one day after deposit with a nationally recognized overnight courier, specifying next day delivery or (d) three days after being sent by registered or certified mail, postage prepaid, return receipt requested; provided, however, that notices of any claims pursuant to
Section 8.5(b) must first be given either by certified mail, postage prepaid, return receipt requested or by deposit with a nationally recognized overnight courier, specifying next day delivery with signature of delivery requested, provided, that if such notice is returned to Buyers undelivered, notice may be given in any other method permitted by this Section 9.5. Notices, demands and communications to parties will, unless another address is specified in writing, be sent to the address indicated:

            if to Parent or Buyers:

            Curative Health Services, Inc.
            150 Motor Parkway
            Hauppauge, New York 11788
            Phone:      (631) 232-7016
            Fax:  (631) 233-8107
            Attention:  Nancy Lanis, General Counsel

            copy to:

            Dorsey & Whitney LLP
            50 South 6th Street
            Minneapolis, Minnesota 55402
            Phone:      (612) 340-2600
            Fax:  (612) 340-2868
            Attention:  Timothy S. Hearn
            if to the Sellers:

            Bijan Imani, Sellers' Representative
            56 Waterford Pointe Circle
            Sugar Land, Texas 77479
            Phone and Fax:  (281) 265-4142

            copy to:

            Fulbright & Jaworski L.L.P.
            1301 McKinney, Suite 5100
            Houston, Texas 77010-3095
            Phone:      ( 713) 651-8482
            Fax:        (713) 651-5246
            Attention:  Jerry A. Bell, Jr.

Section 9.6 Entire Agreement. This Agreement (including any exhibits hereto), and the Related Documents constitute the entire agreement among the parties, and supersede all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

Section 9.7 No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder other than the Parties hereto and the Sellers' Representative.

Section 9.8 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 9.9 Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Schedule or Exhibit, such reference shall be to a Section of, or Schedule or Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Buyers and the Sellers agree that any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

Section 9.10 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by (a) the Partnership or any Seller without the prior written consent of the Buyers, or (b) the Buyers without the prior written consent of the Sellers or the Sellers' Representative; provided, however, that the Buyers shall have the right, without the consent of the Sellers or the Sellers' Representative, to assign all or any portion of its rights, duties and obligations under this Agreement to any Affiliate of Buyers.

Section 9.11 Press Releases and Announcements. Except as otherwise required by applicable Law or regulation, and except with respect to Buyers and the Partnership following the Closing, the Sellers, Buyers and the Partnership will not, and will not permit any of their respective Affiliates, representatives or advisors to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld or delayed. Buyers, the Partnership and the Sellers' Representative will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby.

Section 9.12      Definitions.
                  -----------

(a)   Location of Certain Definitions.
      -------------------------------

Term                                                                   Section

Accredited Investor................................................Section 2.7
Acquisition Proposal...............................................Section 5.2
Agreement.............................................................Preamble
Annual Balance Sheet...............................................Section 3.5
Annual Financial Statements........................................Section 3.5
Arbitrator......................................................Section 8.5(c)
Buyer LLC1............................................................Preamble
Buyer LLC2............................................................Preamble
Buyers................................................................Preamble
Buyers Indemnified Parties......................................Section 8.2(a)
Buyers Losses..............................................Section 8.2(a)(vii)
Cash Consideration..............................................Section 1.2(c)
Closing............................................................Section 1.3
Closing Date.......................................................Section 1.3
Closing Receivables.............................................Section 8.2(b)
Closing Receivables Reserve.....................................Section 8.2(b)
Contracts.......................................................Section 3.4(b)
Convertible Notes...............................................Section 1.2(b)
Disclosure Schedule.................................................Article II
DOL/WHD........................................................Section 3.14(c)

EEOC...........................................................Section 3.14(c)
Employee Benefit Plan..........................................Section 3.11(a)
environment....................................................Section 3.16(e)
ERISA..........................................................Section 3.11(a)
Escrow Funds....................................................Section 1.2(e)
Escrow Note.................................................Section 1.2(d)(ii)
Exchange Act....................................................Section 4.4(a)
Financial Statements...............................................Section 3.5
GAAP...............................................................Section 3.5
General Partnership Interest..........................................Recitals
Government Programs.........................................Section 3.12(a)(i)
Governmental Consent............................................Section 3.4(a)
Governmental Entity.............................................Section 3.4(a)
Indemnified Party..................................................Section 8.5
Indemnifying Party.................................................Section 8.5
INS............................................................Section 3.14(c)
Inventory Date..................................................Section 1.5(c)
Inventory Statement.............................................Section 1.5(c)
IRS............................................................Section 3.11(b)
Latest Balance Sheet...............................................Section 3.5
Latest Financial Statements........................................Section 3.5
Laws........................................................Section 3.12(a)(i)
Lessor............................................................Section 5.13
Liability Amount................................................Section 8.4(a)
License Agreements.............................................Section 3.15(f)
Limited Partnership Interest..........................................Recitals
Losses..........................................................Section 8.2(a)
Material Adverse Effect............................................Section 3.7
Material Contracts.............................................Section 3.18(a)
Medical Waste Laws.............................................Section 3.16(h)
Medicare and Medicaid programs..............................Section 3.12(a)(i)
NLRB...........................................................Section 3.14(c)
Non-Escrow Note.............................................Section 1.2(d)(ii)
Note Consideration..............................................Section 1.2(b)
Notifying Party....................................................Section 8.5
Objection Notice................................................Section 1.5(f)
Objection Period................................................Section 1.5(f)
OFCCP..........................................................Section 3.14(c)
Organizational Documents...........................................Section 3.1
OSHA...........................................................Section 3.14(c)
Parent................................................................Preamble
Partnership...........................................................Preamble
Partnership Intellectual Property..............................Section 3.15(b)
Partnership Interests.................................................Recitals
Permits.....................................................Section 3.12(a)(i)
Pre-Closing Tax Period..........................................Section 5.8(a)
Private Consents................................................Section 3.4(b)

Private Programs............................................Section 3.12(a)(i)
Purchase Price..................................................Section 1.2(a)
Regulations....................................................Section 3.12(d)
release........................................................Section 3.16(e)
SEC.............................................................Section 4.4(a)
SEC Reports.....................................................Section 4.4(a)
Securities Act.....................................................Section 2.7
Seller Losses......................................................Section 8.3
Sellers...............................................................Preamble
Sellers' Representative.........................................Section 1.4(a)
Straddle Period.................................................Section 5.8(b)
Threshold Amount................................................Section 8.4(a)
Transferred Receivables.........................................Section 8.2(b)
Underlying Shares...............................................Section 1.2(b)
Working Capital Arbitrator......................................Section 1.5(g)
Working Capital of the Partnership..............................Section 1.5(b)
Working Capital Payment.........................................Section 1.5(a)
Working Capital Statement.......................................Section 1.5(d)

     Certain Other Definitions.

            "Affiliate" of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

            "Business Day" means any day other than Saturday, Sunday and any other day on which commercial banks in New York City are authorized or required by law to remain closed.

            "Claim" means any third party action, audit, proceeding, claim, investigation, subpoena or document request.

            "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, regulation, judgment, order, decree, arbitration award, agency requirement, license, permit, authorization or opinion, relating to: (a) the protection, investigation or restoration of the environment, health and safety, or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (c) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property, including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 USC Section 9601 et. sec.

            "Hazardous Substance" means any substance or waste that is: (a) listed, classified or regulated pursuant to any Environmental Law; (b) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or
(c) any other substance or waste which may be the subject of regulatory action by any government authority pursuant to any Environmental Law.

            "Indebtedness" means (a) any liability of the Partnership (i) for borrowed money or arising out of any extension of credit to or for the account of the Partnership (including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the Ordinary Course of Business, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) in respect of capital leases or
(iv) in respect of an interest rate swap, cap or collar agreement or similar arrangement, (b) any liability secured by any Lien (other than Liens arising by an operation of law or similar statutory Liens) upon any property or assets of the Partnership (or upon any revenues, income or profits of the Partnership therefrom), whether or not the Partnership has assumed that liability or otherwise become liable for the payment thereof other than trade payables arising in the Ordinary Course of Business, or (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which the Partnership has incurred, assumed or acquired a liability by means of a guaranty.

            "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith: (a) all United States, international and foreign patents and applications thereof and all reissues, divisions, renewals, extensions, provisions, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, drug candidates, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (c) all copyrights, copyright registrations and applications therefore, and all other rights corresponding thereto throughout the world; (d) all industrial designs and any registration and applications therefor throughout the world; (e) all trade names, logos, common law trademarks, service marks and trade dress, trademark and service mark registration and applications therefor throughout the world; (f) all databases and data collections and all rights therein throughout the world; and (g) any similar or equivalent rights to any of the foregoing anywhere in the world.

            "Knowledge" means that an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

                  (b) a prudent individual could be expected to discover or
            otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representations or warranties contained in this Agreement.

            A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, shareholder, partner, executor, or trustee of such Person (or in any similar capacity) has Knowledge of such fact or other matter (as set forth in (a) and (b) above), and any such individual (and any individual party to this Agreement) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of any representations and warranties made herein by such Person or individual.

            "Licenses" means all permits, licenses, exemptions, variances and other approvals and authorizations which are necessary to conduct the business of the Partnership.

            "Lien" means a mortgage, pledge, hypothecation, lien (statutory or otherwise), preference, priority, security interest, security agreement, easement, covenant, restriction, charge, claim, option, voting trust, stockholder agreement, proxy or other encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

            "Ordinary Course of Business" means an action taken by the Partnership that:

                  (a) is consistent in nature, scope and magnitude with the past practices of the Partnership and is taken in the ordinary course of the normal day-to-day operations of the Partnership;

                  (b) does not require authorization by the board of managers of the General Partner of the Partnership and does not require any other separate or special authorization of any nature; and

                  (c) is similar in nature, scope and magnitude to actions
            customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as the Partnership.

            "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, limited liability partnership, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature.

            "PTO" means the United States Patent and Trademark Office.

            "Registered Intellectual Property" means those United States, international and foreign: (a) patents and patent applications (including provisional applications) and all reissues, divisions, renewals, extensions, provisions, continuations, foreign counterparts, and continuations-in-part thereof; (b) registered trademarks, registered service marks, applications to register trademarks or service marks, intent-to-use applications, or other registrations or applications related to trademarks or service marks; (c) registered copyrights and applications for copyright registration, in each case that are listed on Section 3.15(c) of the Disclosure Schedule; and (d) Internet domain names and uniform resource locators ("URLS").

            "Related Documents" means the Confidentiality Agreement, dated as of April 10, 2002, between Parent and the Partnership, the Disclosure Schedule, the Escrow Agreement, the Convertible Notes, the Noncompetition Agreements, the side letter entered into on the date hereof and the side letter to be entered into on or prior to the Closing and any certificates delivered by the parties hereto in connection with this Agreement.

            "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means, with respect to any Person, (a) all taxes, domestic or foreign, including without limitation any income (net, gross or other, including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, additions to tax or additional amounts imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a) of this definition and (c) any liability of such Person for the payment of any amounts of the type described in
(a) as a result of any express or implied obligation to indemnify any other Person.

            "Tax Return(s)" mean all returns, consolidated or otherwise (including without limitation informational returns), required to be filed with any Taxing Authority.

            "Taxing Authority" means any authority responsible for the imposition or collection of any Tax.

            "Transaction Costs" means the aggregate amount of any and all costs and expenses incurred by or on behalf of the Partnership (but not by or on behalf of the Sellers unless such expenses are the responsibility of the Partnership) in connection with this Agreement, the Related Documents, the other exhibits hereto and the consummation transactions contemplated hereby or thereby including, without limitation, (i) those costs, expenses and penalties incurred by the Partnership in connection with the pay-off and termination of any Indebtedness, and (ii) those fees and expenses relating to any investment banker, broker, lawyer, accountant, including, without limitation, those fees and expenses relating to the retention of The Braff Group.

                 [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

                                    CURATIVE HEALTH SERVICES, INC.


                                    By:        /s/ William C. Tella
                                    ---------------------------------------
                                         Name: William C. Tella
                                         Title: President - Specialty
                                                Pharmacy Services


                                    INFINITY INFUSION, LLC


                                    By:        /s/ William C. Tella
                                       ----------------------------------------
                                         Name: William C. Tella
                                         Title: President


                                    INFINITY INFUSION II, LLC


                                    By:        /s/ William C. Tella
                                       ---------------------------------------
                                         Name: William C. Tella
                                         Title: President





                                    SELLERS:

                                    IIC GP, LLC


                                    By:        /s/ Azar I. Delpassand
                                       -----------------------------------------
                                         Name:  Azar I. Delpassand
                                         Title:  CEO/President



                                               /s/   AZAR I. DELPASSAND
                                    --------------------------------------------
                                    AZAR I. DELPASSAND


                                               /s/   DR. EBRAHIM DELPASSAND
                                   ---------------------------------------------
                                    DR. EBRAHIM DELPASSAND


                                               /s/ TARA IMANI
                                   ---------------------------------------------
                                   TARA IMANI


                                               /s/  MARYAM PANAHI
                                   ---------------------------------------------
                                    MARYAM PANAHI


                                               /s/  YASSAMIN NOROUZIAN
                                   ---------------------------------------------
                                    YASSAMIN NOROUZIAN

The following exhibits and schedules to the Stock Purchase Agreement have been omitted. Curative Healthcare Services, Inc. will furnish any such exhibits or schedules to the Commission as supplemental information upon request:

Exhibits

Exhibit A       Form of Escrow Note
Exhibit B       Form of Non-Escrow Note
Exhibit C       Opinion of Counsel
Exhibit D-1     Form of Delpassand Employment Agreement
Exhibit D-2     Form of Norouzian Employment Agreement

Exhibit D-3     Form of Panahi Employment Agreement

Exhibit E       Form of Imani Consulting Agreement
Exhibit F       Form of Noncompetition Agreement
Exhibit G       Form of Escrow Agreement
Exhibit H       Material Lease Terms
Exhibit I       Form of Employment Agreement

                                                                    Exhibit 99.3

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


                         CURATIVE HEALTH SERVICES, INC.,

                               eBIOCARE.COM, INC.,

                            HEMOPHILIA ACCESS, INC.,

                           APEX THERAPEUTIC CARE, INC.

                                       and

                      Such other Persons joined hereto as a
                           Borrower from time to time

                                  as Borrowers

                                      with

                     HEALTHCARE BUSINESS CREDIT CORPORATION

                                    as Lender

                                TABLE OF CONTENTS

                                                                          PAGE

SECTION 1.   DEFINITIONS AND INTERPRETATION..................................1
    1.1      Terms Defined...................................................1
    1.2 Matters of Construction.............................................12
    1.3 Accounting Principles...............................................12
SECTION 2.   THE LOANS......................................................12
    2.1      Credit Facility - Description:.................................12
    2.2 Funding Procedures:.................................................13
    2.3 Interest and Fees:..................................................14
    2.4 Additional Interest Provisions:.....................................15
    2.5 Payments:...........................................................16
    2.6 Use of Proceeds.....................................................17
    2.7 Lockboxes and Collections:..........................................17
    2.8 Fees 19
SECTION 3.   COLLATERAL.....................................................19
    3.1 Description.........................................................18
    3.2 Lien Documents......................................................20
    3.3 Other Actions:......................................................20
    3.4 Searches............................................................21
    3.5 Good Standing Certificates..........................................21
    3.6 Filing Security Agreement...........................................21
    3.7 Power of Attorney...................................................21
    3.8 Revised Article 9:..................................................20
SECTION 4.   CLOSING AND CONDITIONS PRECEDENT TO ADVANCES...................22
    4.1 Resolutions, Opinions, and Other Documents..........................22
    4.2 Additional Preconditions to Loans...................................23
    4.3 Absence of Certain Events...........................................24
    4.4 Compliance with this Agreement......................................24
    4.5 Closing Certificate.................................................24
    4.6 Closing.............................................................24
    4.7 Non-Waiver of Rights................................................24
SECTION 5.   REPRESENTATIONS AND WARRANTIES.................................24
    5.1 Organization and Validity:..........................................24
    5.2 Places of Business..................................................25
    5.3 Operation of Facilities.............................................25
    5.4 Pending Litigation..................................................26
    5.5 Medicaid and Medicare Cost Reporting................................26
    5.6 Title to Collateral.................................................26
    5.7 Governmental Consent................................................26
    5.8 Taxes...............................................................26
    5.9 Financial Statements................................................27
    5.10 Full Disclosure....................................................27
    5.11 Guarantees, Contracts, etc.:.......................................27
    5.12 Compliance with Laws:..............................................27
    5.13 Other Associations.................................................28
    5.14 Environmental Matters..............................................28
    5.15 Capital Stock and Equity Interests.................................28
    5.16 Lockboxes..........................................................28
    5.17 Borrowing Base Reports.............................................28
    5.18 Security Interest..................................................28
    5.19 Accounts:..........................................................29
    5.20 Pension Plans......................................................29
    5.21 Representations and Warranties as to Accounts for each Loan........29
    5.22 Interrelatedness of Borrowers......................................31
    5.23 Commercial Tort Claims.............................................31
    5.24 Letter of Credit Rights............................................31
    5.25 Intellectual Property..............................................31
SECTION 6.   BORROWER'S AFFIRMATIVE COVENANTS...............................31
    6.1 Payment of Taxes and Claims.........................................32
    6.2 Maintenance of Insurance, Financial Records and Corporate Existence:32
    6.3 Business Conducted..................................................33
    6.4 Litigation..........................................................33
    6.5 Taxes...............................................................33
    6.6 Financial Covenants.................................................33
    6.7 Financial and Business Information..................................33
    6.8 Officers' Certificates..............................................34
    6.9 Inspection..........................................................35
    6.10 Tax Returns and Reports............................................35
    6.11 Material Adverse Developments......................................35
    6.12 Places of Business.................................................35
    6.13 Notice of Action...................................................35
    6.14 Verification of Information........................................36
    6.15 Value Track System(TM).............................................36
    6.16 Commercial Tort Claim..............................................36
SECTION 7.   BORROWER'S NEGATIVE COVENANTS..................................36
    7.1 Merger, Consolidation, Dissolution or Liquidation:..................36
    7.2 Liens and Encumbrances..............................................37
    7.3 Negative Pledge.....................................................37
    7.4 Transactions With Affiliates or Subsidiaries:.......................37
    7.5 Guarantees..........................................................37
    7.6 Indebtedness........................................................38
    7.7 Loans to Other Persons..............................................38
    7.8 [Reserved]..........................................................39
    7.9 Subordinated Debt Payments..........................................39
    7.10 Distributions......................................................39
SECTION 8.   DEFAULT........................................................39
    8.1 Events of Default...................................................39
    8.2 Cure 42
    8.3 Rights and Remedies on Default:.....................................42
    8.4 Nature of Remedies..................................................43
    8.5 Lender's Right to Reimbursement for Increased
        Costs or Reduced Returns............................................44
    8.6 Set-Off.............................................................44
SECTION 9.   MISCELLANEOUS..................................................44
    9.1 GOVERNING LAW.......................................................44
    9.2 Integrated Agreement................................................44
    9.3 Waiver and Indemnity:...............................................45
    9.4 Time 45
    9.5 Expenses of Lender:.................................................45
    9.6 Confidentiality.....................................................46
    9.7 Notices:............................................................46
    9.8 Headings............................................................46
    9.9 Survival............................................................46
    9.10 Successors and Assigns.............................................47
    9.11 Duplicate Originals................................................47
    9.12 Modification.......................................................47
    9.13 Signatories........................................................47
    9.14 Third Parties......................................................47
    9.15 Waivers:...........................................................47
    9.16 CONSENT TO JURISDICTION............................................48
    9.17 WAIVER OF JURY TRIAL...............................................48
    9.18 [Reserved]:........................................................48
    9.19 Discharge of Taxes, Borrower's Obligations, Etc....................48
    9.20 Injunctive Relief..................................................49
SECTION 10.  SPECIAL INTER-BORROWER PROVISIONS..............................49
    10.1 Certain Borrower Acknowledgments and Agreements....................49
    10.2 Maximum Amount Of Joint and Several Liability......................50
    10.3 Authorization of Curative by Borrowers.............................50

                                  EXHIBIT LIST

      Exhibit 2.1(b) - Form of Revolving Credit Note
      Exhibit 2.1(c) - Form of Term Note
      Exhibit 2.2(b) - Form of Borrowing Base Certificate
      Exhibit 2.2(c) - Loan Request
      Exhibit 4.1 - Form of Opinion of Counsel
      Exhibit 4.2A - Notice Letter Re: Commercial Obligors
      Exhibit 4.2B - Notice Letter Re: Government Obligors
      Exhibit 6.8 - Officer's Certificate
      Schedule 1 - Ineligible Obligors and Concentration Limits
      Schedule 2 - Borrowers' States of Qualifications
                 - Chief Executive Office
                 - Places of Business/Other Names
                 - Provider Identification Numbers
                 - Pending Litigation
                 - Permitted Liens
                 - Fiscal Year End
                 - Tax ID Numbers
                 - Existing Guaranties, Investments and Borrowings ......
                 - Compliance
                 - Other Associations
                 - Environmental Matters
                 - Capital Stock
                 - Commercial Tort Claims
                 - Letter of Credit Right
                 - Corporate Reorganization
                 - Loan, Advances
                 - Indebtedness

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

     This Amended and Restated Loan and Security Agreement ("Agreement") is dated this ____ day of May, 2002, by and among Curative Health Services, Inc., a Minnesota corporation ("Curative"), eBioCare.com, Inc., a Delaware corporation ("eBioCare"), Hemophilia Access, Inc., a Tennessee corporation ("Access"), and Apex Therapeutic Care, Inc. a California corporation ("Apex"), and such other Persons joined hereto as a Borrower form time to time (collectively referred to as "Borrowers" and each individually referred to as a "Borrower"), and Healthcare Business Credit Corporation, a Delaware corporation as lender ("Lender").

                                   BACKGROUND

      A     Curative, eBioCare and Access, as borrowers, and Lender are parties to that certain Loan and Security Agreement dated as of January 31, 2002 ("Existing Loan Agreement") and the related agreements, instruments and documents executed in connection therewith, including without limitation, any and all notes, guarantees and limited support agreements executed in connection therewith (all of which are collectively referred to as "Existing Financing Documents").

     B     Borrowers have requested that Lender amend and restate the Existing
Loan Agreement, join Apex as a joint and several co-Borrower under this Agreement and make available to Borrowers a Credit Facility in the maximum amount of $35,000,000 which will be secured by a perfected security interest in the Collateral (including, without limitation, the Accounts) and which consists of the $25,000,000 Revolving Loan Commitment and a $10,000,000 Term Loan. Lender is willing to make the Credit Facility available to Borrowers pursuant to the terms and provisions hereinafter set forth.

      C     The parties desire to set forth the terms and conditions of their relationship in writing.

      NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.        DEFINITIONS AND INTERPRETATION

1.1   Terms  Defined:  As used in this  Agreement,  the  following  terms have
      --------------   the following respective meanings:

     "Account" means (a) all accounts, payment intangibles, instruments, chattel paper and all other rights of Borrowers to receive payments including without limitation, the third party reimbursable portion of accounts receivable owing to a Borrower arising out of the delivery by such Borrower of medical, surgical, diagnostic, treatment or other professional or medical or healthcare related services and/or the supply of goods related to any of such services (whether such services are supplied by a Borrower or a third party), including all healthcare-insurance-receivables and all other rights to reimbursement under any agreements with an Obligor, (b) all accounts, general intangibles, rights, remedies, guarantees, supporting obligations, letter of credit rights and security interests in respect of the foregoing assets described in clause (a), and, all rights of enforcement and collection, all books and records evidencing or related to the foregoing (other than any such information and data subject to legal restrictions of patient confidentiality), and all rights under this Agreement in respect of the foregoing, (c) all information and data compiled or derived by such Borrower in respect of such accounts receivable (other than any such information and data subject to legal restrictions of patient confidentiality), and (d) all proceeds of any of the foregoing.

     "Accounts Detail File" has the meaning set forth in Section 2.2(b) hereof.

     "Adjusted Debt Service Coverage Ratio" means the ratio of (a) the sum of (i) net income, plus (ii) interest expense, plus (iii) depreciation and amortization expenses, plus (iv) income tax expense, minus (v) Distributions (excluding, to the extent applicable, loans and advances from one Borrower to another Borrower, Distributions comprised of Permitted Settlement Charges and loans, advances and extensions of credit permitted under Section 7.7(d)), plus
(vi) actual cash payments associated with Permitted Settlement Charges to (b) the sum of (i) interest expense, plus (ii) the current portion of long-term debt, plus (iii) the current portion of lease payments under capitalized leases, plus (iv) income tax expense, all as determined for Borrowers on a consolidated basis in accordance with GAAP as in effect on the date of such determination, on a rolling four quarter basis; provided however, that such calculations as of the fiscal quarter ending March 31, 2002 shall be based on the annualized operating results for such fiscal quarter, such calculations for the fiscal quarter ending June 30, 2002 shall be for the two (2) most recent fiscal quarterly periods ending on such date on a cumulative, annualized basis and such calculations for the fiscal quarter ending September 30, 2002 shall be for the three (3) most recent fiscal quarterly periods ending on such date on a cumulative, annualized basis.

     "Advance(s)" means any monies advanced or credit extended, including without limitation the Loans to or for the benefit of Borrowers, or any of them by Lender, under the Credit Facility.

     "Advance Rate" means 90% or such other percentage(s) resulting from an adjustment pursuant to Section 8.3 below.

     "Affiliate" means with respect to any Person (the "Specified
Person"), (a) any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person, and (b) any director or officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of the Specified Person or of a Person who is an Affiliate of the Specified Person within the meaning of the preceding clause (a). For purposes of the preceding sentence, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, or direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 5% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 5% or more of any class of equity interest).

     "Applicable Revolving Loan Commitment" means the Revolving Loan Commitment in effect from time to time.



............."Authorized Officer" means any officer or partner of a Borrower authorized by specific resolution of Borrower to request Loans as set forth in the incumbency certificate referred to in Section 4.1(d) of this Agreement.

............."Billing Date" means (a) the last Business Day of the month in which goods or the services giving rise to the corresponding Account were rendered or provided in the case of the Specialty Health Care Services operations and (b) the earlier of the day after the service date or the regular billing date for billing the respective Obligor, or if none, the last business day of a calendar month, in the case of Specialty Pharmacy Services operations.

............."Borrowing Base" means, at any date, an amount equal to the lesser of (a) the Revolving Loan Commitment, or (b) the product of (i) the applicable Advance Rate then in effect, times (ii) the Estimated Net Value of all Eligible Accounts as of such date.

............."Borrowing Base Deficiency" means, as of any date, the amount, if any, by which (a) the aggregate amount of all Advances (other than the Term
Loan) outstanding as of such date exceeds (b) the Borrowing Base as of such date.

............."Borrowing Base Excess" means, as of any date, the amount, if any, by which (a) the Borrowing Base as of such date exceeds (b) the aggregate amount of all Advances (other than the Term Loan) outstanding as of such date.

............."Borrowing Base Report" has the meaning set forth in Section 2.2(b)
             hereof.

............."Business Day" means any day other than a Saturday, Sunday or any day on which banking institutions in Philadelphia, Pennsylvania, Minneapolis, Minnesota or New York City, New York are permitted or required by law, executive order or governmental decree to remain closed or a day on which Lender is closed for business.

............."CHAMPUS"  means the  Civilian  Health  and  Medical  Program  of the Uniformed Service, a part of TRICARE, a medical benefits program supervised by the U.S. Department of Defense.

............."Change of Control" means:

.............(a) with respect to Curative (i) a transaction or series of related transactions pursuant to which any Person or group of related Persons acquires or would acquire (upon completion of such transaction or series of transactions) shares (or securities exercisable for or convertible into shares) representing more than fifty percent (50%) of the outstanding common stock of Curative, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation, share exchange or other business combination involving Curative, if, upon consummation of such transaction, the Persons who were stockholders of Curative immediately prior to such transaction continue to hold, following such transaction, less than fifty percent (50%) of the outstanding equity securities of the entity surviving such merger, consolidation or reorganization, or the parent of such entity, or (iii) any other transaction or series of related transactions pursuant to which any Person or related group of Persons acquires or would acquire (upon completion of such transaction or series of transactions) control of Curative's board of directors or by which nominees of any such Person or group of Persons are (or would be) elected or appointed to a majority of the seats on the board of directors of Curative; or

.............(b)   a majority  of the  members of the board of  directors  of
Curative do not constitute Continuing Directors; or

.............(c)   Curative  ceases to  directly  or  indirectly  own and control all of the issued and outstanding capital stock of any of the other Borrowers except as permitted under Section 7.1.

............."Closing" has the meaning set forth in Section 4.6 hereof.

............."Closing Date" has the meaning set forth in Section 4.6 hereof.

............."Collateral" has the meaning set forth in Section 3.1 hereof.

............."Collateral  Pledge  Agreement"  shall have the meaning set forth in
Section 3.8 hereof.

............."Collections"  means with respect to any Account,  all cash collections on such Account.

............."Collection Account" has the meaning set forth in Section 2.7(a)
hereof.

............."Commercial Lockbox" means a lockbox in the name of Lender (or a nominee of Lender) and maintained at the Lockbox Bank, or such other bank as is acceptable to Lender, to which Collections on all Accounts, other than Government Accounts, are sent.

............."Commitment Fee" has the meaning set forth in Section 2.8 hereof.

............."Concentration Limits" means the various financial tests, expressed as percentages of the then current ENV of all Eligible Accounts, described on
Schedule 1 as in effect from time to time.

............."Contingent Indemnification Obligations" means those Obligations as of the date of determination which are contingent and unliquidated and for which there has been no indication that any claims associated therewith have been or may be asserted or alleged.

............."Continuing  Directors" means Joe Feshbach,  John Prior,
Tim Maudlin,  Lawrence English, Dan Berce, Paul Auerbach and Gerard Moufflet.

............."Contract"  means an  agreement  by which an  Obligor  is  obligated to pay for services rendered to patients of Borrower.

............"Credit Facility" has the meaning set forth in Section 2.1(a) hereof.

............."Default  Rate"  means  300  basis  points  above the  interest rate otherwise applicable on the Loans.



............."Defaulted Account" means an Account as to which (a) the initial ENV has not been received in full as Collections within 180 days of the Billing
Date, or (b) Lender reasonably deems uncollectible because of the bankruptcy or insolvency of the Obligor or any similar other reason.

............."Depository Agreement(s)" means those certain Depository Agreements, as amended, modified, restated or replaced from time to time, dated as of January 31, 2002 among Borrowers, Lender and the Lockbox Bank, relating to the Commercial Lockbox and the Government Lockbox, as applicable.

............."Distribution" means (a) dividends or other distributions on capital stock or other equity interests of a Borrower other than in capital stock of such Borrower; (b) the redemption, repurchase or acquisition of such stock or equity interests or of warrants, rights or other options to purchase such stock or equity interest; and (c) loans and/or advances made to any Shareholders, officers and/or Affiliates other than in capital stock of such Borrower.

............."Download Date" has the meaning set forth in Section 2.2(b) hereof.

............."Eligible Account" means an Account of a Borrower:

(a) which is a liability of an Obligor which is (i) a commercial insurance company acceptable to Lender, organized under the laws of any jurisdiction in the United States, having its principal office in the United States, other than those listed on Schedule 1 as ineligible, (ii) a Blue Cross/Blue Shield Plan other than those listed on Schedule 1 as ineligible, (iii) CHAMPUS, Medicare or Medicaid, or (iv) an HMO, PPO, or institutional Obligor reasonably acceptable to Lender, a healthcare provider reasonably acceptable to Lender or a hospital reasonably acceptable to Lender, or any other type of obligor, not included in the categories of obligors listed in the foregoing clauses (i) - (iii), each of which is organized under the laws of any jurisdiction in the United States, having its principal office in the United States, and is not listed on Schedule 1 as an ineligible Obligor,

(b)   the Obligor of which is not an Affiliate of Borrower,

(c) the Obligor of which has been sent a letter substantially in the form of
Exhibit 4.2A, (in the case of all Accounts other than Government Accounts), or a letter substantially in the form of Exhibit 4.2B (in the case of all Government Accounts),

(d) in an amount, as relating to an individual patient, not less than $5 nor more than $250,000, denominated and payable in dollars in the United States,

(e) as to which the representations and warranties of Section 5.21 hereof are true,

(f) which, if such Account is in the form of a cost report receivable owing from any government agency, Lender has agreed to include it in the Borrowing Base,

(g) which (i) does not arise from the delivery of cosmetic surgery services and
(ii) is not a workers' compensation claim (unless expressly approved by Lender) and (iii) does not arise from any services delivered for injury sustained in a motor vehicle accident (unless the Obligor on such Account is a type of Obligor permitted pursuant to clause (a) of this definition) and (iv) does not have an Obligor who is the individual patient or person who received the goods or services rendered,

(h) which is not outstanding more than (i) one hundred eighty (180) days past the Billing Date in the case of Accounts that have been billed, and (ii) forty-five (45) days past the date the corresponding services and/or goods were provided in the case of Accounts that have not been billed; provided, that in no event may the Account be outstanding more than two hundred twenty-five (225) days past the date the corresponding services and/or goods were provided,

(i) the Obligor on which does not have fifty percent (50%) or more of its Accounts owing to Borrowers constituting Defaulted Accounts,

(j) to the extent such Account does not include late charges or finance charges, and

(k) which complies with such other criteria and requirements as may be specified from time to time by Lender in its reasonable discretion.

............."Estimated Net Value" or "ENV" means on any date of calculation with respect to any Account an amount equal to the anticipated cash collections as calculated by Lender using the Value Track System(TM) (which system periodically adjusts such amount to reflect Lender's evaluation of the performance of similar Accounts and to reflect payments received with respect thereto), except that if Lender determines that all Obligor payments with respect to an Account have been made or if an Account has become a Defaulted Account, the ENV of such Account shall be zero.

............."Event of Default" has the meaning set forth in Section 8.1 hereof.

............."Excess Cash Flow" means, for any period, the greater of (a) zero
(0); or (b) without duplication, (i) net income, plus (ii) non-cash charges, plus (iii) depreciation and amortization expenses, minus (iv) actual cash payments on long term debt (including payments related to the Department of Justice obligation), minus (v) actual cash payments associated with Permitted Settlement Charges, minus (vi) actual cash payments made on the Seller Notes, all as determined for Borrowers on a consolidated basis in accordance with GAAP as in effect on the date of such determination.

............."Existing  Financing  Documents"  has the  meaning  set forth in the
Background section hereof.

............."Existing Loan Agreement" has the meaning set forth in the
Background  section hereof.

............."Expenses" has the meaning set forth in Section 9.5 hereof.

............."Funding Date" has the meaning set forth in Section 2.2(a) hereof.

............."GAAP" means generally accepted accounting principles, consistently applied.

............."Government  Accounts" means Accounts on which any federal or state governmental unit or any intermediary for federal or state governmental unit is the Obligor.

............."Government Lockbox" means a lockbox and/or deposit account in the name of Borrower(s) maintained at the Lockbox Bank, or such other bank as is acceptable to Lender, to which Collections on all Government Accounts are sent.

............."Hazardous Substances" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance or similar term, by any environmental statute, rule or regulation of any governmental entity presently in effect and applicable to such real property.

............."Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

............."Initial Revolving Loan Commitment" means Fifteen Million Dollars
($15,000,000).

............."Initial Term" has the meaning set forth in Section 2.1(d).

............."JCAHO" means the Joint Commission for Accreditation of Healthcare
Organizations, a nationally recognized organization providing accreditations to hospitals and other healthcare facilities, or any successor entity charged with performing its functions.

............."LIBOR" means an annual rate equal to the annual rate in effect in the London Interbank market applicable to one (1) month deposits of U.S. dollars as reported in the Wall Street Journal on the second Business Day preceding the date of determination. If the Wall Street Journal is not published on such Business Day or does not report such rate, such rate shall be reported by such other publication or source as Lender may reasonably select provided that Lender shall endeavor to promptly notify Borrower of such other publication or source.

............."LIBOR Advances" means Advances bearing interest based on LIBOR.

............."Loan(s)" means, collectively,  the Revolving Credit Loans and the
Term Loan and each may be referred to individually as a "Loan."

............."Loan Documents" means this Agreement, the Revolving Credit Note, the Term Note, Depository Agreements, Collateral Pledge Agreement and all agreements relating to the Government Lockbox and the Commercial Lockbox, all financing statements, Subordination Agreements and any other agreements, instruments, documents and certificates delivered in connection with this Agreement and in connection with the Existing Loan Agreement.

............."Loan Request" has the meaning set forth in Section 2.2(c) hereof.

............."Lockbox Bank" means Wells Fargo Bank, National  Association or such other bank that is acceptable to Lender.

............."Maturity Date" has the meaning set forth in Section 2.1(d).

............."Maximum Credit Limit" means an amount, from time to time, equal to the Revolving Loan Commitment plus the outstanding principal amount of the Term Loan minus all principal payments scheduled or required to have been made, which have not yet been made with respect to the Term Loan as of the date of determination not to exceed at any time $35,000,000 in the aggregate.

............."Obligations" means all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to Lender, by or from Borrowers, or any of them, whether arising out of this Agreement or any other Loan Document or otherwise, including, without limitation, all obligations to repay principal of and interest on all the Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to Borrowers, or any of them, under the Loan Documents, whether or not evidenced by any note or other instrument.

............."Obligor" means the party primarily obligated to pay an Account.

............."Permitted Acquisition" means any transaction, or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the Property of a Person, or any business division of a Person, (b) acquisition of in excess of 50% of the capital stock, partnership interest, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) merger or consolidation or any other combination with another Person, where the aggregate cash and/or debt portion of the purchase price for all such Permitted Acquisitions during the Initial Term does not exceed a total of $3,000,000; provided that (A) prior to any such acquisition, no Event of Default or Unmatured Event of Default shall have occurred and be continuing and upon giving effect to such acquisition, no Event of Default of Unmatured Event of Default will result, (B) the potential acquisition target's shareholders or other equity interest holders have consented to the sale and such sale is not otherwise a hostile acquisition; (C) the potential acquisition target is in the same or similar line of business as Borrowers; (D) the potential acquisition target is located in the United States;
(E) as a result of the transaction, the potential acquisition target and its shareholders and other equity interest holders shall not have acquired more than a twenty (20%) percent equity interest in such Borrower; (F) such acquisition shall be effected through such Borrower and the Person acquired shall be merged with or into Borrower as soon as practicable after the consummation of the acquisition but in any event within five (5) Business Days thereafter or become a Borrower hereunder subject to a joinder acceptable to Lender in its sole discretion; and (G) Borrowers shall have provided to Lender no later than thirty
(30) days prior to the consummation of any such acquisition with at least the following: (w) a pro forma historical balance sheet and income statement of the business being acquired; (x) full disclosure of the material acquisition terms and conditions including but not limited to the total purchase price for the business and such Borrower's projected allocation of the purchase price; (y) Borrowers' projected pro forma pre and post-closing balance sheets, including adjusting entries, reflecting the completion of the acquisition and any additional debt incurred to complete the acquisition; and (z) projections of Borrowers, including pro forma balance sheet, income statement, cash flows and covenants compliance certificates (all on a consolidated and consolidating basis if the business is to be merged into or become a subsidiary of a Borrower) reflecting the effects of the acquisition for at least one fiscal year end (on a monthly basis) following the closing of such acquisition. In addition to the foregoing, Borrowers shall permit and assist Lender in completing the due diligence audit of the business to be acquired (the results of such audit to be satisfactory to Lender in its sole discretion) prior to the inclusion of any Accounts generated by the acquired business into the Borrowing Base as Eligible Accounts.

............."Permitted Liens" has the meaning set forth in Section 5.6.

............."Permitted Settlement Charges" means the costs associated with the settlement of the shareholder lawsuits as more fully described in Curative's annual report on form 10-K for the fiscal year ended December 31, 2000 and as described in the litigation disclosure on Schedule 2 attached hereto; so long as such costs are not reasonably likely to have or result in a material adverse effect on the Property, business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers, or any of them, the Collateral, or any Borrower's ability to perform its respective obligations under the Loan Documents.

............."Person" means any individual, corporation, partnership, limited liability partnership, limited liability company, association, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof, or other entity.

............."Prime Rate" means the highest per annum rate of interest referenced as the "Prime Rate" as reported in the Money Rates Section of The Wall Street Journal, on the date of determination. If The Wall Street Journal is not published on such Business Day or does not report such rate, such rate shall be as reported by such other publication or source as Lender may reasonably select provided that Lender shall endeavor to promptly notify Borrowers of such other publication or source.

............."Prime Rate Advances" means Advances bearing interest based on the
Prime Rate.

............."Property"  means an  interest  of  Borrowers  in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

.........."Revolving Credit Loan(s)" has the meaning set forth in Section 2.1(a).

............."Revolving Credit Note" has the meaning set forth in Section 2.1(b).

............."Revolving Loan Applicable Margin" means the spread over the Prime
Rate or LIBOR (as applicable) based upon the Adjusted Debt Service Coverage Ratio as of the last day of the fiscal quarter then most recently ended for which the quarterly financial statements have been delivered pursuant to Section 6.7, commencing on June 30, 2002 with the financial statements corresponding to the fiscal quarter ending March 31, 2002:

  Adjusted Debt Service              Revolving Loan         Revolving Loan
      Coverage Ratio               Applicable Margin      Applicable Margin
                                  Prime Rate Advances       LIBOR Advances
--------------------------------------------------------------------------------

Less than 2.0 to 1                       0.75%                  3.50%
Equal to or greater than                 0.50%                  3.25%
2.0 to 1 but less than or
equal to 2.5 to 1
Greater than 2.5 to 1                    0.25%                  3.00%

      For purposes of the foregoing (i) the Adjusted Debt Service Coverage Ratio shall be determined as of the end of each fiscal quarter of Borrowers based on Borrowers' financial statements delivered pursuant to Section 6.7 and (ii) each change in the Revolving Loan Applicable Margin resulting from a change in the Adjusted Debt Service Coverage Ratio shall be effective during the period commencing on and including the date of delivery to Lender of such financial statements indicating such change and ending on the day immediately preceding the effective date of the next such change; provided however that the Adjusted Debt Service Coverage Ratio shall be deemed to be less than 2.0 to 1 if (A) Borrowers fail to deliver the financial statements required to be delivered by it pursuant to Section 6.7 during the period from the expiration of the time for delivery thereof until such financial statements are delivered or (B) an Event of Default (other than that caused by a failure to deliver financial statements as described in clause (A) above) or Unmatured Event of Default has occurred and is continuing, all subject to the terms of Section 2.3(b).

............."Revolving Loan Commitment" means an amount equal to Fifteen Million
Dollars ($15,000,000); provided however, that so long as no Event of Default or Unmatured Event of Default has occurred and is continuing and subject to the terms hereof, the Revolving Loan Commitment shall be increased upon the written request of Borrowers from time to time in Two Million Five Hundred Thousand Dollar ($2,500,000) increments, provided that the Revolving Loan Commitment shall at no time exceed Twenty-Five Million Dollars ($25,000,000).

............."Securities" has the meaning set forth in Section 6.14 hereof.

............."Seller Notes" means, collectively, that certain Promissory Note dated February 28, 2002 from Curative to Jon M. Tamiyasu, in his capacity as Stockholder Representative in the original principal amount of $5,000,000 subject to offset and adjustment and any other note or instrument given in connection with an asset or stock acquisition by a Borrower, including an asset or stock acquisition of Infinity Infusion Care, Ltd.

............."Senior Funded Debt Ratio" means the ratio of (a) the sum of (i) the
Obligations, plus (ii) the outstanding liability under the settlement agreement with the Department of Justice effectuating the settlement of any and all claims relating to qui tam False Claims Act actions filed in the United Stated District Court for the Southern District of New York and the United States District Court for Washington, D.C. and any damages, fees, penalties or judgments in conjunction therewith, plus (iii) the outstanding balance of the Seller Notes, all as determined for Borrowers as of the date of determination on a consolidated basis in accordance with GAAP as in effect on the date of such determination, to (b) the sum of (i) net income, plus (ii) interest expense, plus (iii) depreciation and amortization expenses, plus (iv) income tax expense, all as determined for Borrowers as of the date of determination on a consolidated basis in accordance with GAAP as in effect on the date of such determination, on a rolling four quarter basis; provided however, that such calculations as of the fiscal quarter ending March 31, 2002 shall be based on the annualized operating results for such fiscal quarter, such calculations for the fiscal quarter ending June 30, 2002 shall be for the two (2) most recent fiscal quarterly periods ending on such date on a cumulative, annualized basis and such calculations for the fiscal quarter ending September 30, 2002 shall be for the there (3) most recent fiscal quarterly periods ending on such date on a cumulative, annualized basis.

............."Shareholder"  means,  as  applicable,  a  shareholder,  member or partner of a Borrower.

............."Specialty Health Care Services operations" means the operations of
Borrowers engaged in the provision of wound care, diabetes and similar disease management and related services to hospitals and other healthcare providers, third party payors and manufacturers.

............."Specialty Pharmacy Services operations" means the operations of
Borrowers engaged in the provision of pharmaceutical products and/or related services to patients with chronic diseases, hospitals and other healthcare providers, third party payors and manufacturers.

............."Subordinated Debt" means debt or other obligations of a Borrower that is subordinated to the Obligations of Borrowers to Lender on terms and conditions that are satisfactory to Lender in its sole discretion.

............."Subordination  Agreement"  means  any and all  Subordination
Agreements, with respect to any and/or all of the Subordinated Debt or lien priority with respect to the Collateral.

............."Term Loan" has the meaning set forth in Section 2.1(a).

............."Term Note" has the meaning set forth in Section 2.1(c).

............."Termination Fees" has the meaning set forth in Section 2.3(c).

............."TRICARE" means the medical program for active duty members, qualified family members, CHAMPUS eligible retirees and their family members and survivors, of all uniformed services.

............."Uniform  Commercial  Code" or "UCC"  means the  Uniform  Commercial
Code as in effect from time to time in the State of New Jersey.

............."Unmatured  Event of  Default"  means an event  which with the passage of time, giving of notice or both, would become an Event of Default.

............."Unused Line Fee" has the meaning set forth in Section 2.3(d).

............."Value Track System(TM)" means the  proprietary business system used by Lender to value and record the status of Accounts.

1.2 Matters of Construction: The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Lender and/or, where applicable, a Borrower, is a party, including, without limitation, references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

1.3 Accounting Principles: Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, to the extent applicable, except as otherwise expressly provided in this Agreement.

SECTION 2.        THE LOANS

2.1   Credit Facility - Description:
      -----------------------------

(a) Subject to the terms and conditions of this Agreement, Lender hereby establishes for the joint and several benefit of Borrowers, a credit facility ("Credit Facility") which shall include Advances which may be extended by Lender to or for the benefit of Borrowers from time to time hereunder in the form of revolving credit loans ("Revolving Credit Loans") and at Closing in the form of a term loan ("Term Loan"). The aggregate outstanding amount of all Advances shall not at any time exceed the Maximum Credit Limit and the aggregate outstanding amount of all Revolving Credit Loans shall not at any time exceed the Borrowing Base. In no event shall the initial principal amount of any Revolving Credit Loan be less than $25,000. Subject to such limitation, the outstanding balance of all Advances may fluctuate from time to time, to be reduced by repayments made by Borrowers, to be increased by future Revolving Credit Loans which may be made by Lender. If at any time a Borrowing Base Deficiency exists or if the aggregate outstanding amount of all Advances exceeds the Maximum Credit Limit, Borrowers shall immediately repay such excess in full. Lender has the right at any time, and from time to time upon notice to Borrowers, in its reasonable discretion (but without any obligation) to set aside reasonable reserves against the Borrowing Base in such amounts as it may deem appropriate. The Obligations of Borrowers under the Credit Facility and this Agreement are joint and several and shall at all times be absolute and unconditional.

(b) At Closing, Borrowers shall execute and deliver an amended and restated promissory note to Lender in the principal amount of the $25,000,000 (as may be amended, modified or replaced from time to time, the "Revolving Credit Note"). The Revolving Credit Note shall evidence Borrowers joint and several, absolute and unconditional obligation to repay Lender for all Revolving Credit Loans made by Lender under the Credit Facility, with interest as herein and therein provided. Each and every Revolving Credit Loan under the Credit Facility shall be deemed evidenced by the Revolving Credit Note, which is deemed incorporated herein by reference and made a part hereof. The Revolving Credit Note shall be substantially in the form set forth in Exhibit 2.1(b) attached hereto and made a part hereof.

(c) Upon the Closing, Lender shall make available to Borrowers the Term Loan in the principal amount of $10,000,000. Subject to the provisions of Section 2.5(f), the Term Loan shall be repaid in full together with all accrued interest fees, costs and Expenses on or before the Maturity Date. At Closing, Borrowers shall execute and deliver a promissory note to Lender in the principal face amount of $10,000,000 (as may be amended, modified or replaced from time to time, the "Term Note"). The Term Note shall evidence Borrowers' joint and several and absolute and unconditional obligation to repay the Term Loan to Lender and the Term Note is hereby deemed incorporated herein by reference and made a part hereof. The Term Note shall be substantially in the form set forth in Exhibit 2.1(c) attached hereto and made a part hereof.

(d) The term ("Initial Term") of the Credit Facility shall expire on May 17, 2006. All Loans shall be repaid on or before the earlier of the last day of the Initial Term or upon termination of the Credit Facility or termination of this Agreement ("Maturity Date"). After the Maturity Date no further Loans shall be available from Lender.

2.2   Funding Procedures:
      ------------------

(a) Subject to the terms and conditions of this Agreement and so long as no Event of Default or Unmatured Event of Default has occurred and is continuing hereunder, Lender will make Revolving Credit Loans to Borrowers once a week, on a specified Business Day of each week (such day to be mutually agreeable to Borrowers and Lender) or on such other day of the week as Borrowers may request (such day is referred to herein as the "Funding Date", whether or not Borrowers have requested a Revolving Credit Loan to be made on such date).

(b) Not later than 1:00 P.M. (Eastern Time) three (3) Business Days prior to each Funding Date ("Download Date"), Borrowers will deliver to Lender the computer file data associated with the Accounts, which shall include without limitation, the information (including changes in the Obligor reimbursement rates and changes in federal or state laws or regulations affecting payment for medical services), required by Lender to enable Lender to process and value the outstanding Accounts of Borrowers on Lender's Value Track System(TM), as well as bill and collect such Accounts following an Event of Default ("Accounts Detail File"). Upon completion of the processing of the data with respect to such Accounts, Lender will prepare and deliver to Borrowers by no later than 5:00 p.m. (Eastern Time) on the first Business Day following the Download Date (or if such Accounts Detail File is not delivered until after 1:00 P.M. (Eastern Time) on the Download Date, the second Business Day following the Download Date), a report regarding the Borrowing Base then in effect, which shall be substantially in the form of Exhibit 2.2(b) (a "Borrowing Base Report").

(c) On the Funding Date, Borrowers will review the Borrowing Base Report for accuracy and note any discrepancies thereon and sign and return it to Lender and indicate whether the outstanding amount of Revolving Credit Loans will bear interest based on the Prime Rate or LIBOR. If Borrowers are requesting that a Revolving Credit Loan be made on such Funding Date, Borrowers shall also deliver to Lender, concurrently with the Borrowing Base Report, a written request for such Loan substantially in the form of Exhibit 2.2(c) (a "Loan Request"). The Borrowing Base Report and Loan Request may be delivered via telecopy and Borrowers acknowledge that Lenders may rely on Borrowers signatures by facsimile, which shall be legally binding upon Borrowers.

(d) Subject to the terms and conditions of this Agreement, if the Borrowing Base Report and Loan Request are delivered to Lender before 11:00 A.M. on the Funding Date, Lender will advance on the Funding Date (or the next Business Day if the Borrowing Base Report and Loan Request are delivered after 11:00 A.M. (Eastern
Time)) to Borrowers a Revolving Credit Loan in the amount equal to the lesser of
(i) the amount of the Revolving Credit Loan requested by Borrowers in the Loan Request, or (ii) the Borrowing Base Excess as of such date. Any Advances (other than the Term Loan) made by Lender in conjunction with this Agreement shall be treated for all purposes as, and shall accrue interest at the same rate applicable to the Revolving Credit Loans.
(e) Lender's determination of the Estimated Net Value of the Eligible Accounts and other amounts to be determined or calculated under this Agreement shall, in the absence of manifest error, be binding and conclusive.

2.3   Interest and Fees:
      -----------------

(a) For the period commencing on the date hereof through June 30, 2002, all Revolving Credit Loans shall bear interest on the aggregate outstanding principal amount thereof from the date made until each such Revolving Credit Loan is paid in full, at a rate per annum equal to, at Borrowers' option, the Prime Rate plus one percent (1.00%) or LIBOR plus three and three quarters percent (3.75%). For the period after June 30, 2002, all Revolving Credit Loans shall bear interest on the aggregate outstanding principal amount thereof from the date made until each such Revolving Credit Loan is paid in full, at a rate equal to, at Borrowers' option, the Prime Rate or LIBOR plus the corresponding Revolving Loan Applicable Margin. Interest shall accrue on the outstanding balance of the Term Loan at a per annum rate equal to the Prime Rate plus two and one half of one percent (2.5%). The interest rate on all amounts outstanding under the Credit Facility shall be adjusted weekly based on the Prime Rate or, if applicable, LIBOR as of each Funding Date.

(b) If any Event of Default shall occur and be continuing, the rate of interest applicable to each Loan then outstanding shall be the Default Rate. The Default Rate shall apply from the date of the Event of Default until the date such Event of Default is waived, and interest accruing at the Default Rate shall be payable upon demand.

(c) Should Borrowers terminate the Credit Facility for any reason prior to the last day of the Initial Term, in addition to repayment of all such Obligations (other than Contingent Indemnification Obligations) (including, without limitation, accrued and unpaid interest, fees, costs and Expenses) then outstanding and, termination of Lender's commitment hereunder, Borrowers shall unconditionally be obligated to pay at the time of such termination and/or prepayment, a fee ("Revolving Termination Fee") in an amount equal to (a) two percent (2.0%) of the Initial Revolving Loan Commitment if the early termination occurs on or before the first anniversary of this Agreement and (b) one percent (1.0%) of the Initial Revolving Loan Commitment if the early termination occurs after the first anniversary of this Agreement but on or before the second anniversary of this Agreement. In addition to the Revolving Termination Fee, should Borrowers terminate the Credit Facility for any reason prior to the last day of the Initial Term or should Borrowers prepay the Term Loan in its entirety, Borrowers shall unconditionally be obligated to pay at the time of such termination and/or prepayment, a fee ("Term Termination Fee," together with the Revolving Termination Fee, the "Termination Fees") in an amount equal to (a) three percent (3.0%) of the outstanding balance of the Term Loan if the early termination or prepayment occurs on or before the first anniversary date of this Agreement, (b) two percent (2.0%) of the outstanding balance of the Term Loan if the early termination or prepayment occurs after the first anniversary date of this Agreement but on or before the second anniversary date of this Agreement, and (c) one percent (1.0%) of the outstanding balance of the Term Loan if the early termination or prepayment occurs after the second anniversary date of this Agreement but on or before the third anniversary date of this Agreement. Borrowers acknowledge that the Termination Fees are an estimate of Lender's damages in the event of early termination and is not a penalty. In the event of termination of the Credit Facility, all of the Obligations (other than Contingent Indemnification Obligations) shall be immediately due and payable upon the termination date stated in any notice of termination. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Loan Documents shall survive any such termination, and Lender shall retain its liens in the Collateral and all of its rights and remedies under the Loan

Documents notwithstanding such termination until Borrowers have paid the Obligations (other than Contingent Indemnification Obligations) to Lender, in full, in immediately available funds, together with the applicable Termination Fee, if any. Notwithstanding the payment in full of the Obligations (other than Contingent Indemnification Obligations), Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrowers or any Obligor and applied to the Obligations, Lender shall, at its option, (i) have received a written agreement executed by Borrowers and by any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) have retained such monetary reserves and security interests on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.

(d) Borrowers shall unconditionally pay to Lender a fee ("Unused Line Fee") equal to one-quarter of one percent (.25%) per annum of the unused portion of the Credit Facility. The unused portion of the Credit Facility shall be the difference between the Applicable Revolving Loan Commitment and the average daily outstanding balance of the Revolving Credit Loans during each month (or portion thereof), which fees shall be calculated and payable monthly, in arrears, and shall be due and payable on the first Funding Date of each calendar month.

2.4   Additional Interest Provisions:
      ------------------------------

(a) Calculation of Interest: Interest on the Loans shall be based on a year of three hundred sixty (360) days and charged for the actual number of days elapsed.

(b) Continuation of Interest Charges: All contractual rates of interest chargeable on outstanding Loans shall continue to accrue and be paid even after default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

(c) Applicable Interest Limitations: In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Lender has charged or received interest hereunder in excess of the highest applicable rate, Lender shall, in its sole discretion, apply and set off such excess interest received by Lender against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

2.5   Payments:
      --------

(a) All accrued interest on the Revolving Credit Loans shall be due and payable weekly on the Funding Date, all accrued interest in the Term Loan shall be due and payable monthly on the first Business Day of each calendar month commencing on June 1, 2002. Any Unused Line Fees shall be due and payable monthly on the first Funding Date of each month with respect to Unused Line Fees which accrued during the prior month.

(b) If at any time a Borrowing Base Deficiency exists, the aggregate of all Revolving Credit Loans exceeds the Revolving Loan Commitment, or the aggregate amount of all Advances exceeds the Maximum Credit Limit, Borrowers shall immediately make such principal prepayments of the Revolving Credit Loans or the Term Loan (in the inverse order of maturity), as applicable, as is necessary to eliminate such Borrowing Base Deficiency or excess.

(c) The entire principal balance of all of the Advances, together with all unpaid accrued interest thereon and the Termination Fee, if any, and any unpaid Unused Line Fees, shall be due and payable on the Maturity Date. The Term Loan shall be paid in forty (40) consecutive monthly installments of principal in an amount equal to $243,902 plus accrued interest, commencing on January 1, 2003 and continuing on the first Business Day of each calendar month thereafter and one (1) principal payment of $243,920 plus accrued interest on May 17, 2006 and a payment of all outstanding principal and accrued but unpaid interest, fees, costs and Expenses due and payable on or before the Maturity Date. Borrowers authorize Lender to apply funds in the Collection Account to the applicable principal and interest payments due and payable under the Term Loan which have not been received by Lender, as of the first Funding Date of the month in which such payment is due.

(d) Except as provided in Section 2.5(h), the Term Loan may not be prepaid unless such payment is a part of the early prepayment of all Obligations, a payment under Section 2.5(h) or prepayment of the Term Loan in its entirety, which shall include the Term Termination Fee, as required by Sections 2.3(c) above.

(e) Subject to the terms of Sections 2.3(c) and 2.3(d) above, and except as provided in Sections 2.5(d) and 2.7(f), Borrowers may prepay the principal of the Loans on any Funding Date by giving Lender written notice of the proposed prepayment two Business Days' prior to such Funding Date.

(f) If a Borrower sells any of the Collateral (other than inventory sold in the ordinary course of Borrowers' business) or if any of the Collateral is lost or destroyed or taken by condemnation, such Borrower shall pay to Lender, unless otherwise agreed to by Lender, or as otherwise expressly authorized by this Agreement, as and when received by such Borrower and as a mandatory prepayment of the outstanding Loans, until paid and satisfied in full, a sum equal to the proceeds (including insurance proceeds) received by such Borrower from such sale, loss or destruction. Any such prepayment (other than from the sale of Accounts) shall be applied first to the Term Loan, in the inverse order of maturity, and then to the Revolving Credit Loans.

(g) All payments and prepayments shall be applied first to any unpaid interest and fees and thereafter to the principal of the Loans and to other amounts due Lender, in the order provided in Section 2.7(f) hereof. Except as otherwise provided herein, all payments of principal, interest, fees, or other amounts payable by Borrowers hereunder shall be remitted to Lender in immediately available funds not later than 11:00 a.m. (Eastern Time) on the day due. Whenever any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day and interest shall continue to accrue during such extension.

(h) Commencing with the fiscal year ending December 31, 2002, Borrowers shall prepay the Term Loan in an amount equal to 25% of Excess Cash Flow for such fiscal year calculated on the basis of the audited financial statements for such fiscal year delivered to Lender pursuant to Section 6.7(a)(i). To the extent owing hereunder, Borrowers shall make such prepayment on or before one hundred eighty (180) days after the end of each fiscal year of Borrowers. All such prepayments from Excess Cash Flow shall be applied to the Term Loan in the inverse order of maturity. No prepayment fee or premium shall be due and payable in conjunction with such prepayment.

2.6 Use of Proceeds: The extensions of credit under and proceeds of the Credit Facility shall be used to repay certain existing indebtedness of Borrowers and for working capital and general corporate purposes and Permitted Acquisitions (or other acquisitions and purposes specifically consented to by Lender in writing which consent will not be reasonably withheld or delayed).

2.7   Lockboxes and Collections:
      -------------------------

(a) Borrowers will enter into lockbox agreements in respect of the Government Lockbox and Commercial Lockbox in such form and with the Lockbox Bank or such other bank as is acceptable to Lender. Borrowers shall instruct the bank maintaining the Government Lockbox and the Commercial Lockbox to initiate, or accept an initiation from Lender which effectuates, a daily transfer of all available funds in the Government Lockbox and the Commercial Lockbox to an account of Lender in the case of the Commercial Lockbox, and an account in which Lender has a security interest in the case of the Government Lockbox (as applicable, the "Collection Account").

(b) Borrowers will direct all Obligors to cause, and will use their best efforts to ensure that, all Collections with respect to all of the Accounts, other than Government Accounts, be sent directly to the Commercial Lockbox, and will direct all Obligors to cause, and will use their best efforts to ensure that, all Collections with respect to all of the Government Accounts to be sent directly to the Government Lockbox (which may be effectuated by electronic transfer directly to the Government Lockbox). In the event that a Borrower receives any Collections that should have been sent to the Commercial Lockbox or the Government Lockbox, such Borrower will, promptly upon receipt and in any event within one Business Day of receipt, forward such Collections directly to the Commercial Lockbox or Government Lockbox, as applicable, in the form received, and if requested by Lender, promptly notify Lender of such event. Until so forwarded, such Collections not generated from Government Accounts shall be held in trust for the benefit of Lender.

(c) No Borrower shall withdraw any amounts from the accounts into which the Collections remitted to the Commercial Lockbox are deposited nor shall any Borrower change the procedures under the agreements governing the Commercial Lockbox and related accounts.

(d) Borrowers will cooperate with Lender in the identification and reconciliation on a weekly basis of all amounts received in the Commercial Lockbox and the Government Lockbox. If more than ten percent (10%) of the Collections since the most recent Funding Date is not identified or reconciled to the satisfaction of Lender within ten (10) Business Days of receipt, Lender shall not be obligated to make further Revolving Credit Loans until such amount is identified or is reconciled to the reasonable satisfaction of Lender, as the case may be. In addition, if any such amount cannot be identified or reconciled to the satisfaction of Lender, Lender may utilize its own staff or, if it deems necessary, engage an outside auditor, in either case at Borrowers' expense (which in the case of Lender's own staff shall be in accordance with Lender's then prevailing customary charges (plus expenses), to make such examination and report as may be necessary to identify and reconcile such amount.

(e) No Borrower will send to or deposit in the Commercial Lockbox or the Government Lockbox any funds other than payments made with respect to Accounts.

(f) So long as no Event of Default has occurred and is continuing, on each Funding Date, Lender shall cause all Collections which have been forwarded to Lender from the Collection Account since the last Funding Date to be disbursed in the following order of priority:

(i) to Lender, any costs and expenses of Lender required to be paid or reimbursed by Borrowers under this Agreement or under any of the other Loan Documents;

(ii) to Lender, an amount equal to the unpaid accrued interest on the aggregate outstanding Revolving Credit Loans as of such Funding Date;

(iii) to Lender, an amount equal to any unpaid accrued Non-use Fees, and Unused Line Fees which are then due and payable as of such Funding Date;

(iv)  to Lender, the amount of any Borrowing Base Deficiency, if any;

(v) to Lender, the amount of any Term Loan payment which is then due and payable and then to the aggregate outstanding amount of the Revolving Credit Loans and any and all other fees due and payable hereunder in such order as Lender may determine in its discretion, and

(vi) subject to Section 2.3(c) and 2.3(d), to Lender, the amount of any prepayment of principal of which Borrowers have given notice to Lender in accordance with Section 2.5(d) hereof.

      In addition, promptly upon request of Borrowers, so long as no Event of Default shall have occurred and be continuing, Lender shall disburse to Borrowers the amount, if any, by which the collected balance forwarded to Lender from the Collection Account exceeds the aggregate outstanding principal amount of the Advances (other than the Term Loan) and all interest and other amounts that will be payable on the next Funding Date. Following the occurrence and during the continuance of an Event of Default, Lender shall apply all Collections to Borrowers' Obligations in such order as Lender may in its sole discretion determine.

2.8 Fees: As of the Closing, Lender shall have fully earned, and Borrowers shall have paid to Lender, a non-refundable commitment fee ("Commitment Fee") equal to $100,000. Borrowers agree and acknowledge that the Commitment Fee is due and payable at Closing. In addition, Borrowers agree to pay an additional Commitment Fee equal to one percent (1%) of the amount of each requested increase of the Revolving Loan Commitment (i.e., for each $2,500,000 increase in the Revolving Loan Commitment, Borrowers shall pay a Commitment Fee equal $25,000). Such additional Commitment Fee shall be due and payable at the time of Lender's approval of the effective date of the requested increase and shall be non-refundable.

2.9 Existing Indebtedness: Borrowers acknowledge and confirm that as of the date hereof, Borrowers are indebted to Lender, without defense, set-off or counter-claim under the Existing Financing Documents in the principal amount of $0. ("Existing Indebtedness"). This Agreement and the other Loan Documents amend and restate the Existing Financing Documents and the Existing Indebtedness shall be deemed to constitute a Revolving Credit Loan hereunder. The execution and delivery of this Agreement and the other Loan Documents, however, does not evidence or represent a refinancing, repayment, accord and/or satisfaction or novation of the Existing Indebtedness. All of Lender's obligations to Borrowers with respect to Loans to be made concurrently herewith or after the date hereof are set forth in this Agreement. All liens and security interests previously granted to Lender, pursuant to the Existing Loan Agreement are acknowledged and reconfirmed and remain in full force and effect and are not intended to be released, replaced or impaired.

SECTION 3.        COLLATERAL

3.1 Description: To secure the payment, promptly when due, and the punctual performance, of all of the Obligations, each Borrower assigns to Lender, and grants to it a security interest in and to all of its right, title and interest, in and to the following property of such Borrower: (i) all inventory, including, without limitation, all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in such Borrower's business; all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and all goods returned to or repossessed by such Borrower, (ii) all accounts, payment intangibles, instruments and other rights to receive payments of such Borrower (including without limitation the Accounts), whether now existing or hereafter arising or acquired, (iii) all general intangibles (including without limitation, contract rights and intellectual property), chattel paper, documents, supporting obligations, letter of credit rights, commercial tort claims, investment property (contained in or related to the Collection Accounts or any deposit account into which the Collections or Advances are deposited), rights, remedies, guarantees and collateral evidencing, securing or otherwise relating to or associated with any of the Property described in clauses (i) and
(ii), including without limitation all rights of enforcement and collection,

(iv) all Commercial Lockboxes, all Government Lockboxes, all Collection Accounts and other deposit accounts into which any of the Collections or Advances are deposited, all funds received thereby or deposited therein, and any checks or instruments from time to time representing or evidencing the same and Property at any time in Lender's possession, (v) all books and records of such Borrower evidencing or relating to or associated with any of the foregoing, (other than such books and records subject to legal restrictions of patient confidentiality), (vi) all information and data compiled or derived by such Borrower with respect to any of the foregoing (other than any such information and data subject to legal restrictions of patient confidentiality), (vii) the issued and outstanding capital stock of Apex and (viii) all collections, receipts and other proceeds (cash and noncash) derived from any of the foregoing (collectively, the "Collateral").

3.2 Lien Documents: At Closing and thereafter as Lender deems necessary, each Borrower shall execute (if required) and deliver to Lender, or shall have executed (if required) and delivered (all in form and substance reasonably satisfactory to Lender):

(a) Financing Statements - Financing statements pursuant to the UCC, which Lender may file in the jurisdiction where such Borrower is organized or in any other jurisdiction that Lender deems appropriate; and

(b) Other Agreements - Any other agreements, documents, instruments and writings, including, without limitation, security agreements, deposit account control agreements, deeds of trust and assignment agreements, reasonably required by Lender to evidence, perfect or protect Lender's liens and security interest in the Collateral or as Lender may reasonably request from time to time, including, without limitation, a waiver agreement from each landlord with respect to any real property of such Borrower where there exists at least $100,000 of inventory or where such Borrower maintains its chief executive and/or billing and collection functions, in form and substance satisfactory to Lender.

3.3   Other Actions:
      -------------

(a) In addition to the foregoing, each Borrower shall do anything further that may be lawfully and reasonably required by Lender to perfect Lender's security interests and to effectuate the intentions and objectives of this Agreement, including, but not limited to, the execution (if required) and delivery of continuation statements, amendments to financing statements, security agreements, contracts and any other documents required hereunder. At Lender's request, each Borrower shall also immediately deliver (with execution by such Borrower of all necessary documents or forms to reflect Lender's security interest therein) to Lender, all items for which Lender must or may receive possession to obtain a perfected security interest.

(b) Lender is hereby authorized to file financing statements naming Borrower as debtor, in accordance with the Uniform Commercial Code as adopted in the State of New Jersey, and if necessary, to the extent applicable, to otherwise file financing statements without Borrower's signature if permitted by law. Each Borrower hereby authorizes Lender to file all financing statements and amendments to financing statements describing the Collateral in any filing office as Lender, in its sole, but reasonable, discretion may determine, including financing statements containing language indicating that the acquisition by a third party of any right, title or interest in or to the Collateral without Lender's consent shall be a violation of Lender's rights.

Borrower agrees to comply with the requirements of all federal and state laws and requests of Lender in order for Lender to have and maintain a valid and perfected first security interest in the Collateral including, without limitation, executing and causing any other person to execute such documents as Lender may require to obtain Control (as defined in the UCC) over all deposit accounts, electronic chattel paper, letter-of-credit rights and investment property.

3.4 Searches: Lender shall, prior to or at Closing, and thereafter as Lender may reasonably request from time to time, at Borrowers' expense, obtain the following searches (the results of which are to be consistent with the warranties made by Borrowers in this Agreement):

(a) UCC Searches: With respect to each Borrower, UCC searches with the Secretary of State and local filing office of each state where such Borrower maintains its chief executive office, its jurisdiction of organization, a place of business of which a Borrower performs principal functions relating to the Collateral, or a place of business with Collateral in excess of $100,000 in value;

(b)   Judgments,  Etc.:  Judgment,  federal tax lien and corporate tax lien
searches against each   Borrower,   in  all   applicable   filing   offices  of
each  state  searched  under subparagraph (a) above.

3.5 Good Standing Certificates: Borrowers shall, prior to or at Closing and at their expense, obtain and deliver to Lender good standing or equivalent certificates showing each Borrower to be in good standing in its state of incorporation or organization and authorized to transact business as a foreign corporation in each other state or foreign country in which it is doing and presently intends to do business for which such Borrower's failure to be so qualified would have material adverse effect on such Borrower's business, financial condition, Property or Lender's rights hereunder.

3.6 Filing Security Agreement: A carbon, photographic or other reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.

3.7 Power of Attorney: Each of the officers of Lender is hereby irrevocably made, constituted and appointed, until the Obligations (other than Contingent Indemnification Obligations), are paid in full and Lender's commitments under this Agreement are terminated, the true and lawful attorney for each Borrower (without requiring any of them to act as such) with full power of substitution to do the following (such power to be deemed coupled with an interest): (a) endorse the name of such Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to such Borrower and constitute collections on the Collateral; (b) execute in the name of such Borrower any financing statements, schedules, assignments, instruments, documents and statements that such Borrower is obligated to give Lender hereunder or is necessary to perfect Lender's security interest or lien in the Collateral; (c) to verify validity, amount or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise; and (d) do such other and further acts and deeds in the name of such Borrower that Lender may reasonably deem necessary or desirable to enforce its right with respect to any Collateral.

3.8 Collateral Pledge Agreement: Borrowers shall cause to be executed a collateral pledge agreement by and between Curative and the Lender ("Collateral Pledge Agreement"), in form and substance satisfactory to Lender, pursuant to which Curative shall pledge its right, title and interest in and to the issued and outstanding capital stock of Apex.

SECTION 4.        CLOSING AND CONDITIONS PRECEDENT TO ADVANCES

      Closing under this Agreement and the making of each Loan are subject to the following conditions precedent (all documents to be in form and substance satisfactory to Lender and Lender's counsel):

4.1 Resolutions, Opinions, and Other Documents: Prior to the Closing, Borrowers shall have delivered to Lender the following:

(a)   this Agreement and the Revolving Credit Note, each properly executed;

(b) the Collateral Pledge Agreement properly executed and the original stock certificate representing 100% of the issued and outstanding capital stock of Apex along with a stock power endorsed in blank;

(c) each document and agreement required to be executed under any provision of this Agreement or any of the other Loan Documents;

(d) certified copies of (i) resolutions of each Borrower's board of directors, general partners or managers, as applicable, authorizing the execution of this Agreement, the Revolving Credit Note, the Term Note and each document required to be delivered by any Section hereof and (ii) each Borrower's Articles of Incorporation and By-laws, Certificate of Organization and Operating Agreement or partnership agreement, as applicable;

(e) incumbency certificates identifying all Authorized Officers of each Borrower, with specimen signatures;

(f) a written opinion of Borrowers' independent counsel addressed to Lender in the form attached hereto as Exhibit 4.1, which shall include without limitation, an opinion that Lender has a perfected security interest in the Collateral;

(g) payment by Borrowers of all Expenses associated with the Credit Facility incurred to the Closing Date and the Commitment Fee;

(h) payoff letter and Lender shall have received releases from all Persons having a security interest or other interest in the Collateral, together with all UCC-3 terminations or partial releases necessary to terminate such Persons' interests in the Collateral;

(i)   A Landlord Waiver with respect to the following  location of Apex:
31332 Via Colinas, Suite 106, Westlake Village, California 91362;

(j) certification by Borrowers that all past due payroll and unemployment taxes have been paid in full and that Borrowers remain current on such taxes;

(k) Lender shall have received copies of each of the material accreditations, licenses, certifications required by Section 5.3 below, and all Contracts requested by Lender;

(l) Copies of all final executed acquisition documents, instruments and agreements (including exhibits and schedules) in connection with the acquisition of Apex; and

(m) all other documents, information and reports required or requested to be executed and/or delivered by Borrowers under any provision of this Agreement or any of the Loan Documents.

4.2 Additional Preconditions to Loans: Lender's obligation to make and the Term Loan and the initial Revolving Credit Loan and each subsequent Revolving Credit Loan shall be subject to the satisfaction of each of the following conditions:

(a)   After giving effect to each such Loan:

(i) the aggregate principal amount of all Revolving Credit Loans outstanding shall not exceed the Borrowing Base then in effect and the aggregate amount of all Loans outstanding shall not exceed the Maximum Credit Limit;

(ii) the ENV of all Eligible Accounts shall not exceed any of the Concentration Limits; and

(iii) the amount of outstanding Advances (other than the Term Loan) supported by the ENV of all Eligible Accounts included in the Borrowing Base which have not been billed shall at no time exceed an amount equal to fifty percent (50%) of outstanding Advances (other than the Term Loan) supported by the ENV of all Eligible Accounts included in the Borrowing Base which have been billed.

(b) All representations and warranties of Borrowers shall be deemed reaffirmed as of the making of such Loan and shall be true both before and after giving effect to such Loan, except for representations and warranties which are (i) made as of specific date, (ii) supplemented in a writing by a Borrower following a Permitted Acquisition or an acquisition consented to by Lender hereunder (and have not resulted, or are reasonably likely to result in, a material adverse effect on any Borrower, Borrowers' ability to repay the Obligations, the Collateral, or Lender's rights hereunder), (iii) no longer true solely as a result of the passage of time, or (iv) subject to exceptions which have been disclosed in writing to Lender, and have been approved in writing by Lender, and no Event of Default or Unmatured Event of Default shall have occurred and be continuing, Borrowers shall be in compliance with this Agreement and the other Loan Documents, and Borrowers shall have certified such matters to Lender.

(c) Each Borrower shall have signed and delivered to Lender notices, in the form of Exhibit 4.2A, directing the Obligors (other than Obligors with respect to Government Accounts) to make payment to the Commercial Lockbox; and, in the form of Exhibit 4.2B, directing the Obligors with respect to Government Accounts to make payment to the Government Lockbox.

(d) Borrowers shall have taken all actions necessary to permit Lender to record all of the Eligible Accounts in Lender's Value Track System(TM).

(e) The lockbox arrangements required by Section 2.7 hereof shall be in effect, and the amounts received in the lockboxes shall have been identified or reconciled to Lender's satisfaction, as required by Section 2.7(d) hereof.

(f) Borrowers shall have taken such other actions, including the delivery of documents and opinions as Lender may reasonably request.

4.3 Absence of Certain Events: As of the Closing Date and prior to each Loan, no Event of Default or Unmatured Event of Default hereunder shall have occurred and be continuing.

4.4 Compliance with this Agreement: Borrowers shall have performed and complied with all agreements, covenants and conditions contained herein including, without limitation, the provisions of Sections 6 and 7 hereof, which are required to be performed or complied with by Borrowers before or at the Closing Date and as of the date of each Advance.

4.5 Closing Certificate: Lender shall have received a certificate dated the Closing Date and signed by the chief financial officer of Borrowers certifying that (a) all of the conditions specified in this Section 4 have been fulfilled,
(b) there has not occurred any material adverse change in the operations, conditions (financial or otherwise) and projections (financial or otherwise) of Borrowers from the conditions described in the December 31, 2000 10-K Report and the September 30, 2001 10-Q report of Borrowers or from any additional information provided to Lender, and (c) the information provided to Lender concerning Borrowers, their financial conditions, projections and liabilities contain no material omission or inaccuracy.

4.6 Closing: Subject to the conditions of this Section 4, the Credit Facility shall be made available on the date ("Closing Date") this Agreement is executed and all of the conditions contained in Section 4.1 hereof are completed ("Closing").

4.7 Non-Waiver of Rights: By completing the Closing hereunder, or by making Advances hereunder, Lender does not thereby waive a breach of any warranty, representation or covenant made by Borrowers hereunder or under any agreement, document, or instrument delivered to Lender or otherwise referred to herein, and any claims and rights of Lender resulting from any breach or misrepresentation by Borrowers are specifically reserved by Lender.

SECTION 5.        REPRESENTATIONS AND WARRANTIES

      To induce Lender to complete the Closing and make the Loans under the Credit Facility to Borrowers, Borrowers warrant and represent (subject to Section 4.2(b) above) to Lender that:

5.1   Organization and Validity:
      -------------------------

(a) Each Borrower is duly organized as either a corporation or limited liability company and validly existing under the laws of its state of incorporation or formation, is duly qualified, is validly existing and in good standing and has lawful power and authority to engage in the business it conducts in each state and other jurisdiction where the nature and extent of its business requires qualification, except where the failure to so qualify would not have a material adverse effect on such Borrower's business, financial condition, Property or prospects. A list of all states and other jurisdictions where each Borrower is qualified to do business is attached hereto as Schedule 2 and made a part hereof.

(b) The making and performance of this Agreement and related agreements, and each document required by any Section hereof will not violate any law, government rule or regulation, or the charter, minutes, partnership agreement, operating agreement or bylaw provisions of any Borrower or violate or result in a default (immediately or with the passage of time) under any material contract, agreement or instrument to which Borrower is a party, or by which a Borrower is bound. No Borrower is in violation of nor has knowingly caused any Person to violate any term of any agreement or instrument to which it or such Person is a party or by which it may be bound or of its charter, minutes, partnership agreement, operating agreement or bylaws, which violation could reasonably be likely to have a material adverse effect on any Borrower's business, financial condition, Property or prospects.

(c) Each Borrower has all requisite power and authority to enter into and perform this Agreement and the other Loan Documents and to incur the obligations herein provided for, and has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents.

(d) This Agreement, the Revolving Credit Note, the Term Note and the other Loan Documents required to be executed and delivered by Borrower hereunder, when delivered, will be valid and binding upon all Borrowers a party thereto and enforceable in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

5.2 Places of Business: Each Borrower's chief executive office and the only other places of business of each such Borrower at which Collateral is located and principal functions related to the Collateral are located at the corresponding addresses set forth on Schedule 2. Except as disclosed on Schedule 2: (i) no Borrower has been organized in any other jurisdiction nor changed any location in the last five years, (ii) no Borrower has changed its name in the last five years, and (iii) during such period no Borrower used, nor does any Borrower now use, any fictitious or trade name.

5.3 Operation of Facilities: Except as disclosed on Schedule 2, each Borrower owns or leases and operates facilities to provide health care services and (a) maintains Medicare and Medicaid provider status (to the extent required) and is the holder of the provider identification numbers identified on Schedule 2 hereto, all of which are current and valid and such Borrower has not allowed, permitted, authorized or caused any other Person to use any such provider identification number, and (b) has obtained all material licenses, accreditations, certificates of need and approvals of governmental authorities and all other Persons necessary for such Borrower to own its assets, to carry on its business, to execute, deliver and perform the Loan Documents, and to receive payments from the Obligors and, if organized as a not-for-profit entity, has and maintains its status, if any, as an organization exempt from federal taxation under Section 501(c)(3) of the Internal Revenue Code. No Borrower has been notified by any such governmental authority or other person during the immediately preceding 24 month period that such party has rescinded or not renewed, or intends to rescind or not renew, any such license or approval.

5.4 Pending Litigation: There are no judgments or judicial or administrative orders, proceedings or investigations (civil or criminal) pending, or to the knowledge of any Borrower, threatened, against any Borrower in any court or before any governmental authority or arbitration board or tribunal, other than as set forth on Schedule 2 hereto, none of which, would be reasonably likely to have a material adverse effect on such Borrower. No Borrower is in default with respect to any order of any court, governmental authority, regulatory agency or arbitration board or tribunal. Except as set forth on Schedule 2, no Borrower or executive officer of any Borrower has been indicted or convicted in connection with or is engaging in any criminal conduct, or is currently subject to any lawsuit or proceeding or under investigation in connection with any anti-racketeering or other illegal conduct or activity.

5.5 Medicaid and Medicare Cost Reporting: The Medicaid and Medicare cost reports of each facility and of the home office of each Borrower for all cost reporting periods, if any are required, have been submitted when and as required to (i) as to Medicaid, the state agency, or other HCFA-designated agent or agent of such state agency, charged with such responsibility or (ii) as to Medicare, the Medicare intermediary or other HCFA-designated agent charged with such responsibility. No such cost report indicates and no audit has resulted in any determination that any Borrower was overpaid for Medicaid and Medicare by $100,000 or more in any of the most recent three fiscal years covered by such audit.

5.6 Title to Collateral: Each Borrower has good and marketable title to all the Collateral it respectively purports to own, free from liens, claims and encumbrances, except those of Lender and those listed on Schedule 2 hereto ("Permitted Liens").

5.7 Governmental Consent: Neither the nature of any Borrower or of any Borrower's business or Property, nor any relationship between any Borrower and any other Person, nor any circumstance affecting any Borrower in connection with the issuance or delivery of the Revolving Credit Note such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of any such Borrower in connection with the execution and delivery of this Agreement or the issuance or delivery of the Revolving Credit Note, the Term Note or other Loan Documents.

5.8 Taxes: All tax returns required to be filed by Borrowers, or any of them, in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon Borrowers, or any of them, or upon any of their respective Property, income or franchises, which are shown to be due and payable on such returns have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings or with respect to certain state and/or local taxes (other than income, gross receipts, sales, franchise and use taxes) in an aggregate amount not to exceed $10,000. No Borrower is aware of any proposed additional tax assessment or tax to be assessed against or applicable to any Borrower that might be reasonably likely to have a material adverse effect on such Borrower's business, financial condition, Property or prospects.

5.9 Financial Statements: Borrowers' annual audited consolidated and consolidating balance sheet as of December 31, 2000, accompanied by reports thereon from Borrowers' independent certified public accountants, and the quarterly consolidated balance sheet as of September 30, 2001 and the related income statements and statements of cash flows as of such dates (complete copies of which have been delivered to Lender), have been prepared in accordance with GAAP (subject to year end adjustments in the case of quarterly financial statements) and present fairly, accurately and completely the financial position of Borrowers as of such dates and the results of their operations for such periods. The fiscal year for each Borrower currently ends on the date set forth on Schedule 2 hereto. Each Borrower's federal tax identification number and organization number are as set forth on Schedule 2 hereto.

5.10 Full Disclosure: Neither the financial statements referred to in Section 5.9, nor this Agreement or related agreements and documents or any written statement furnished by any Borrower to Lender in connection with the negotiation of the Credit Facility and contained in any financial statements or documents relating to any Borrower contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein in light of the circumstances under which they were made, not misleading.

5.11  Guarantees, Contracts, etc.:
      ---------------------------

(a) No Borrower owns nor holds equity or long term debt investments in, has any outstanding advances to, or serves as guarantor, surety or accommodation maker for the obligations of, or has any outstanding borrowings from or other Indebtedness in excess of $100,000 owing to, any Person except as described in
Schedule 2 hereto or as permitted by Sections 7.5 or 7.6.

(b) No Borrower is a party to any contract or agreement, or subject to any charter or other corporate restriction, which materially and adversely affects its business, financial condition, Property or prospects.

(c) Except as otherwise specifically provided in this Agreement, no Borrower has agreed or consented to cause or permit any of the Collateral whether now owned or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise) to a lien or encumbrance not permitted by this Agreement.

5.12  Compliance with Laws:
      --------------------

(a) No Borrower is in violation of, has received written notice that it is in violation of, or has knowingly caused any Person to violate, any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency, or department thereof, (including without limitation, environmental laws and regulations), which would be reasonably likely to materially and adversely affect its business, financial condition, Property or prospects.

(b) Each Borrower is current with all reports and documents required to be filed with any state or federal securities commission (if any) or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions, except as described in Schedule 2.

5.13 Other Associations: No Borrower is engaged in nor has an interest in any joint venture or partnership with any other Person or has any Subsidiary or Affiliates, except as described on Schedule 2 hereto.

5.14 Environmental Matters: Except as disclosed on Schedule 2 hereto, no Borrower has knowledge:

(a) of the presence of any Hazardous Substances on any of the real property where any Borrower conducts operations or has its personal property, or

(b) of any on-site spills, releases, discharges, disposal or storage of Hazardous Substances that have occurred or are presently occurring on any of such real property or where any Collateral is located, or

(c) of any spills, releases, discharges or disposal of Hazardous Substances that have occurred, are presently occurring on any other real property as a result of the conduct, action or activities of any Borrower.

5.15 Capital Stock and Equity Interests: The authorized shares of capital stock of each Borrower are as set forth on Schedule 2 hereto. All of the capital stock and equity interests of each Borrower have been duly and validly authorized and issued and is fully paid and non-assessable and have been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all Federal and state laws and the rules and regulations of all regulatory bodies thereof governing the sale and delivery of securities. Except for the rights and obligations set forth in Schedule 2, as of the Closing Date there are no subscriptions, warrants, options, calls, commitments, rights or agreements by which any Borrower or any of the Shareholders of any Borrower is bound relating to the issuance, transfer, voting or redemption of shares of its capital stock, membership units or any pre-emptive rights held by any Person with respect to the shares of capital stock or membership units of any such Borrower. Except as set forth in Schedule 2, as of the Closing Date, no Borrower has issued any securities convertible into or exchangeable for shares of its capital stock or membership units or any options, warrants or other rights to acquire such shares or membership units or securities convertible into or exchangeable for such shares.

5.16 Lockboxes: The Government Lockbox and the Commercial Lockbox are the only lockbox accounts maintained by Borrowers, and each Obligor of an Eligible Account has been directed by the notice attached as Exhibit 4.2A to this Agreement, and is required to, remit all payments with respect to such Account for deposit in the Commercial Lockbox (other than the Obligors of Government Accounts which have been directed by the notice attached as Exhibit 4.2B to this Agreement to remit all payments with respect to such Accounts for deposit in the Government Lockbox).

5.17 Borrowing Base Reports: Each Borrowing Base Report signed by Borrowers, on behalf of Borrowers, contains and will contain an accurate summary of all Eligible Accounts of Borrowers contained in the Borrowing Base as of its date.

5.18 Security Interest: Each Borrower has granted to Lender a valid, perfected first priority and only security interest in the Accounts and the other Collateral subject to no other liens, claims or encumbrances, other than Permitted Liens.

5.19  Accounts:
      --------

(a) No Borrower has done nor shall do anything to interfere with the collection of the Accounts and no Borrower shall amend or waive the terms or conditions of any Account or any related Contract in any material adverse manner, except with respect to write-offs related to financial hardship in the ordinary course of such Borrower's business and in accordance with historical practice (so long as such write-offs do not have a material adverse effect on the Collateral, the value of the Collateral or Lender's rights therein), without Lender's prior written consent.

(b) Each Borrower has made and will continue to make all payments to Obligors necessary to prevent any Obligor from offsetting any earlier overpayment to such Borrower against any amounts such Obligor owes on an Account.

5.20 Pension Plans: Each pension or profit sharing plan, if any, to which any Borrower is a party has been and will be funded in accordance with the obligations of such Borrower(s) set forth in such plan.

5.21 Representations and Warranties as to Accounts for each Loan: As of each date that Borrowers shall request any Loan, each Borrower shall be deemed to make, with respect to its Eligible Accounts included in the Borrowing Base, each of the following representations and warranties, subject to the terms of Section 4.2(b):

(a)   Such Account satisfies each of the conditions of an Eligible Account.

(b) All information relating to such Account that has been delivered to Lender is true and correct in all material respects. With respect to each such Account that has been billed, such Borrower has delivered to the Obligor all requested supporting claim documents and all information set forth in the bill and supporting claim documents is true, complete and correct in all material respects.

(c) There is no adverse claim (other than certain claims included as Permitted Liens) or any security interest or lien of record, in favor of any third party, nor any filing against any Borrower, as debtor, covering or purporting to cover any interest in such Account.

(d) Such Account is (i) payable in an amount not less than its Estimated Net Value by the Obligor identified by such Borrower as being obligated to do so,
(ii) the legally enforceable obligation of such Obligor, and (iii) an account receivable or general intangible within the meaning of the UCC of the state in which such Borrower has its chief executive office, or is a right to payment under a policy of insurance or proceeds thereof, and is not evidenced by any instrument or chattel paper. There is no payor other than the Obligor identified by such Borrower as the payor primarily liable on such Account.

(e) No such Account (i) requires the approval of any third person for such Account to be assigned as Collateral hereunder to Lender hereunder, (ii) is subject to any legal action, proceeding or investigation (pending or threatened), dispute, set-off, counterclaim, defense, suspension, deferment, or termination by the Obligor, or (iii) is past, or within 180 days of, the statutory limit for collection applicable to the Obligor.

(f) Such Borrower does not have any guaranty of, letter of credit support for, or collateral security for, such Account, other than any such guaranty, letter of credit or collateral security as has been assigned to Lender as Collateral hereunder.

(g) The services constituting the basis of such Account (i) were medically necessary for the patient and (ii) at the time such services were rendered, were covered by an insurance policy or Contract obligating the applicable Obligor to make payment with respect to such Account (other than any applicable secondary payor and/or an individual's co-insurance responsibility) (and the corresponding Borrower has verified such determination), and (iii) the patient received such services in the ordinary course of such Borrower's business.

(h) The fees and charges charged for the services constituting the basis for such Account were when rendered and are currently consistent with (i) the usual, customary and reasonable fees charged by such Borrower or (ii) pursuant to negotiated fee contracts, or imposed fee schedules, with or by the applicable Obligors.

(i) The Obligor with respect to such Account is located in the United States, and is (i) a party which in the ordinary course of its business or activities agrees to pay for healthcare services received by individuals, including, commercial insurance companies and non-profit insurance companies issuing health, or other types of insurance, employers or unions, self-insured healthcare organizations, preferred provider organizations, and health insured, prepaid maintenance organizations, (ii) a state, an agency or instrumentality of a state or a political subdivision of a state, or (iii) the United States or an agency or instrumentality of the United States.

(j) Any insurance policy or Contract obligating an Obligor to make payment with respect to such Account (i) does not prohibit the transfer of such payment obligation from the patient to the corresponding Borrower and (ii) is and was in full force and effect and applicable to the patient at the time the services constituting the basis for such Account were performed.

(k) The representations and warranties made by Borrowers in the Loan Documents and all financial or other information delivered to Lender with respect to Borrowers and such Account do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances which they were made, not misleading.

(l) If requested by Lender, a copy of each related Contract to which such Borrower is a party has been delivered or will be available to Lender unless such Borrower shall have, prior to the related Funding Date, certified in an Officer's Certificate that such delivery is prohibited by the terms of the Contract or by law, and the circumstances of such prohibition.

(m) If such Account has not been billed, the services giving rise to such Account have been properly recorded in such Borrower's accounting system.

(n) Such Account was (or if unbilled, will be) in any event billed no later than 45 days after the date the services or goods giving rise to such Account were rendered as provided, as applicable, and each bill dated from and after February 28, 2002 contains an express direction requiring the Obligor to remit payments to either the Government Lockbox or Commercial Lockbox, as applicable.

(o) Such Account has an Estimated Net Value which, when added to the Estimated Net Value of all other Accounts owing by the same Obligor and which constitute Eligible Accounts hereunder, does not exceed any applicable Concentration Limit.

(p) Neither such Account nor the related Contract contravenes any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and no party to such related Contract is in violation of any such law, rule or regulation in connection with such Contract.

(q) As of the applicable Funding Date, to the best of Borrowers' knowledge, no Obligor on such Account is bankrupt, insolvent, or is unable to make payment of its obligations when due, and no other fact exists which would cause any Borrower reasonably to expect that the ENV with respect to the amount billed to the related Obligor for such Account will not be paid in full when due.

5.22 Interrelatedness of Borrowers: The business operations of each Borrower are interrelated and complement one another, and such companies have a common business purpose, with intercompany bookkeeping and accounting adjustments used to separate their respective Properties, liabilities and transactions. To permit their uninterrupted and continuous operation, such companies now require and will from time to time hereafter require funds for general business purposes. The proceeds of Advances under the Credit Facility will directly or indirectly benefit each Borrower hereunder severally and jointly, regardless of which Borrower requests or receives part or all of the proceeds of such Loan.

5.23 Commercial Tort Claims: Borrower has no commercial tort claims relating in any way to the Collateral, except as shown on Schedule 2 hereto.

5.24 Letter of Credit Rights: Borrower has no letter of credit rights except as shown on Schedule 2 hereto.

5.25 Intellectual Property: Except as shown on Schedule 2 attached hereto and made part hereof, (i) Borrower does not require any copyrights, patents, trademarks or other intellectual property, or any license(s) to use any patents, trademarks or other intellectual property in order to provide services to its customers or to bill Obligors and collect therefrom, in the ordinary course of business, and (ii) Lender will not require any copyrights, patents, trademarks or other intellectual property or any licenses to use the same in order to provide such services or bill and collect the Accounts, after the occurrence of an Event of Default.

SECTION 6.        BORROWER'S AFFIRMATIVE COVENANTS

      Each Borrower covenants that until all of Borrowers' Obligations to Lender are paid (other than Contingent Indemnification Obligations) and satisfied in full and the Credit Facility has been terminated, unless otherwise consented to in writing by Lender:

6.1 Payment of Taxes and Claims: Each Borrower shall pay, before they become delinquent, all taxes, assessments and governmental charges or levies imposed upon it or upon such Borrower's Property, except for those being contested in good faith with due diligence by appropriate proceedings and for which appropriate reserves have been maintained under GAAP.

6.2   Maintenance of Insurance, Financial Records and Corporate Existence:
      -------------------------------------------------------------------

(a) Property Insurance - Borrowers shall maintain or cause to be maintained insurance on their Property against fire, flood (where appropriate), casualty and such other hazards as contained in a standard all risk property policy, in an amount equal to or greater than 100% of the replacement value of such property. Borrower shall maintain a deductible of no more than $25,000 with respect to property casualty coverage. The policies of all such casualty insurance shall contain a standard Lender Loss Payable clause and public liability policies shall contain an additional insured clause issued in favor of Lender pursuant to which losses thereunder with respect to the Collateral shall be paid to Lender as Lender's interests may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to Lender and shall insure Lender notwithstanding the act or neglect of the insured. At or prior to Closing, Borrowers shall furnish Lender with insurance certificates certified as true and correct and being in full force and effect as of the Closing Date or such other evidence of insurance as Lender may reasonably require. In the event Borrowers fail to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, Lender may do so for Borrowers, but Borrowers shall continue to be liable for the same. Borrowers hereby appoint Lender as their attorney-in-fact, exercisable at Lender's option, to endorse any check which may be payable to any Borrower in order to collect the proceeds of such insurance to which Lender is entitled.

(b) Public Liability and Business Interruption Insurance - Borrowers shall maintain, and shall deliver to Lender upon Lender's request evidence of public liability and business interruption insurance in such amounts as is customary for companies in the same or similar businesses located in the same or similar area.

(c) Financial Records - Borrowers shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. No Borrower shall change its respective fiscal year end date without the prior written notice to Lender.

(d) Existence and Rights - Each Borrower shall do (or cause to be done) all things necessary to preserve and keep in full force and effect its legal existence, good standing, rights and franchises, except with respect to rights and franchises where the failure to do so might be reasonably expected have a material adverse effect on its business, financial condition, Property, prospects or Lender's rights hereunder or with respect to the Collateral.

(e) Compliance with Laws - Each Borrower shall be in compliance with any and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which it is subject, whether federal, state or local, (including without limitation environmental or environmental-related laws, statutes, ordinances, rules, regulations and notices), and shall obtain and maintain any and all licenses, permits, franchises, certificates of need or other governmental authorizations necessary to the ownership of its Property or to the conduct of its businesses, which violation or failure to obtain would be reasonably likely to materially adversely affect the business, Property, financial conditions or prospects of such Borrower, the Collateral, or Lender's rights with respect to the Collateral.

6.3 Business Conducted: Each Borrower shall continue in the business presently operated by it using its best efforts to maintain its customers. No Borrower shall engage, directly or indirectly, in any material respect in any line of business substantially different from the businesses conducted by it immediately prior to the Closing Date.

6.4 Litigation: Borrowers shall give prompt notice to Lender of any litigation not listed on Schedule 2 claiming in excess of $250,000 from Borrowers, or any of them, or which may otherwise be reasonably likely to have a material adverse effect on the business, financial condition, Property or prospects of Borrowers, or any of them.

6.5 Taxes: Borrowers shall pay all taxes (other than taxes based upon or measured by Lender's income or revenues), if any, in connection with the Loans and/or the recording of any financing statements or other Loan Documents. The Obligations of Borrowers under this section shall survive the payment of Borrowers' Obligations under this Agreement and the termination of this Agreement.

6.6   Financial Covenants:
      -------------------

            (a) Adjusted Debt Service Coverage Ratio. Commencing with the fiscal quarter ended March 31, 2002, Borrowers shall maintain at all times, an Adjusted Debt Service Coverage Ratio measured quarterly at the end of each fiscal quarter, of at least 1.25 to 1, as reflected and computed from their financial statements.

            (b) Senior Funded Debt Ratio. Commencing with the fiscal quarter ended March 31, 2002, Borrowers shall maintain at all times, a Senior Funded Debt Ratio measured quarterly at the end of each fiscal quarter, of not more than 2.75 to 1, as reflected and computed from their financial statements.

6.7 Financial and Business Information: Borrowers shall deliver to Lender the following (all to be in form and substance satisfactory to Lender):

(a)   Financial Statements and Collateral Reports:
      -------------------------------------------

(i) as soon as available but in any event, within one hundred and fifty (150) days after the end of each fiscal year of Borrowers, deliver financial statements of Borrowers for such year which present fairly Borrowers' financial condition including the balance sheet of Borrowers as at the end of such fiscal year and a statement of cash flows and income statement for such fiscal year, all on a consolidated and consolidating basis, setting forth in the consolidated statements in comparative form, the corresponding figures as at the end of and for the previous fiscal year, all in reasonable detail, including all supporting schedules, and audited by independent public accountants of recognized standing, selected by Borrowers and reasonably satisfactory to Lender, and prepared in accordance with GAAP and the annual report of Borrower on Form 10-K for such fiscal year;

(ii) as soon as available but in any event within forty-five (45) days after the end of each fiscal quarter, deliver to Lender Borrowers' internally prepared quarterly consolidated and consolidating financial statements along with year to date information, including balance sheet, income statement and statements of cash flows with respect to the periods measured and the quarterly report of Borrower on Form 10-Q for such fiscal quarter;

(iii) promptly upon request, deliver such other information concerning Borrowers as Lender may from time to time reasonably request, including Medicare and Medicaid cost reports (to the extent applicable) and audits, annual reports, security law filings and reports to any security holders; and

(iv) within thirty (30) days after the first day of each fiscal year, annual consolidated and consolidating projections for Borrowers, including balance sheet income statements and statements of cash flow and Borrowing Base Availability projections, all prepared on a monthly basis;

(v) contemporaneously with delivery of the annual financial statements referred to in clause (i) above, a good standing certificate form with each Borrower's jurisdiction of organization evidencing that such Borrower remain in good standing in, and continues to be organized under the laws of, such jurisdiction; and

(vi) such other data, reports, statements and information (financial or otherwise), as Lender may reasonably request.

(b) Notice of Event of Default - promptly upon becoming aware of the existence of any condition or event which constitutes an Event of Default or Unmatured Event of Default under this Agreement, a written notice specifying the nature and period of existence thereof and what action Borrowers are taking (and propose to take) with respect thereto;

(c) Notice of Claimed Default - promptly upon receipt by any Borrower, notice of default, oral or written, given to such Borrower by any creditor for borrowed money in excess of $250,000.

6.8 Officers' Certificates: Along with the set of financial statements delivered to Lender at the end of each fiscal quarter and fiscal year pursuant to Section 6.7(a) hereof, deliver to Lender a certificate (in the form of Exhibit 6.8 attached hereto and made a part hereof) from the chief financial officer of Borrowers setting forth:

(a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether Borrowers are in compliance with the requirements of Section 6.6 as of the end of the period covered by the financial statements then being furnished (and any exhibits appended thereto) under
Section 6.7; and

(b) Event of Default - that the signer in his capacity as an officer of Borrowers has reviewed the relevant terms of this Agreement, and has made (or caused to be made under his supervision) a review of the transactions and conditions of Borrowers from the beginning of the accounting period covered by the financial statements being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes an Event of Default or Unmatured Event of Default (which has not been waived or cured) or if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrowers have taken or propose to take with respect thereto.

6.9 Inspection: Borrowers will permit any of Lender's officers or other representatives to visit and inspect any Borrower's location(s) or where any books and records relating to the Collateral are maintained, or where other Collateral (and prior to the occurrence of an Event of Default, only such Collateral locations with Collateral valued in excess of $100,000) is kept, during regular business hours to examine and audit all of such Borrower's books of account, records, reports and other papers other than any of the foregoing subject to legal restrictions of patient confidentiality, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants and attorneys. Borrowers shall pay to Lender all reasonable fees based on standard rates for such inspections, currently at the rate of $800 per day, per person (plus out-of-pocket expenses). Notwithstanding the foregoing, prior to the occurrence of a Event of Default or Unmatured Event of Default, Borrowers shall be responsible for the costs and expenses incurred in connection with no more than two (2) collateral audits for per calendar year.

6.10 Tax Returns and Reports: At Lender's request from time to time, Borrowers shall promptly furnish Lender with copies of the annual federal and state income tax returns of Borrowers.

6.11 Material Adverse Developments: Each Borrower agrees that immediately upon it or any of its officers becoming aware of any development or other information which would reasonably be expected to materially and adversely affect the businesses, financial condition, Property, prospects of a Borrower or a Borrower's ability to perform under this Agreement, it shall give to Lender telephonic or facsimile notice specifying the nature of such development or information and such anticipated effect. In addition, such verbal communication shall be confirmed by written notice thereof to Lender on the next Business Day after such verbal notice is given.

6.12 Places of Business: Each Borrower shall give thirty (30) days prior written notice to Lender of any changes in (a) its jurisdiction of organization and (b) the location of any of its chief executive office. On a quarterly basis, Borrowers will provide a written list to Lender of any other places of business, or the establishment of any new, and the discontinuance of any existing place of business during the prior quarter.

6.13 Notice of Action: Each Borrower will promptly notify Lender in the event of any legal action, dispute, setoff, counterclaim, defense or reduction that is or may be asserted by an Obligor with respect to any Account that may be reasonably likely to have a material adverse effect on the collectibility of such Account or all Accounts collectively.

6.14 Verification of Information: At the request of Lender, and at no out-of-pocket cost to Borrowers (other than salaries and wages for those persons assisting on behalf of Borrowers) Borrowers will promptly provide and verify in writing the accuracy of information concerning Borrowers and their Subsidiaries of the type provided to Lender in connection with Lender's decision to enter into this Agreement and such other information concerning Borrowers and their Subsidiaries as Lender may reasonably request in connection with any offering documents with respect to the contemplated securitization of, and sale of securities backed by, the Eligible Accounts (the "Securities"), including, without limitation, all information necessary to provide full and complete disclosure of all material facts pertaining to an investment in the Securities in compliance with federal and state securities and blue sky laws, and such information may be published in such offering documents and relied upon by Lender and any party arranging the offering of such Securities by Lender or its assignee. Such information will be true and complete in all material respects and will not omit to state a material fact necessary to make the statements contained in such information, in light of the circumstances under which they were made, not misleading.

6.15 Value Track System(TM): Borrowers shall permit Lender to interface its Value Track System(TM) to Borrowers' data files and will assist Lender in completing and maintaining such interface such that the interface can accurately interpret, track and reconcile the Accounts Detail File provided by Borrowers.

6.16 Commercial Tort Claim: Borrowers shall provide written notice to Lender of any commercial tort claim that in any way relates to any of the Collateral, to which a Borrower is or becomes a party or which otherwise inures to the benefit of a Borrower. Such notice shall contain a sufficient description of such commercial tort claim including the parties, the court in which the claim was commenced (if applicable), the docket number assigned to the case (if applicable), and a detailed explanation of the events giving rise to such claim. Borrowers shall grant Lender a security interest in such commercial tort claim to secure payment of the Obligations. Borrowers shall execute and deliver such instruments, documents and agreements as Lender may require in order to obtain and perfect such security interest including, without limitation, a security agreement or amendment to this Agreement all in form and substance satisfactory to Lender. Each Borrower authorizes Lender to file (without such Borrower's signature) financing statements or amendments to existing financing statements as Lender deems necessary to perfect the security interest in such commercial tort claim.

SECTION 7.        BORROWER'S NEGATIVE COVENANTS

      Each Borrower covenants that until all of Borrowers' Obligations (other than Contingent Indemnification Obligations), to Lender are paid and satisfied in full and the Credit Facility has been terminated and Lender's Obligations hereunder are terminated, that without the prior written consent of Lender:

7.1   Merger, Consolidation, Dissolution or Liquidation:
      -------------------------------------------------

(a) No Borrower shall sell, lease, license, transfer or otherwise dispose of its Property other than (i) to another Borrower, (ii) with respect to inventory and/or data collection and/or management services sold in the ordinary course or ordinary operation of such Borrower's business, (iii) with respect to the lease or license of real property or intellectual property, (iv) with respect to obsolete equipment, including without limitation, hyperbaric oxygen chambers, or
(v) as otherwise permitted by Sections 7.7 or 7.10 below.

(b) No Borrower shall merge or consolidate with, or acquire, any other Person or commence a dissolution or liquidation, other than through a Permitted Acquisition or merger with and into another Borrower; provided that with respect to the proposed corporate restructuring referred to on Schedule 2, Lender's consent shall not be unreasonably withheld or delayed.

7.2 Liens and Encumbrances: No Borrower shall: (i) execute a negative pledge agreement with any Person covering any of the Collateral, or (ii) cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the Collateral, whether now owned or hereafter acquired, to be subject to any lien, claim or encumbrance other than those of Lender and Permitted Liens.

7.3 Negative Pledge: No Borrower shall pledge, grant or permit any lien to exist on the common stock or membership units of its Subsidiaries other than as permitted under this Agreement.

7.4   Transactions With Affiliates or Subsidiaries:
      --------------------------------------------

(a) No Borrower shall enter into any transaction with any subsidiary or other Affiliate (other than another Borrower) including, without limitation, the purchase, sale, lease or exchange of Property, or the loaning, capitalization or giving of funds to any such Affiliate or any Subsidiary, unless (i) such Subsidiary or Affiliate is engaged in a business substantially related to the business conducted by such Borrower and (ii) the transaction is in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon terms substantially the same and no less favorable to such Borrower as it would obtain in a comparable arm's-length transactions with any Person not an Affiliate or a subsidiary and (iii) such transaction is not prohibited hereunder provided that, the limitations of this Section 7.4(a) shall not apply to Distributions permitted under Section 7.7(d), Section 7.10 or any employment or compensation arrangements with any executive officer or director of a Borrower that is entered into by such Borrower in the ordinary course of such Borrower's business and consistent with employment or compensation arrangements of similarly situated executive officers or directors at comparable companies engaged in such Borrower's business.

(b) Subject in any event to the limitations of Section 7.4(a) above, except in connection with a Permitted Acquisition or otherwise with the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed (so long as each of the requirements, to the extent applicable, set forth in the proviso clause of the definition of "Permitted Acquisitions" shall have been timely satisfied), no Borrower shall create or acquire any subsidiary unless such subsidiary engages in a business substantially related to the business of such Borrower as conducted immediately prior to the Closing Date, and if required by Lender, such subsidiary becomes a Borrower hereunder.

7.5 Guarantees: No Borrower shall become or be liable, directly or indirectly, primary or secondary, matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, for the existing or future indebtedness of any kind of any other Person except as follows:

(a)   Guarantee  obligations  in  existence  on the date hereof and listed on
Schedule 2 and any subsequent affirmation, extension or renewal thereof;

(b) Endorsements in the ordinary course of business of negotiable instruments for deposit or collection; and

(c) Contingent obligations in respect of the undrawn portion of the face amount of letters of credit issued for the account of a Borrower existing as of the Closing Date listed on Schedule 2; and

(d) Guarantee obligations incurred in connection with Permitted Acquisitions or acquisitions specifically consented to by Lender which consent shall not be unreasonably withheld or delayed (so long as each of the requirements set forth in the proviso clause of the definition of "Permitted Acquisition" shall have been timely satisfied).

7.6 Indebtedness: Without Lender's prior written consent, no Borrower shall create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except with respect to:

(a)   Indebtedness to Lender,

(b) Indebtedness specifically identified on Schedule 2 hereto and any refinancings, refundings, renewals, or extensions thereof;

(c) Indebtedness secured by Permitted Liens, and any refinancings, refundings, renewals, or extensions thereof;

(d)   Guarantee obligations permitted under Section 7.5;

(e)   Indebtedness of any Borrower to any other Borrower;

(f)   Indebtedness constituting Subordinated Debt;

(g) Indebtedness incurred in connection with Permitted Acquisitions or acquisitions consented to by Lender, which consent shall not be unreasonably withheld or delayed (so long as each of the requirements set forth in the proviso clause of the definition of "Permitted Acquisition" shall have been timely satisfied); and

(h) Purchase money Indebtedness and capitalized lease obligations of Borrowers, provided that such purchase money Indebtedness or capital lease obligations are secured by the asset purchased or leased and is not secured by any Collateral.

In the event that Indebtedness falls within more than one category or categories of permitted Indebtedness, Borrowers shall determine the applicable category or categories.

7.7 Loans to Other Persons: No Borrower shall make or be permitted to have outstanding any loans, advances or extensions of credit to any Person except as follows:

(a) Subject to Section 7.10 below, loans, advances or extensions of credit to another Borrower;

(b) Loans, advances or extensions of credit existing on the date of this Agreement and identified on Schedule 2, and any refinancings, refundings, renewals, or extensions thereof;

(c) Reasonable travel advances to employees of any Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses);

(d) Subject to Section 7.10 below, loans, advances or extensions of credit in the ordinary course of business to directors, officers or employees in connection with the purchase or retention of shares of capital stock of a Borrower by such Person;

(e) Investments in readily marketable direct obligations issued or guaranteed by the United States or any agency thereof and supported by the full faith and credit of the United States;

(f) Extensions of credit consisting of extensions of trade credit in the ordinary course of business;

(g) Extensions of credit relating to settlements of debts (created in the ordinary course of business) owing to a Borrower; and

(h) Promissory notes received in connection with the settlement of litigation arising in connection with Accounts created in the ordinary course of business.

      In the event that any loan, advance or extension of credit falls within more than one category or categories of set forth above, Borrowers shall determine the applicable category or categories.

7.8   [Reserved]

7.9 Subordinated Debt Payments: No Borrower shall (a) make any payment in contravention of the terms and conditions of the Subordination Agreements, (b) following the occurrence and during the continuance of an Event of Default or Unmatured Event of Default, make any payment in connection with the Seller Notes, or (c) make a payment in connection with a Seller Notes if after giving effect to such payment, an Event of Default or Unmatured Event of Default will result.

7.10 Distributions: Borrowers shall not, following the occurrence and during the continuance of an Event of Default or Unmatured Event of Default, declare or pay or make any forms of Distributions to its Shareholders, their successors or assigns, nor may any Borrower declare or pay or make any forms of Distributions if, after giving effect to such Distributions, an Event of Default or Unmatured Event of Default will result, except with respect to Distributions comprised of loans or advances from one Borrower to another to cover payroll and related expenses.

SECTION 8.        DEFAULT

8.1 Events of Default: Each of the following events shall constitute an event of default ("Event of Default") and Lender shall upon the continuance thereof have the option to declare the Obligations immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in subparagraphs (j), (k), (l) or (r) shall automatically cause an acceleration of the Obligations):

(a) Payments - if Borrowers fail to make any payment of principal or interest on the date when such payment is due and payable and such failure continues for a period of two (2) Business Days; provided however, that the two (2) Business Days grace period shall not be applicable if such payments are due and payable due to maturity, acceleration or demand, whether following an Event of Default or otherwise; or

(b) Other Charges - if Borrowers fail to pay any other charges, fees, Expenses or other monetary obligations owing to Lender, arising out of or incurred in connection with this Agreement on the date when such payment is due and payable, whether upon maturity, acceleration, demand or otherwise and such failure continues for a period of five (5) Business Days after the earlier of a Borrower becoming aware of such failure or a Borrower receiving written notice of such failure; provided however, that the five (5) Business Day grace period shall not be applicable if such payments are due and payable due to maturity, acceleration or demand, whether following an Event of Default, or otherwise; or

(c) Particular Covenant Defaults - if any Borrower fails to perform, comply with or observe any covenant or undertaking contained in this Agreement not otherwise described in this Section 8.1, and such failure continues for a period of ten
(10) Business Days after the earlier of a Borrower becoming aware of such failure or a Borrower receiving written notice of such failure from Lender; or

(d) Financial Information - if any statement, report, financial statement, or certificate made or delivered by a Borrower or any of their officers, employees or agents, to Lender is not true and correct, in all material respects, when made; or

(e) Uninsured Loss - if there shall occur any uninsured damage to or loss, theft, or destruction in excess of $250,000 with respect to any portion of any Borrower's Property; or

(f) Warranties or Representations - if any warranty, representation or other statement by or on behalf of Borrowers, or any of them, contained in or pursuant to this Agreement, or in any document, agreement or instrument furnished by or on behalf of Borrowers, or any of them, in compliance with, relating to, or in reference to this Agreement, is false, erroneous, or misleading in any material respect when made; or

(g) Agreements with Others - if Borrowers, or any of them, shall default beyond any grace period under any agreement with any creditor for borrowed money in principal amount in excess of $250,000, and (i) such default consists of the failure to pay any principal, premium or interest with respect to such indebtedness or (ii) such default consists of the failure to perform any covenant or agreement with respect to such indebtedness, if the effect of such default is to cause or permit Borrowers', or any of their obligations which are the subject thereof to become due prior to its maturity date or prior to its regularly scheduled date of payment;

(h) Other Agreements with Lender - if Borrowers, or any of them, breach or violate the terms of, or if a default or an event of default, occurs under, any other existing or future agreement (related or unrelated) between or among Borrowers, or any of them and Lender, including without limitation, any material lease agreements or finance agreements with any affiliate of Lender; or

(i) Judgments - if any final judgment for the payment of money in excess of $250,000 which is not fully and unconditionally covered by insurance or an appeal bond, or for which Borrowers have not established a cash or cash equivalent reserve in the amount of such judgment, shall be rendered or entered;

(j) Assignment for Benefit of Creditors, etc. - if Borrowers, or any of them, make or propose an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by any Borrower which might be reasonably likely to materially and adversely affect such Borrower; or

(k) Bankruptcy, Dissolution, etc. - upon the commencement of any action for the dissolution or liquidation of Borrowers, or any of them, or the commencement of any proceeding to avoid any transaction entered into by Borrowers, or any of them, or the commencement of any case or proceeding for reorganization or liquidation of Borrowers', or any of their debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against any Borrower; provided, however, that Borrowers shall have sixty (60) days to obtain the dismissal or discharge of involuntary proceedings filed against a Borrower, it being understood that during such sixty (60) day period, Lender shall be not obligated to make Advances hereunder and Lender may seek adequate protection in any bankruptcy proceeding; or

(l) Receiver - upon the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for Borrowers, or any of them, or for any of any Borrower's Property; or

(m) Execution Process, Seizure, etc. - the issuance of any execution or distraint process against any Borrower or any Collateral, or if any accounts (as defined in the UCC) or inventory or if a material portion of other Property of any Borrower is seized by any governmental entity, federal, state or local; or

(n) Termination of Business - if Borrowers, or any of them, cease any material portion of their business operations as presently conducted; or

(o) Pension Benefits, etc. - if Borrowers fail to comply with ERISA, so that grounds exist to permit the appointment of a trustee under ERISA to administer Borrowers' employee plans or to allow the Pension Benefit Guaranty Corporation to institute proceedings to appoint a trustee to administer such plan(s), or to permit the entry of a Lien to secure any deficiency or claim; or

(p) Investigations - any indication or evidence received by Lender that reasonably leads it to believe Borrowers, or any of them, may have directly or indirectly been engaged in any type of activity which would be reasonably likely to result in the forfeiture of any accounts (as defined in the UCC), cash, inventory or a material portion of other Property of Borrowers, or any of them, to any governmental entity, federal, state or local; or

(q)   Material Adverse Events -
      -----------------------
(i) Lender reasonably determines that an event which adversely affects the collectibility of a material portion of the Accounts has occurred; or

(ii) a material adverse change occurs in the business or condition of Borrowers, or any of them, as determined by Lender in its sole but reasonable discretion; or

(r) Lockbox Instructions - any instruction or agreement regarding the Commercial Lockbox or the Government Lockbox or the bank accounts related thereto is amended or terminated without the written consent of Lender, or if any Borrower fails, within one (1) Business Day of receipt, to forward Collections it receives with respect to any Accounts to the Commercial Lockbox or the Government Lockbox, as the case may be; or

(s) Change of Control - The occurrence of a Change of Control which has not been consented to by Lender; or

(t) Stipulation and Order - Any material breach, default or failure to perform on the part of any Borrower, under that certain Stipulation and Order of Settlement and Dismissal as to Curative Health Services, Inc. No. 98 Civ. 2501
(RCC) in the United States District Court for the Southern District of New York or that certain Corporate Integrity Agreement between the Office of Inspector General of the Department of Health and Human Services and Curative Health Services, Inc., dated on or about December 28, 2001.

8.2 Cure: Nothing contained in this Agreement or the Loan Documents shall be deemed to compel Lender to accept a cure of any Event of Default hereunder.

8.3   Rights and Remedies on Default:
      ------------------------------

(a) In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents, or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of an Event of Default or Unmatured Event of Default, Lender may, in its discretion, withhold or cease making Advances under the Credit Facility.

(b) In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), Lender may, in its discretion, upon or at any time after the occurrence and during the continuance of an Event of Default, terminate the Credit Facility.

(c) In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), Lender may, upon or at any time after the occurrence and during the continuance of an Event of Default, exercise all rights under the UCC and any other applicable law or in equity, and under all Loan Documents permitted to be exercised after the occurrence of an Event of Default, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

(i) Subject to all applicable laws and regulations governing payment of Medicare and Medicaid receivables, the right to "take possession" of the Collateral, and notify all Obligors of Lender's security interest in the Collateral and require payment under the Accounts to be made directly to Lender and Lender may, in its own name or in the name of the applicable Borrower, exercise all rights of a secured party with respect to the Collateral and collect, sue for and receive payment on all Accounts, and settle, compromise and adjust the same on any terms as may be satisfactory to Lender, in its sole and absolute discretion for any reason or without reason and Lender may do all of the foregoing with or without judicial process (including without limitation notifying the United States postal authorities to redirect mail addressed to Borrowers, or any of them, to an address designated by Lender); or

(ii) Require Borrowers at Borrowers' expense, to assemble all or any part of the Collateral and make it available to Lender at any place reasonably designated by Lender, which may include providing Lender or any entity designated by Lender with access (either remote or direct) to Borrowers' information system for purposes of monitoring, posting payments and rebilling Accounts to the extent deemed desirable by Lender in its sole discretion; or

(iii) The right to reduce or modify the Revolving Loan Commitment, Borrowing Base or any portion thereof or the Advance Rates or to modify the terms and conditions upon which Lender may be willing to consider making Advances under the Credit Facility or to take additional reserves in the Borrowing Base for any reason.

(d) Borrowers hereby agree that a written notice received by them at least ten
(10) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrowers. Each Borrower covenants and agrees not to interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral.

(e) Lender is hereby granted, until the Obligations are paid in full and all obligations of Lender hereunder are terminated, a worldwide, non-exclusive license to use, after the occurrence and during the continuance of an Event of Default and without charge, all of Borrowers' labels, trademarks (and associated goodwill), copyrights, patents and advertising matter, as they pertain to the Collateral, in completing production of, advertising for sale and selling of any Collateral.

8.4 Nature of Remedies: All rights and remedies granted Lender hereunder and under the Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon or at any time after the occurrence of an Event of Default, may proceed against Borrowers, or any of them, at any time, under any agreement, with any available remedy and in any order.

8.5 Lender's Right to Reimbursement for Increased Costs or Reduced Returns: If any material change occurs in the marketplace for the delivery or financing of healthcare services which causes a material adverse change in the business of Lender or any of its Affiliates, or any event occurs which results in the early amortization or termination of commitments made to Lender for the financing of Accounts, and the effect of such change is to increase the costs to Lender of obtaining funds or maintaining the Loans or to reduce the return to Lender on the Loans, then Borrowers shall reimburse Lender in an amount equal to such increased costs or reduced return. Such amount shall be due and payable within fifteen (15) Business Days of Borrowers' receipt of written notice thereof from Lender (such notice to include Lender's basis for such adjustment and calculation of such amount, which basis for such adjustment and calculation will be conclusive and binding absent manifest error), provided that Borrowers shall not be obligated to pay any such amount or amounts which are attributable to any period of time occurring more than thirty (30) days prior to the date of receipt by Borrowers of such notice. If not paid when due, such amount shall be added to the Obligations and subject to all of the terms and conditions set forth herein (including without limitation charging of the Default Rate). Notwithstanding the terms of this Agreement to the contrary, in the event Lender provides the written notice described in this Section 8.5 and no Event of Default has occurred and is continuing which has resulted in the Obligations (including, without limitation, the Termination Fee) becoming immediately due and payable, Obligations (other Contingent Indemnification Obligations), without payment of the Termination Fee.

8.6 Set-Off: If any bank account or other Property held by or with Lender, or any Affiliate of Lender, or any participant is attached or otherwise liened or levied upon by any third party, Lender (and such participant) shall have and be deemed to have, without notice to Borrowers, the immediate right of set-off and may apply the funds or other amounts or property thus set off against any of Borrowers' Obligations hereunder; provided that Lender shall endeavor to give prompt notice following the exercise of any such right, it being acknowledged that the failure to give any such notice shall not result in any liability to Lender.

SECTION 9.        MISCELLANEOUS

9.1 GOVERNING LAW: THIS AGREEMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW JERSEY. THE PROVISIONS OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

9.2 Integrated Agreement: The Revolving Credit Note, the Term Note, the other Loan Documents, all related agreements, and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender's rights and remedies. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.



9.3   Waiver and Indemnity:
      --------------------

(a) No omission or delay by Lender in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to any Borrower no waiver will be valid unless in writing and signed by Lender and then only to the extent specified.

(b) Each Borrower releases and shall indemnify, defend and hold harmless Lender, and its respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from (i) acts or conduct of a Borrower under, pursuant or related to this Agreement and the other Loan Documents, (ii) any Borrower's breach, or alleged breach, or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, and (iii) any Borrower's failure, or alleged failure, to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state or local, or court or administrative orders or decrees (including without limitation environmental laws, etc.), and all costs, expenses, fines, penalties or other damages resulting therefrom, unless resulting from acts or conduct of Lender constituting a violation of the law, willful misconduct or gross negligence. A Person seeking to be indemnified under this Section 9.4(b) shall notify the subject Borrower of any event requiring indemnification following such Person's receipt of notice of commencement of any action or proceeding, or such Person's obtaining knowledge of the occurrence of any event, giving rise to a claim for indemnification hereunder.

(c) Lender shall not be liable for, and Borrowers hereby agree that Lender's liability in the event of a breach by Lender of this Agreement shall be limited to Borrowers' direct damages suffered and shall not extend to, any consequential or incidental damages. In the event Borrowers bring suit against Lender in connection with the transactions contemplated hereunder, and Lender is found not to be liable, Borrowers shall indemnify and hold Lender harmless from all costs and expenses, including attorneys' fees, incurred by Lender in connection with such suit.

9.4 Time: Whenever Borrowers, or any of them, shall be required to make any payment, or perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day. Time is of the essence in Borrowers' performance under all provisions of this Agreement and all related agreements and documents.

9.5   Expenses of Lender:
      ------------------

(a) At Closing and from time to time thereafter, Borrowers will pay all reasonable expenses of Lender on demand (including, without limitation, search costs, audit fees, appraisal fees, and the fees and expenses of legal counsel for Lender) relating to this Agreement, and all related agreements and documents, including, without limitation, expenses incurred in the analysis, negotiation, preparation, closing, administration and enforcement of this Agreement and the other Loan Documents, the enforcement, protection and defense of the rights of Lender in and to the Loans and Collateral or otherwise hereunder, and any reasonable expenses relating to extensions, amendments, waivers or consents pursuant to the provisions hereof, or any related agreements and documents or relating to agreements with other creditors, or termination of this Agreement (collectively, the "Expenses"). Any Expenses not paid upon demand by Lender shall bear interest at the highest per annum rate of interest applicable to the Loans.

(b) In addition, at any time following the date of this Agreement, Borrowers effect any changes which results in a change in the format or sequence of Borrowers' data, Borrowers shall pay to Lender its reasonable charge for implementing such changes as are necessary to accommodate the changes in the format or sequence of the data such that the Value Track System(TM) is capable of importing such data, including an hourly fee of $100.

9.6 Confidentiality: Except as provided in Section 9.18 hereof or to the extent required by law or applicable regulations, Borrowers and Lender agree to maintain the confidentiality of this Agreement and not to disclose the contents hereof or provide a copy hereof to any third party, except (i) accountants, lawyers and financial advisers of the parties who are informed of and agree to be bound by this Section 9.6, (ii) Persons with whom a Borrower proposes to engage in a Permitted Acquisition or other acquisition specifically consented to by Lender, (iii) Persons from whom a Borrower proposed to obtain Subordinated Debt or equity financing not to be secured by the Collateral, (iv) as may otherwise be required or requested by any regulatory authority having jurisdiction over Lender or any Borrower, and (v) that copies hereof may be provided to any assignee or participant (or potential assignee or participant) of Lender's interests herein, any investors or prospective investors who acquire or may acquire Securities backed by Accounts and any parties which facilitate the issuance of such Securities, including rating agencies, guarantors and insurers so long as each such entity(ies) agrees in writing to be bound by the terms of this Section 9.6. Lender agrees to maintain the confidentiality of patient information obtained as a result of its interests in, or duties with respect to, the Accounts.

9.7   Notices:
      -------

(a) Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person or if sent by telecopy or by nationally recognized overnight courier, or via first class, Certified or Registered mail, postage prepaid, to the address of such party set forth on the signature pages hereof, unless such address is changed by written notice hereunder.

(b) Any notice sent by Lender or Borrowers, or any of them, by any of the above methods shall be deemed to be given when so received.

(c) Lender shall be fully entitled to rely upon any facsimile transmission or other writing purported to be sent by any Authorized Officer (whether requesting an Advance or otherwise) as being genuine and authorized.

9.8 Headings: The headings of any paragraph or Section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

9.9 Survival: All warranties, representations, and covenants made by any or all Borrowers and/herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by Lender, and shall survive the delivery to Lender of the Revolving Credit Note, regardless of any investigation made by Lender or on its behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of Lender shall constitute warranties and representations by Borrowers hereunder. Except as otherwise expressly provided herein, all covenants made by any or all Borrowers hereunder or under any other agreement or instrument shall be deemed continuing until all Obligations (other than contingent indemnification Obligations to the extent no claims giving rise thereto have been asserted), are satisfied in full and Lender's obligations under this Agreement have been terminated.

9.10 Successors and Assigns: This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. No Borrower may transfer, assign or delegate any of its duties or obligations hereunder.

9.11 Duplicate Originals: Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.

9.12 Modification: No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrowers and Lender.

9.13 Signatories: Each individual signatory hereto represents and warrants that he is duly authorized to execute this Agreement on behalf of his principal and that he executes the Agreement in such capacity and not as a party.

9.14 Third Parties: No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of any Borrower. Nothing contained in this Agreement shall be construed as a delegation to Lender of any Borrower's duty of performance, including, without limitation, such Borrower's duties under any account or contract with any other Person.

9.15  Waivers:
      -------

(a) Until the Obligations are indefeasibly paid in full (other than Contingent Indemnification Obligations) and the Credit Facility is terminated, Borrowers each hereby irrevocably, unconditionally and fully subordinate in favor of Lender, any and all rights they or any of them, may have at any time (whether arising directly or indirectly, by operation of law or contract) to assert or receive payment on any claim against each other or any of them, on account of payments made under this Agreement, including without limitation, any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity. Each Borrower waives any event or circumstances which might constitute a legal or equitable defense of, or discharge of, such Borrower (other than the indefeasible payment in full of all of the Obligations). Furthermore, each Borrower agrees that if any payment on the Obligations is recovered from or repaid by Lender in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against any Borrower, the remaining Borrowers and/shall be obligated to the same extent as if the recovered or repaid payment had never been originally made on such Obligation. Each Borrower consents and agrees that Lender shall be under no obligation to marshal any assets or Collateral in favor of such Borrower or against or in payment of any or all of the Obligations.

(b) Each Borrower hereby consents and agrees that Lender, at any time or from time to time in its discretion: (i) may settle, compromise or grant releases for liabilities of other Borrowers, and/or any other Person or Persons liable for any Obligations, (ii) may exchange, release, surrender, sell, subordinate or compromise any Collateral of any party now or hereafter securing any of the Obligations, and (iii) following the occurrence and during the continuance of an Event of Default, shall apply any and all payments received at any time against the Obligations in any order as Lender may determine; all of the foregoing in such manner and upon such terms as Lender may see fit, without notice to or further consent from such Borrower who hereby agrees and shall remain bound upon this Agreement notwithstanding any such action on Lender's part.

(c) The liability of each Borrower hereunder is absolute and unconditional and shall not be reduced, impaired or affected in any way by reason of (i) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any Person or Persons (including other Borrowers), or in any Property, (ii) the invalidity or unenforceability of any Obligations or rights in any Collateral, (iii) any delay in making demand upon other Borrowers or any delay in enforcing, or any failure to enforce, any rights against other Borrowers or in any Collateral even if such rights are thereby lost, (iv) any failure, neglect or omission to obtain, perfect or retain any lien upon, protect, exercise rights against, or realize on, any Property of any Borrower, or any other party securing the Obligations, (v) the existence or non-existence of any defenses which may be available to the other Borrowers with respect to the Obligations, or (vi) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against any of Borrowers.

9.16 CONSENT TO JURISDICTION: EACH BORROWER AND LENDER HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW JERSEY IN ANY AND ALL ACTIONS AND PROCEEDINGS WHETHER ARISING HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT. BORROWERS WAIVE ANY OBJECTION TO IMPROPER VENUE AND FORUM NON-CONVENIENS TO PROCEEDINGS IN ANY SUCH COURT AND ALL RIGHTS TO TRANSFER FOR ANY REASON. EACH BORROWER IRREVOCABLY AGREES TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO THE ADDRESS OF THE APPROPRIATE PARTY SET FORTH HEREIN.

9.17 WAIVER OF JURY TRIAL: EACH BORROWER AND LENDER HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST LENDER WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS, WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

9.18  [Reserved]:
       --------

9.19 Discharge of Taxes, Borrower's Obligations, Etc.: Lender, in its sole discretion, shall have the right at any time, and from time to time, with prior written notice to Borrowers, if Borrowers fail to do so five (5) Business Days after requested in writing to do so by Lender, to: (a) pay for the performance of any of Borrowers' obligations hereunder, and (b) discharge taxes or liens, at any time levied or placed on any of the Collateral or Borrower's Property related to the Collateral in violation of this Agreement unless Borrowers are in good faith with due diligence by appropriate proceedings contesting such taxes or liens. Expenses and advances shall be deemed Advances hereunder and shall be deemed Advances hereunder and shall bear interest at the highest rate applied to the Loans until reimbursed to Lender. Such payments and advances made by Lender shall not be construed as a waiver by Lender of an Event of Default under this Agreement.

9.20 Injunctive Relief: The parties acknowledge and agree that, in the event of a breach or threatened breach of any party's obligations hereunder, may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including without limitation, maintaining the cash management and collection procedure described herein. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement.

SECTION 10.       SPECIAL INTER-BORROWER PROVISIONS

10.1  Certain Borrower Acknowledgments and Agreements.
      -----------------------------------------------

(a) Each Borrower acknowledges that it will enjoy significant benefits from the business conducted by the other Borrowers because of, inter alia, their consolidated ability to bargain with other Persons including without limitation their ability to receive the Credit Facility on favorable terms granted by this Agreement and other Loan Documents which would not have been available to an individual Borrower acting alone. Each Borrower has determined that it is in its best interest to procure the Credit Facility which each Borrower may utilize directly and which receive the credit support of the other Borrowers as contemplated by this Agreement and the other Loan Documents.

(b) Lender has advised Borrowers that it is unwilling to enter into this Agreement and the other Loan Documents and make available the Credit Facility extended hereby to any Borrower unless each Borrower agrees, among other things, to be jointly and severally liable for the due and proper payment of the Obligations of each other Borrower under this Agreement and other Loan Documents. Each Borrower has determined that it is in its best interest and in pursuit of its purposes that it so induce Lender to extend credit pursuant to this Agreement and the other documents executed in connection herewith (i) because of the desirability to each Borrower of the Credit Facility, the interest rates and the modes of borrowing available hereunder, (ii) because each Borrower may engage in transactions jointly with other Borrowers and (iii) because each Borrower may require, from time to time, access to funds under this Agreement for the purposes herein set forth.

(c) Each Borrower has determined that it has and, after giving effect to the transactions contemplated by this Agreement and the other Loan Documents (including, without limitation, the inter-Borrower arrangement set forth in this Section 10.1) will have, assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they fall due for payment and that the sum of its debts is not and will not then be greater than all of its Property at a fair valuation, that such Borrower has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature and that the value of the benefits to be derived by such Borrower from the access to funds under this Agreement (including, without limitation, the inter-Borrower arrangement set forth in this Section 10.1) is reasonably equivalent to the obligations undertaken pursuant hereto.

(d) Curative (on behalf of each Borrower) shall maintain records specifying (a) all Obligations incurred by each Borrower, (b) the date of such incurrence, (c) the date and amount of any payments made in respect of such Obligations and (d) all inter-Borrower obligations pursuant to this Section 10. Curative shall make copies of such records available to Lender, upon request.

10.2 Maximum Amount Of Joint and Several Liability: To the extent that applicable law otherwise would render the full amount of the joint and several obligations of any Borrower hereunder and under the other Loan Documents invalid or unenforceable, such Borrower's obligations hereunder and under the other Loan Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability, provided, however, that each Borrower's obligations hereunder and under the other Loan Documents shall be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof, as if this Section 10.2 were not a part of this Agreement.

10.3  Authorization of Curative by Borrowers.
      --------------------------------------

(a) Each of Borrowers hereby irrevocably authorizes Curative to give notices, make requests, make payments, receive payments and notices, give receipts and execute agreements, make agreements or take any other action whatever on behalf of such Borrower under and with respect to any Loan Document and each Borrower shall be bound thereby. This authorization is coupled with an interest and shall be irrevocable, and Lender may rely on any notice, request, information supplied by Curative, every document executed by Curative every agreement made by Curative or other action taken Curative in respect of Borrowers or any thereof as if the same were supplied, made or taken by any or all Borrowers. Without limiting the generality of the foregoing, the failure of one or more Borrowers to join in the execution of any writing in connection herewith shall not, unless the context clearly requires, relieve any such Borrower from obligations in respect of such writing.

(b) Each Borrower, shall be jointly and severally liable for all Obligations, regardless of, inter alia, which Borrower requested (or received the proceeds of) a particular Advance.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

Address for notices to Borrowers:        Borrowers:
                                         CURATIVE HEALTH SERVICES, INC.


150 Motor Parkway                        By:   /s/  Thomas Axmacher
Hauppauge, NY  11788                     Name: Thomas Axmacher
Attn: Mr. Thomas Axmacher                Title: Chief Financial Officer
Fax:  631-232-9323


With a Copy to:                          eBIOCARE.COM, INC.

Curative Health Services, Inc.
150 Motor Parkway                        By:   /s/ Anthony Leiker
Hauppauge, NY 11788                      Name: Anthony Leiker
Attn: Nancy F. Lanis, Esquire            Title: President
      General Counsel
Fax:  631-233-8151


                                         HEMOPHILIA ACCESS, INC.


                                         By:   /s/ William C. Tella
                                         Name:  William C. Tella
                                         Title: President, Speciality Pharmacy
                                                Services

                                         APEX THERAPEUTIC CARE, INC.

                                         By:   /s/ William C. Tella
                                         Name:  William C. Tella
                                         Title: President, Speciality Pharmacy
                                                Services

Address for notices                      Lender:
to Lender:

Healthcare Business Credit Corporation   HEALTHCARE BUSINESS CREDIT CORPORATION
305 Fellowship Road, Suite 300
Mount Laurel, NJ 08054                   By:   /s/  Michael Gervais
Attn: Bernard J. Lajeunesse, President   Name: Michael Gervais
Fax:  856-222-0568                       Title:Senior Vice President




                                     CORPORATE ACKNOWLEDGMENT

STATE OF New York             :

                              :

COUNTY OF Suffolk             :

      On this 17th day of May, 2002, before me personally appeared
Thomas Axmacher, who being duly sworn, deposes and says that he is the Chief Financial Officer of Curative Health Services, Inc., the corporation described in the foregoing document, that he in such capacity as officer of said corporation is authorized to execute on behalf of the said corporation the foregoing document for the purposes contained therein, and that he is the person whose name and signature is subscribed to the foregoing document.



/s/ Maria Sattler
Notary Public

                            CORPORATE ACKNOWLEDGMENT

STATE OF Texas                :

                              :

COUNTY OF Harris              :

      On this 16th day of May, 2002, before me personally appeared
Anthony Leiker, who being duly sworn, deposes and says that he is the President of eBioCare.com, Inc., the corporation described in the foregoing document, that he in such capacity as officer of said corporation is authorized to execute on behalf of the said corporation the foregoing document for the purposes contained therein, and that he is the person whose name and signature is subscribed to the foregoing document.



/s/ Erika Bonilla
Notary Public

                            CORPORATE ACKNOWLEDGMENT

STATE OF New York             :

                              :

COUNTY OF Suffolk             :

      On this 17th day of May, 2002, before me personally appeared
William C. Tella, who being duly sworn, deposes and says that he is the President Specialty Pharmacy Services of Hemophilia Access, Inc., the corporation described in the foregoing document, that he in such capacity as officer of said corporation is authorized to execute on behalf of the said corporation the foregoing document for the purposes contained therein, and that he is the person whose name and signature is subscribed to the foregoing document.



/s/ Maria Sattler
Notary Public

                            CORPORATE ACKNOWLEDGMENT

STATE OF New York   :

                              :

COUNTY OF Suffolk    :

      On this 17th day of May, 2002, before me personally appeared
William C. Tella, who being duly sworn, deposes and says that he is the President Specialty Pharmacy Services of Apex Therapeutic Care, Inc., the corporation described in the foregoing document, that he in such capacity as officer of said corporation is authorized to execute on behalf of the said corporation the foregoing document for the purposes contained therein, and that he is the person whose name and signature is subscribed to the foregoing document.



/s/ Maria Sattler
Notary Public

  The following exhibits and schedules to the Amended and Restated Loan and Security Agreement have been omitted. Curative Healthcare Services, Inc. will furnish any suchexhibits or schedules to the Commission as supplemental information upon request:



      EXHIBIT LIST

      Exhibit 2.1(b) - Form of Revolving Credit Note
      Exhibit 2.1(c) - Form of Term Note
      Exhibit 2.2(b) - Form of Borrowing Base Certificate
      Exhibit 2.2(c) - Loan Request
      Exhibit 4.1 - Form of Opinion of Counsel
      Exhibit 4.2A - Notice Letter Re: Commercial Obligors
      Exhibit 4.2B - Notice Letter Re: Government Obligors
      Exhibit 6.8 - Officer's Certificate
      Schedule 1 - Ineligible Obligors and Concentration Limits
      Schedule 2 - Borrowers' States of Qualifications
                 - Chief Executive Office
                 - Places of Business/Other Names
                 - Provider Identification Numbers
                 - Pending Litigation
                 - Permitted Liens
                 - Fiscal Year End
                 - Tax ID Numbers
                 - Existing Guaranties, Investments and Borrowings
                 - Compliance
                 - Other Associations
                 - Environmental Matters
                 - Capital Stock
                 - Commercial Tort Claims
                 - Letter of Credit Right
                 - Corporate Reorganization
                 - Loan, Advances
                 - Indebtedness